SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549
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                         AMENDMENT NO. 1 TO FORM S-4
                         REGISTRATION STATEMENT
                                 UNDER
                        THE SECURITIES ACT OF 1933
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                            MOORE SOLUTIONS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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    FLORIDA                        7379                     65-0697102
(STATE OR OTHER             (PRIMARY STANDARD             (IRS EMPLOYER
JURISDICTION OF                INDUSTRIAL                     NUMBER)
INCORPORATION OR           CLASSIFICATION CODE
ORGANIZATION                      NUMBER



                        10570 SOUTH FEDERAL HIGHWAY
                         PORT ST. LUCIE, FL 34952
                              (561) 337-4005

        (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
          AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                          ROBERT C. HACKNEY, ESQ.
                          HACKNEY & MILLER, P.A.
                        ADMIRALTY OFFICE TOWER TWO
                       4400 PGA BOULEVARD, SUITE 505
                       PALM BEACH GARDENS, FL 33410
                              (561) 627-0677

      (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
AREA
                       CODE, OF AGENT FOR SERVICE)

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               COPIES OF ALL COMMUNICATIONS SHOULD BE SENT TO:

                           ROBERT C. HACKNEY, ESQ.
                            JOEL M. MCTAGUE, ESQ.
                           HACKNEY & MILLER, P.A.
                         ADMIRALTY OFFICE TOWER TWO
                       4400 PGA BOULEVARD, SUITE 505
                        PALM BEACH GARDENS, FL 33410
                               (561) 627-0677
<PAGE 2>

        Approximate date of commencement of proposed sale to the public:

FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION
STATEMENT.

      If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

      If this form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, check the following box and list the Securities Act registration statement number or the earlier effective registration statement for the same offering. [ ]

      If this form is a post-effective amendment filed pursuant to Rule 462
(d)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                   CALCULATION OF REGISTRATION FEE

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TITLE OF EACH         AMOUNT TO BE     PROPOSED        PROPOSED      FILING
CLASS OF              REGISTERED       MAXIMUM                       FEE
SECURITIES TO                          OFFERING PRICE
BE REGISTERED                          PER SHARE
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Common Stock          2,000,000        $10.00           $20,000,000
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(1) Registration fee enclosed herewith.  Estimated solely for purposes of calculating the registration fee under Rule 457.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE
SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE
WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE
SECURITIES LAWS OF ANY STATE.

<PAGE 3>

PROSPECTUS (SUBJECT TO COMPLETION)

Issued

2,000,000 SHARES

                             MOORE SOLUTIONS, INC.
                                COMMON STOCK

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We are offering to exchange up to 2,000,000 shares of common stock of Moore
Solutions, Inc., for Odd Lots of less than 100 shares, and round lots not in excess of 500 shares of common stock of the following companies: AutoNation, Inc and HealthSouth Corp., which are sometimes referred to jointly in this document as the "Affinity Companies." The number of shares of the Affinity Companies will be determined by the average closing price of the Affinity Companies' stock at closing on the ______ day of____, 2000.

The offer will expire at 8:00 pm, New York City Time, on _________, _________ ________, 2000, unless the offer is extended.

The offer is being made on a 'first come, first exchange' basis, with the offer being limited to odd lots of less than 100 shares and round lots not in excess of 500 shares of the stock of the Affinity Companies.

This offer is being made only to those shareholders who consent to electronic delivery of this prospectus.

Our common stock is not yet publicly traded, and the exchange price of $10 per share has been arbitrarily determined by us. Upon completion of this offering, we will apply for trading on Nasadaq, and have already applied for trading on the Chicago Stock Exchange.

The offer is also subject to certain other conditions contained in this Exchange Offer. See "Terms of the Exchange Offer."

For a discussion of certain factors that you should consider before you participate in this exchange offer, see "Risk Factors" commencing on page ____.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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                The date of this prospectus is March___, 2000

<PAGE 4>

                              PROSPECTUS SUMMARY

               Questions and answers about the exchange offer


1.     Q.   What is Moore Solutions, Inc.?

       A. MSI is an integrated computer services firm, providing training, web site construction, and maintenance for corporate clients. These different facets of Moore merge business to business internet solutions (web site design) with traditional brick and mortar aspects (computer training).

2.     Q.  What group of shareholders are eligible to participate in the exchange offer?

       A. Shareholders in selected states who own odd-lots, which means less than 100 shares, and shareholders owning round lots of up to 500 shares.

3.     Q.  How is this different from a tender offer?

       A. By limiting the offer to less than 2% of the stockholder of the Affinity Companies, the exchange offer does not fall within Regulation 14D of the tender offer provisions of the Securities & Exchange Act of 1934. Regulation 14D only applies to tender offers which are subject to section 14(d)(1) of the Securities Exchange Act of 1934. Our offer is exempt from Regulation 14D since it falls below the threshold of 5% of the stock of the Affinity Companies, and is further exempt from 14D due to section 14(d)(8), since it falls below 2% of the stock of the Affinity Companies. Although the Company is exempt from most of the tender offer rules, it is required to remain in compliance with Section 14(e) which contains provisions generally applicable to all tender offers.

4.     Q.  If MSI is involved in the internet, why are they acquiring stock of Autonation, Inc. and HealthSouth Corp?

       A. Because this exchange offer represents phase one of MSI's business plan. Moore is using a patent pending system known as the "Hackney Miller Affinity Exchange SystemTM" to acquire its initial capitalization.

5.     Q.  What is the "Hackney Miller Affinity Exchange System TM"?

       A. It is a system that is designed to benefit the Affinity Companies by aggregating, or "cleaning up" its odd-lot and small shareholder base while providing capitalization to MSI to pursue its main objective of becoming the premier computer training and web site design company.

6.     Q.  Does Moore have any relationship with AutoNtion, Inc. or HealthSouth
           Corp.?

       A. No, in this situation, the companies whose securities we seek are large companies who have no odd-lot program of their own. Generally, we believe that while approximately 2% of the stock of large companies is held in odd-lots, the cost to such companies of maintaining these shareholders is disproportionately large. Consequently, by aggregating odd lots and small round lots, we provide a benefit to the companies whose securities we seek, thus providing a community of interest. We believe that this is a symbiotic relationship which provides a benefit both to our company, and to the companies whose securities we seek.

7.     Q.  How do I participate?

       A. By executing the Letter of Transmittal and arranging to send your stock. For specific questions,

<PAGE 5>

           contact the Information Agent at ____________.

8.     Q.  What is the exchange formula and how was it determined?

       A. The term "exchange formula" means the following: we will multiply the number of shares tendered by each shareholder of an Affinity Company by the average closing price per share of their stock ten business days prior to the Expiration Date. We will then exchange those shares for an equal value of our shares, at the rate of $10 per share for our shares. The price of our shares has been arbitrarily determined by us, and our shares are not presently publicly traded.


9.      Q. After the exchange offer, will I be able to trade my Moore stock?

        A. Yes. Upon completion of the offering, MSI intends on making an application for NASDAQ, and has already applied for listing on the Chicago Stock Exchange. Management believes that for the time period immediately following the offering, the share price for MSI will track the prices of the Affinity Companies. As MSI divests itself of its holdings and invests them in the business going forward, management then believes Moore's share price will trade independently of the Affinity Companies.

10.     Q. Which state must I be a resident of to participate in this offering?

        A. We will only accept shares for exchange from shareholders of the Affinity Companies who are residents of the following states:
           Alaska, Arizona, Arkansas, Colorado, Delaware, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Kansas, Kentucky, Maine, Massachusetts, Minnesota, Missouri, Montana, Nebraska, Nevada, New Mexico, North Carolina, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Vermont, and West Virginia. We will also accept shares from shareholders who are not residents of the United States.

           We are not permitted to accept shares for exchange from shareholders who are residents of Alabama, California, Connecticut, Iowa, Louisiana, Maryland, Michigan, Mississippi, Missouri, New Hampshire, New Jersey, New York, North Dakota, Pennsylvania, South Dakota, Tennessee, Utah, Virginia, Washington, Wisconsin, and Wyoming.

11.    Q.  Is there any income tax effect on me if I exchange my shares?

       A. You will realize a tax gain or loss depending upon your tax basis in your stock. See Certain U.S. Federal Tax Consequences of the Exchange Offer.

12.    Q.   What are the benefits to me the shareholder?

       A. The benefits to the shareholder is that they can exchange some, or all, of their holdings, realizing a tax gain or loss, for shares in an internet company.

<PAGE 6>

                           SUMMARY OF THE COMPANY

We were originally founded to provide web site development, design and hosting. In 1997, we added computer software training and education. In 1998, we began developing our sales and distribution division which is designed to use our Authorized Representative Program to focus on selling our standardized ecommerce solutions on a worldwide basis.

MSi has created a standardized ecommerce solution for both business to business, or B2B, and business to consumer, or B2C, purposes. In addition, we provide the business community with qualified technical personnel through our multi-faceted computer software training and education division. By obtaining government contracts and training county and municipal government employees, we also service the growing business to government, or B2G, sector.

                        SUMMARY OF THE EXCHANGE OFFER

     We have summarized the terms of the exchange offer in this section. Before you decide to tender your shares of the Affinity Company or Companies in this offer, you should read the detailed description of the offer under "Terms of the Exchange Offer" for further information.

Terms of the Exchange Offer

We are offering up to 2,000,000 shares of our common stock in exchange for any combination of the shares of the Affinity Companies stock that is equivalent in value to $20 million, as calculated according to the "exchange formula."

Exchange Formula

The term "exchange formula" means the following: we will multiply the number of shares tendered by each shareholder of an Affinity Company by the average closing price per share of their stock on the day prior to the Expiration
Date. We will then exchange those shares for an equal value of our shares, at the rate of $10 per share for our shares. The price of our shares has been arbitrarily determined by us, and our shares are not presently publicly traded.


Expiration Date; termination

The exchange offer will expire at 8:00 p.m., New York City Time, on ________. You must tender your stock prior to this date if you wish to participate in the offer. We have the right to terminate the exchange offer; or waive any non-material condition or otherwise amend any non-material terms of the exchange offer.

Conditions to the exchange offer

<PAGE 7>

The exchange offer is subject to the registration statement and any amendment to the registration statement covering the common stock being effective under the Securities Act of 1933. Some other conditions of the offer are that

        * we will not accept any shares of the Affinity Companies stock if the amount accepted would exceed 1.9% of the issued and outstanding shares of stock of such company

        * we will not accept shares for exchange if the total value of the shares tendered on the Expiration Date do not equal at least $2 million, as calculated according to the exchange formula

        * we will not accept any shares for exchange if the they are tendered by a shareholder who is a resident of a state where the offer is not permitted by state law

        * we will only accept shares from stockholders who have consented to electronic delivery of this prospectus and

        * the offer is being made on a "first come, first exchange basis." The offer also is subject to customary non-material conditions, which we may waive. Please read "Terms of the Exchange Offer" for more information.

Procedure for tendering stock of Affinity Companies

   If you hold you stock through a broker, dealer, commercial bank, trust company or other nominee, you should contact that person promptly if you wish to tender your stock. If you hold your stock through a broker, dealer, commercial bank, trust company or other nominee, you may also comply with the procedures for guaranteed delivery. Please do not send letter of transmittal to us. You should send those letters to the Information Agent. The Information Agent can answer your questions regarding how to tender you stock.

Information Agent:

Corporate Investor Communications, Inc., is the Information Agent and can be contacted at:__________.

Risk factors

You should consider carefully the matters described under "Risk Factors" as well as other information set forth in this prospectus and in the letter of transmittal.
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                            FORWARD LOOKING STATEMENTS

        This prospectus and the documents incorporated herein by reference contain forward-looking statements based on current expectations, estimates and projections about Moore Solutions, Inc.'s industry, management's beliefs and certain assumptions made by management. All statements, trends, analyses and other information contained in this prospectus relative to trends in net sales, gross margin, anticipated expense levels and liquidity and capital resources, as well as other statements including, but not limited to, words such as "anticipate,"

<PAGE 8>

"believe," "plan," "estimate," "expect," "seek" and "intend," and other similar expressions, constitute forward-looking statements. These forward-looking statements involve risks and uncertainties, and actual results may differ materially from those anticipated or expressed in such statements. Potential risks and uncertainties include, among others, those set forth herein under "Risk Factors." Particular attention should be paid to the cautionary statements involving MSI's limited operating history, the unpredictability of its future revenues, the unpredictable and evolving nature of its business model, the intensely competitive internet service industry and the risks associated with capacity constraints, systems development, management of growth, acquisitions, any new products and international or domestic business expansion. Except as required by law, MSI undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. Readers, however, should review carefully the factors set forth in other reports or documents that MSI will file with the SEC from time to time.

                               RISK FACTORS

         An investment in the common stock offered hereby involves a high degree of risk. The following risk factors, together with the other information set forth in this prospectus, should be considered carefully before purchasing the common stock offered hereby.

LIMITED OPERATING HISTORY

        Moore Solutions, Inc. was incorporated in August 1996, and accordingly, MSI has a limited operating history on which to base an evaluation of its business and prospects. Moore Solutions, Inc.'s prospects must be considered in light of the risks, expenses and difficulties encountered frequently by companies in their early stage of online commerce. Such risks for MSI include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks, MSI must, among other things, maintain and increase its customer base, implement and successfully execute its business and marketing strategy and it expansion into new product and geographic markets, continue to develop and upgrade its technology, improve its web site, provide superior customer service and fulfillment, respond to competitive developments and attract, retain and motivate qualified personnel. There can be no assurance that MSI will be successful in addressing such risks, and the failure to do so could have a material adverse effect on MSI's business, prospects, financial condition and results of operations.

MICROSOFT RISK

Moore Solutions is dependent upon Microsoft not only for Microsoft's software, but also for Microsoft's certification programs. A significant part of the revenue derives from Microsoft's releasing new versions of its software and clients requiring updated training in that software. Moore Solutions, Inc. also benefits from Microsoft certification programs, not just for clients but also for itself. There can be no assurance that Microsoft will continue to release new versions of its software or that it will continue to support its current certification programs. In order to hedge this risk, Moore Solutions, Inc. has relationships with other software companies and certification program. MSI trains on products from Corel, Intuit, Adobe, Novell, Sun Microsystems, as well as vertical market suppliers. MSI also teaches programming languages, and offers hardware certifications such as the A+ certification.

UNPREDICTABILITY OF FUTURE REVENUES; POTENTIAL FLUCTUATIONS IN
QUARTERLY OPERATING RESULTS; SEASONALITY

<PAGE 9>

         As a result of our limited operating history and the emerging nature of the markets in which we compete, we are unable to forecast accurately our revenues. Our current and future expense levels are based largely on its investment plans and estimates of future revenues and are to a large extent fixed. Sales and operating results generally depend upon the volume of, timing of and ability to respond to client requests, which are difficult to forecast.

Moore may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in revenues in relation to MSI's planned expenditures would have an immediate adverse effect on MSI's business, prospects, financial condition and results of operations. Further, as a strategic response to changes in the competitive environment, MSI may from time to time make certain pricing, service, marketing or acquisition decisions that could have a material adverse effect on its business, prospects, financial condition and results of operations.

         Moore Solutions, Inc. expects to experience significant fluctuations in our future quarterly operating results due to a variety of factors, many of which are outside MSI's control. Factors that may adversely affect MSI's quarterly operating results include:

       * MSI's ability to retain existing customers, attract new customers at a steady rate and maintain customer satisfaction

       * MSI's ability to maintain gross margins in its existing business and in future product lines and markets

       * the development, announcement or introduction of new sites, services and products by MSI and its competitors

       *   price competition or higher wholesale prices in the industry

       * the level of use of the internet, online services and computer software and increasing consumer acceptance of the internet

       *   MSI's ability to upgrade and develop its systems and infrastructure

       * MSI's ability to attract new personnel in a timely and effective manner

       *   the level of traffic on MSI's web site

       * MSI's ability to manage effectively its development of new business segments and markets

       * MSl's ability to successfully manage the integration of operations and technology of acquisitions or other business combinations

       *   technical difficulties, system downtime or Internet brownouts

       * the amount and timing of operating costs and capital expenditures relating to expansion of MSI's business, operations and infrastructure

<PAGE 10>

       * the amount and timing of new software introductions to market during the period

       *   governmental regulation and taxation policies

       * disruptions in service by common carries due to strikes or otherwise

       * general economic conditions and economic conditions specific to the internet and the computer software training industry.

       Moore Solutions, Inc. expects that it will experience seasonality in its business, reflecting a combination of seasonal fluctuations in internet usage and traditional business seasonality patterns. Internet usage and the rate of internet growth may be expected to decline during the summer.
New business software titles tend to be released later in the year.

        Because of the foregoing factors, in one or more future quarters Moore Solutions, Inc.'s operating results may fall below the expectations of securities analysts or investors. In such event, the trading price of the common stock would likely be materially adversely affected.

SYSTEM DEVELOPMENT AND OPERATION RISKS

       Moore Solutions' business is dependent on the efficient and uninterrupted operation of its computer and communications hardware systems. The systems and operations used by Moore Solutions are vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, break-ins, earthquakes, hurricanes, and other similar events that are outside of Moore's control. Any system interruption, including any interruptions in our web site or reduced access to client's sites, would reduce the attractiveness of our product and service offerings and could, therefore, materially adversely affect us. Substantially all of the computer and communications hardware related to Moore's business is located at our corporate offices. Moore Solutions, Inc., anticipates continued growth in the use of its website as spending for advertising increases and the upgrading of systems and infrastructure to accommodate such growth. Any inability or delay in appropriately upgrading its systems and infrastructure would have a material adverse effect on Moore.

MANAGEMENT OF POTENTIAL GROWTH

Moore Solutions, Inc., has rapidly and significantly expanded its operations and anticipates that further expansion will be required to address potential growth in its customer based, to expand its product and service offerings and its international operations, and to pursue other market opportunities. Similarly, MSl's employee base has expanded, growing from 2 to 14. The expansion of our operations and employee base has placed, and is expected to continue to place, a significant strain on our management, operational and financial resources. To manage the expected growth of its operations and personnel, MSI will be required to improve existing and implement new transaction-processing, operational and financial systems, procedures and controls, as well as to expand, train and manage its growing employee base. There can be no assurance that Moore's current and planned personnel, systems, procedures and controls will be adequate to support MSI's future operations; that management will be able to hire, train, retain, motivate and manage required personnel; or that company management will be able to successfully identify, manage and exploit existing and potential market opportunities. If MSI is unable to manage growth effectively, such inability could have a material adverse effect on our business,

<PAGE 11>

prospects, financial condition and results of operations.

RISKS OF NEW BUSINESS AREAS

Moore Solutions, Inc. over time intends to expand its operations by promoting new or complementary products or sales formats and by expanding the breadth and depth of its products or service offerings. Expansion of MSI's operations in this manner would require significant additional expenses and development, operations and editorial resources and would strain MSI's management, financial and operational resources. Furthermore, gross margins attributable to new business areas may be lower than those associated with Moore Solutions, Inc.'s existing business activities. There can be no assurance that MSI will be able to expand its operations in a cost-effective or timely manner. Furthermore, any new business launched by Moore Solutions, Inc. that is not received favorably by consumers could damage MSI's reputation or the Moore Solutions, Inc., brand. The lack of market acceptance of such efforts or MSI's inability to generate satisfactory revenues from such expanded services or products to offset their cost could have a material adverse effect on Moore Solutions, Inc.'s business, prospects, financial condition and results of operations. Gross margins attributable to new business areas may be lower than those associate with MSI's existing business activities.

RISKS OF BUSINESS COMBINATIONS AND STRATEGIC ALLIANCES

Moore Solutions, Inc. may choose to expand its operations or market presence by entering into business combinations, investments, joint ventures or other strategic alliances with third parties. Any such transaction would be accompanied by risks commonly encountered in such transactions, which could include, among others, the difficulty of assimilating the operations, technology and personnel of the combined companies, the potential disruption of MSI's ongoing business, the inability to retain key technical and managerial personnel, the inability of management to maximize the financial and strategic position of Moore through the successful integration of acquired businesses, additional expenses associated with amortization of acquired intangible assets, the maintenance of uniform standards, controls and policies and the impairment of relationships with existing employees and customers.
There can be no assurance that MSI would be successful in overcoming these risks or any other problems encountered in connection with such business combinations, investments, joint ventures or other strategic alliances, or that such transactions would not have a material adverse effect on MSI's business, prospects, financial condition and results of operations.

RELIANCE ON CERTAIN CUSTOMERS

Moore Solutions is not dependent on any certain customers for 10% or more of it's business. The business model of MSI will reduce reliance on even its largest customers individually to less than 2% of it's total business revenue.

YEAR 2000 COMPLIANCE RISK

Moore Solutions, Inc. uses computer software programs and operating systems in its internal operations, including applications used in financial business systems and various administration functions. Computer programs have traditionally been written using two digits rather than four to define the applicable year. As a consequence, unless modified, computer systems will
not be able to differentiate between the years 2000 and 1900.   Failure to
address this problem could result in system failures and the generation of erroneous data. Moore Solutions has reviewed its computer programs and systems to ensure that the programs and systems will function

<PAGE 12>

properly and be in compliance for the Year 2000. To the extent these software applications contain code that is unable to appropriately interpret calendar Year 2000, some level of modification of such source code or applications could be necessary. In addition, MSI cannot predict the effect of the Year 2000 problem on the entities with which MSI transacts business, and there can be no assurance that the effect of the Year 2000 problem on such entities will not have a material adverse effect on MSI's business, financial condition or results of operations.

GOVERNMENTAL REGULATION AND LEGAL UNCERTAINTIES

Moore Solutions, Inc. is not currently subject to direct regulation by any domestic or foreign government agency, other than regulations applicable to businesses generally and laws or regulations directly applicable to access to
internet carriers and online commerce.   Due to the increasing popularity and
use of the internet and other online services, however, it is possible that a number of laws and regulations may be adopted with respect to the internet or other online services covering issues such as user privacy, pricing, content, copyrights, distribution and characteristics and quality of products and services. Furthermore, the growth and development of the market for online commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business online. The adoption of any additional laws or regulations may decrease the growth of the internet or other online services, which could, in turn,decrease the demand for MSI's products and services and increase MSI's costs of doing business, or otherwise have a material adverse effect on MSI's business, prospects, financial condition and results of operations. Moreover, the applicability to the internet and other online services of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes, libel and personal privacy is uncertain and may take years to resolve. Any such new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or the application of existing laws and regulations to the internet and other online services could have a material adverse effect on our business, prospects, financial condition and result of operations.

OTHER LEGAL RISK

        From time to time, Moore Solutions, Inc. may be involved in litigation surrounding normal, day to day business activities that threaten all business equally. At the present time, MSI is involved in litigation in a defendant in a landlord - tenant action. It is too early to determine if the judgment, if any, against Moore Solutions, Inc. will be material.

PORTFOLIO RISK

       Moore Solutions, Inc., from time to time, may make certain investments in publicly traded securities. There is no assurance that MSI despite its best efforts, can identify those securities that will do as well as we expect. Additionally, the portfolio of securities may go down in value based upon prevailing market conditions.

                                THE COMPANY

Moore Solutions, Inc., is a Florida corporation that was incorporated in 1996. Our principal corporate offices are located in Port St. Lucie, Florida, on what is commonly referred to as the Treasure Coast, one of the fastest growing areas in Florida.

MSi has created a standardized ecommerce solution for both business to business, or B2B, and business to

<PAGE 13>

consumer, or B2C, purposes. In addition, we provide the business community with qualified technical personnel through our multi-faceted computer software training and education division. By obtaining government contracts and training county and municipal government employees, we also service the growing business to government, or B2G, sector.

        We were originally founded to provide web site development, design and hosting. In 1997, we added computer software training and education. In 1998, we began developing our sales and distribution division which is designed to use our Authorized Representative Program to focus on selling our standardized ecommerce solutions on a worldwide basis.

MSI's objectives of

      * bringing value added computer software training and education to business and government,

      *  providing quality web site design, hosting, and promotion,

      *  creating user friendly database solutions for corporate clients,

      are synergistic since we train personnel who may also be available for employment with us, and we anticipate that companies using our training division will also need web site development and hosting. We also anticipate an ongoing relationship with existing customers learning new software packages or new clients entering cyberspace.


       Our three divisions

       The following is a description of our three divisions:

       *  multi-faceted computer software training and education;

       * web site development, design and hosting, including B2B ecommerce and B2C ecommerce and related online solutions; and

       *  sales and distribution division, using our Authorized
Representative Program to focus on selling our standardized ecommerce solutions on a worldwide basis, through strategic realtionships with existing sales organizations.


Division One: Our computer software training and education division

      Status of availability of trained, qualified technology workers

      We believe that due to the formation of new companies as a result of the growth of the Internet, that there is a shortage of skilled technology workers available in the marketplace. For example, a study by the University of Texas found that the number of Internet related jobs increased from 1.6 million in the first quarter of 1998 to 2.3 million in the first quarter of 1999. The ecommerce section expanded more rapidly than the other sections of the Internet economy growing by 400,000 jobs or 78%. Of the 3,400 companies participating in the study by the

<PAGE 14>

University of Texas, one in three did not exist prior to 1996. We believe that this growth is due to the addition of new start up companies, growth of existing Internet companies and companies in other industries going online, combined with the lack of trained individuals.

       Industry sources indicate that 95% of all companies require personnel with computer literacy, and that 74% of those receiving training do so in a classroom setting with live instructors. Although there has been growth in the online training portion of this industry, and we intend to move into that sector in the future, we believe that the instructor lead, live interactive model provides the best training and is in high demand.

       According to Training Magazine, an industry source, $62.5 billion was budgeted for formal training by U.S. organizations in 1999. Of that amount, $15 billion went to outside providers of training products. Overall, U.S. organizations with 100 or more employees spent 3% more for formal training than they did in 1998, with the amount spent on outside training expenditures increasing by 4.9%.

       In the South Florida marketplace, high tech companies are growing rapidly and most plan to expand their staffs in the next year, according to a survey by the Information Technology Forum of South Florida. The big high tech industry segments in South Florida are web design, communications and electronic publishing. With more than 125 South Florida companies involved in web design and related services, web designers are in high demand, with average local salaries of $52,500 annually.

      Nationwide, as many as 346,000 vacancies exist in information technology positions according to a study by Virginia Polytechnic Institute and State University, and the Information Technology Association of America, a trade group based in Washington, D.C.

      Extensive selection of computer software training at MSi

        We currently offer approximately 120 training classes. Difficulty ranges from "Introduction to Computers" to "Implementing and Supporting TCP/IP on Windows NT 4.0" These classes are offered at a variety of times to accommodate schedules of working professionals. The training classes allow operator flexibility in certification for clients.

       The following is a list of the computer software training classes that we offer:

A + Certification Course
Access 2000 Level 1
Access 2000 Level 2
Access 2000 Advanced
Access 97  Level 1
Access 97 Level 2
Access 97 Advanced
ACT 3.0 Introduction
Act 3.0 Advanced
Active X controls with Visual Basic 5.0
Adobe Photoshop 4.0 Intro
Coreldraw7.0 Introduction
Coreldraw 9.0 Introduction

<PAGE 15>

Coreldraw  9.0 Advanced
Designing distributed applications with Visual Studio
Effective Web Design
Enhancing Web Pages with Javascript
Essentials of Microsoft Networking
Excel 2000 Worksheets
Excel 2000 Database & Charts
Excel 2000 Advanced
Excel 97 Worksheets
Excel 97 Database & Charts
Excel 97 Advanced
Exchange Server 5.0 Implementation & Support
Exchange Server 5.5 Design & Implementation
Exchange 5.5 Optimization & Troubleshooting
Exchange Server 5.5 System Admin
Flash 4.0 Intro.
Frontpage 2000 Intro
Frontpage 2000 Advanced
Frontpage 97 Intro
Frontpage 97 Advanced
Frontpage 98 Intro
Frontpage 98 Advanced
HTML Level 1 4.0
HTML Level 2 4.0
HTML Programming for Netscape
Implementing & Supporting TCP/IP
Internet & WWW IE 4.0
Internet Content Creator
Internet Explorer 5.0
Internet Explorer 5.0 System Administration
Internet Information Server 5.0
Internet Research Specialist
Internet Website Designer
Java Programming Intro
Java Programming Advanced
Intro to Javascript programming
Advanced Javascript Programming
Lotus 97 Worksheets
MCP Path
MCSE Path
MS Office 2000 Document Integration
MS Office 2000 Macro Programming using Visual Basic
MS Office 2000 New features
MS Office 2000 Web components and collaboration
Netscape Communicator 4.0
Netscape navigator 3.0

<PAGE 16>

Notes Intro 4.0
Office 97 Document Integration
Outlook 2000 Level 1
Outlook 2000 Level 2
Outlook 97 & 98 Level1
Outlook 97 & 98 Level 2
Path- Internet Content Creator
Perl Programming
Photoshop 4.0 Intro
Photoshop 4.0 tips and tricks
Photoshop 4.0 Web Production
Powerpoint Introduction 2000
Powerpoint Advanced 2000
Powerpoint 97 Introduction
Powerpoint 97 Advanced
Publisher 2000 Intro
Publisher 97 and 98
Quattro Pro 7.0
Quattro Pro 8.0 Level 1 & 2
Quickbooks pro 5.0 Intro
Quickbooks Pro 99 Intro
Quickbooks Pro Advanced 99
Systems Management Server Install & system support NT 4.0
SQL 7.0 Introduction
SQL Database and Design 7.0
Unix Introduction
Unix Intermediate
Mastering Visual Basic Fundamentals
Visual Basic 5.0 Database Programming
Visual Basic 5.0 Introduction
Visual Basic 6.0 Introduction
Visual Basic Scripting
Visual Interdev & Active Server Pages
Web Content Creator
Web development with cascading style sheets
Web pro site developer
Windows 2000 Server first look and Install admin.
Windows 2000 First look system support
Windows 2000 Introduction
Windows 2000 Support skills for NT Administrators
Windows 2000 transition from '98
Windows 2000 Upgrade from NT 4.0
Windows 95 Advanced
Windows 95 Installing and Networking

<PAGE 17>

Windows 95 Introduction
Windows 98 Installation
Windows 98 Introduction
Windows 98 transition from 95
Windows 98 selected features
Windows NT Architecture & Support
Windows NT 4.0 Internet Information Server
Windows NT 4.0 Advanced Server Series
Windows NT 4.0 System Administration
Windows NT 4.0 Workstation
Word 2000 level 1
Word 2000 Level 2
Word 2000 advanced
Word 97 Intro
Word 97 Level2
Word 97 Advanced
WordPerfect Intro. 7.0
WordPerfect Level2  7.0
Wordperfect 8.0 Level 1
Wordperfect 8.0 Level 2
Works 4.0
XML Introduction


      In addition, we are a Microsoft Certified Solutions Provider or "MCSP". This means that the client knows we have demonstrated ability in Microsoft products and are able to teach to certification levels. Microsoft has assessed us on their packages and they share a partnership which allows us over 100 different software licenses and cutting edge technology. We get new software titles before they are released to the general public. Though our Microsoft relationship, we have access to experts across the country and the right to use the Microsoft logos when advertising or marketing products.
We have three Microsoft Certified Professionals on our staff who are instructors, as well as a Microsoft Certified System Engineer. Our staff has passed examinations that Microsoft has set created its products and Microsoft claims that only 15% of those taking such an examination do so with a passing grade.

We provide Certification Testing

       We are licensed by Microsoft to administer the Microsoft Office
User Specialist certification, or "MOUS", testing. This means that clients who pass the tests have greater product knowledge and tend to be more efficient than the average employee. Some industry estimates indicate that over 90% of the Fortune 500 companies use Microsoft Office products. We also have one MOUS master.

       Since July, 1998, more than 100,000 people worldwide have taken
MOUS certification exams. A candidate who passes receives a certificate which acts as a competent benchmark for skill measurement. We believe that employers have confidence when hiring potential employees who are MOUS certified, and workers can promote their marketable skills when job seeking. National surveys indicate that workers with computer skills are in great demand, and not just those with programming and software design experience. Since Microsoft Office applications are used in 90% of Fortune 500 companies, we believe that MOUS certification is vitally important to the marketplace.
The key foundation of the belief of the importance of MOUS certification is that 70% of all

<PAGE 18>

features requested by customers for product implementation are already built into Microsoft Office. This means that most users are not aware of these features and not using the products to their fullest extent, which can be rectified by additional training. In short, we believe that MOUS certification demonstrates employee competence and helps managers with job placement and advancement. We believe that it also helps employees contribute to the overall effectiveness of the organization.

      We are an Authorized Prometric Testing Center. Sylvan Prometric(R) works closely with three main markets---information technology certification, academic admissions, and professional licensure and certification. By providing this service, we not only have the capability of testing students in-house, but also draw other students and professionals to our testing centers, exposing our product base to potential new customers.

      We also teach A+ certification with instructors who are A+ certified by the Computer Industry Association, known as "CompTIA." A+ certification is an internationally recognized credential which independently verifies the competency of service technicians in the computer industry.

B2G services

       Since the inception of our computer software training and education division, we have provided computer software training to various government agencies on the county and municipality level. We believe that there will be continued growth in the business to government sector of the instructor-led training industry. We believe that the B2G portion of our computer software training and education division will continue to grow and will remain a significant part of our business.

     Growth Plan for our computer software training and education division

       We plan to expand our computer software training and education division by opening one new training center approximately every three months over the next year. We intend to concentrate initially on opening centers in Florida, and expanding nationwide thereafter. Our initial centers will be located in Melbourne, West Palm Beach and Ft. Lauderdale. Our main limitation in expanding will be the availability of training personnel. We intend to continue to monitor the expanding online training model for viability for future expansion.

       Our goal in the second quarter of 2000 is to hire three additional professional sales representatives, two of whom will be focused on the corporate marketplace, and one focused on the government marketplace. As an adjunct to our sales representatives we will use a direct mail campaign and a targeted e-mail campaign. Both the direct mail and e-mail campaigns will be directed at targets that have been identified using detailed criteria, to avoid the mass mailing, or spamming situation. We believe that a program addressed to pre-qualified targets combined with a repetitious message of what MSI can do to enhance a customer's business, will produce strong results.

Division Two: Our web site development, design and hosting division

       While our web site hosting services are traditional in nature, our web site development and design services are unique to our company. We have combined traditional advertising techniques with the latest high tech tools to produces a web site design process that is user friendly to our clients, and produces a site that is standardized, yet has the look and feel of a much more expensive custom site. We believe that by standardizing the process we can produce a low cost commerce solution for use by our clients.

<PAGE 19>

       We believe that the growth in our web site development, design and hosting division will be fueled by the growth in ecommerce.


        Ecommerce growth

       According to industry sources, ecommerce in the United States is growing 30 times the rate of the overall economy. Over 53 million US adults are Internet users and many are buying and selling goods and services online. Analysts at Jupiter Communications estimate that $6 billion was spent on online consumer shopping during this year's holiday season, and expect that number to grow to $78 billion by 2003. According to Forrester Research, more than 50 million households will make online purchases over the next five years and online spending per household will grow from $1,167 in 1999 to $3,738 in 2004.

       While online consumer shopping, better known as B2C, or business to consumer, is growing rapidly, the business to business sector is even larger. Gartner Group, an industry source, estimates that business to business, or B2B, ecommerce is 12 o 15 times greater than B2C. Gartner Group estimates that B2B ecommerce transactions will skyrocket to $7.29 trillion by 2004, up from $145 billion in 1999. Gartner also estimates that the B2B ecommerce market in Europe will increase from $31.8 billion in 1999 to $2.34 trillion in 2004.

       Forrester Research and Boston Consulting Group agree that B2B is already larger than B2C and will reach anywhere from 1 to 3 trillion dollars in five years, making up roughly 10 to 30% of all business transactions.

       Our standardized ecommerce solution

       While many companies provide web site design services, we believe that we are unique in our approach to web site design. Our goal has been to produce web sites for our clients that are high quality, yet reasonably priced. While organizing our authorized representative program, we developed a system for web site design that permits us to create sites that have the look and feel of an expensive custom designed site, yet are priced at approximately one-half of the cost of comparable sites built by other developers.

       Basically, the design process starts with determining the objective, features, and links. Information for the text is then gathered and prepared for copy editing. Design preferences and ideas then are established. Next, the entire web site is story boarded. After the client approves the story boards, they are sent to our coding department where they are converted into HTML and loaded onto the server that has been designated for that web site. During this process, we use a system that is made up of standardized design criteria which is in the process of being protected under copyright laws, and a proprietary storyboarding process that insures that the client is pleased with the look of the site before it is designed on the computer. We believe that this process saves time and expense during the design stage of the site.

Division Three: Our sales and distribution division, using our Authorized Representative Program

        Since we believe that we have developed a reasonably priced system for clients to generate, execute and fulfill ecommerce transactions, we developed the authorized representative program to expand the distribution of our products outside of the Treasure Coast. This program allows for qualified independent contractors to market our web site design products. In order to maintain quality, the authorized representative candidate must undertake a rigorous training program provided by us. To this end, we have developed an extensive Authorized

<PAGE 20>

Representative training and testing program which teaches the authorized representative our system. We maintain central processing of web sites development and design as well as the training program for the authorized representatives.

         Growth Plan for Divisions Two and Three

        The growth of our web site development, design and hosting division is dependent upon the growth of our sales and distribution division, using our Authorized Representative Program. Over the next twelve months, we will focus on marketing our services through various advertising and marketing campaigns.

        The primary target audience for the company's web site services is the small and medium sized business. We believe that many established businesses that presently operate as brick and mortar organizations desire to become the so-called "click and mortar" business. We believe that this market needs a reasonably priced solution to provide ecommerce to consumers and other businesses.

         To address this need for reasonably priced ecommerce solutions, MSi will introduce its authorized representative program on a national scale. To do so, we will us the following:

      * The Internet: the company will target organizations that have a customer base of small to medium sized businesses, such as print shops, mailbox service facilities, office products stores and others;


      * Direct mail: We will target the same types of organizations as will for the Internet, and use targeted efforts on an ongoing basis;

      * Magazines: The Company will advertise in publications such as Business 2.0, Red Herring, Wired, The Wall Street Journal, and others; and

      * Public Relations: We will also focus on special events, conferences and trade shows on an ongoing basis to expand awareness of the company.

Our Competition

        Most of our competition comes from smaller firms located across the country, with little to no national exposure. We expect to be the first company with national exposure to create, host and service web sites for clients, as well as provide computer instruction to corporations and individuals. We believe Productivity Point International to be our largest competitor of software training with 52 schools across the country.

        Since the Internet and internet related businesses are relatively new, the market is evolving rapidly and intensely competitive, and that competition will intensify in the near future. Barriers to entry are minimal, and current and new competitors can copy the business model used by Moore at little cost. There can be no assurances that we will be able to compete successfully against current and future competitors. New technologies and the expansion of existing technologies may increase the competitive pressures on us.

Rapid Technological Change

        To remain competitive, we must continue to enhance and improve the responsiveness, functionality and

<PAGE 21>

features of our services to clients. The Internet, and computer technology in general, are characterized by rapid technological change, changes in user and customer requirements and preferences,frequent new products and service introductions embodying new technologies and the emergence of new industry standards and practices that could render our existing services and proprietary technology and systems obsolete. Our success will depend, in part, on our ability to license leading technologies useful in our business, enhance our existing services, develop new services and technology that address the increasingly sophisticated and varied needs of our prospective customers and respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis.

        The development of a web site and other proprietary technology entails significant technical, financial and business risks. There can be no assurance that we will successfully implement new technologies or adapt our web site, proprietary technology and computer training systems to customer requirements or emerging industry standards. If we are unable, for technical, legal, financial or other reasons, to adapt in a timely manner in response to changing market conditions or customer requirements, such inability could have a material adverse effect on our business, prospects, financial condition and results of operation.

Dependence of key personnel

         Our performance is substantially dependent on the continued services and on the performance of our senior management and other key personnel, particularly Terrance Moore, our CEO and Chairman of the Board of Directors, Jayne Moore, our President, and Chris Hubbard, our Vice-President. We do not have long-term employment agreements with any of our key personnel and maintains no "key person" life insurance policies. The loss of the services of its executive officers or other key employees could have a material adverse effect on our business, prospects, financial condition and results of operations.

Dependence on internet and computer growth

         Our long term viability is substantially dependent upon the widespread consumer acceptance and use of the Internet as a medium of commerce. Use of the Internet as a means of effecting retail transactions as well as marketing is at an early stage of development, and demand and market acceptance for recently introduced services and products over the internet is very uncertain. We cannot predict the extent to which consumers will be willing to use our clients.

       The Internet's viability as a commercial marketplace could be adversely affected by delays in the development of services or due to increased government regulation. Changes in, or insufficient availability of, telecommunications services to support the internet also could result in slower response times and aversely affect usage of the internet generally and our clients in particular. If the use of the Internet does not continue to grow or grows more slowly than expected, or if the infrastructure for the Internet does not effectively support growth that may occur, we would be materially adversely affected.

Trademarks and proprietary rights

        We regard our trademarks, trade secrets and similar intellectual property as valuable to our business, and relies on trademark and copyright law, trade secret protection and confidentiality and/or license agreements with its employees and others to protect our proprietary rights. There can be no assurance that the steps taken by us will be adequate to prevent misappropriation or infringement of our proprietary property.

<PAGE 22>
                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATION

         The following discussion of our financial condition and results of operations should be read together with the financial statements and related notes that are included in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under "Risk Factors" or in other parts of this prospectus.

Overview

         Currently, we group our products and services into two main business sectors: computer software training and web site design. Moore Solutions' software training sector consists of introductory, intermediate and advanced application software training, and software technology training including operating systems, programming languages, and hardware certifications.
The software training sectors includes operation of testing centers for Prometric Systems and Microsoft Office User Specialists. The web site design sector provides complete turnkey design services for small and medium sized business. We utilize a team building concept to provide small and medium sized business with a high quality website at a price within the range of their existing budgets.

         Our web site design sector is a leading provider of technology-enabled e-Business web site services for companies that seek to optimize their internet business presence. Although it was incorporated in August, 1996, Moore Solutions, did not solidify our business model until 1998. Before 1998, Moore Solutions, Inc. operated under our prior business model, which consisted of generating our revenues primarily by individual sales in the local market. During 1999, Moore devoted most of its resources to developing its new business plan and technology and establishing its technical and sales organizations.

          In the second half of 1999, Moore Solutions began generating revenue from its revised business model and since the fourth quarter of 1999 we have derived substantially all of our design sector revenues from this source. Our services include planning the site layout, coordinating the graphic and copy portions of the site, enabling the e-commerce, programming and functionality of the site, and search registration, tracking, analyzing and reporting the results of the search engine positioning.

           In the third quarter of 1999, we began utilizing its PHP and relational database designs to enhance our service offerings and expand its business. Our plans to expand our revenues sources by leveraging the capabilities of our design manufacturing through the implementation of our Authorized Representative Program through strategic alliances within the advertising and marketing industry. The Authorized Representative Program is made possible by close collaboration with the software training division which has put in place the training materials, workbooks, and sales procedures for development of this international marketing and distribution arm.

          Moore Solutions currently charges its clients a fixed fee for web site design, which varies from assignment to assignment. This fee is based principally on the extent of services provided, the size of the site, and the technology necessary to implement the clients business model on-line. Moore Solutions recognizes revenues from

<PAGE 23>

design services in the period that they are billed, provided that no significant obligations on our part remain and the collection of the trade receivable is probable.

          Cost of revenues primarily of the cost of the telecommunications and other costs related to maintaining our services at third-party locations. These costs are recorded in the period that the hosting services are delivered and the related revenues are recorded. Currently, Moore Solutions purchases hosting space from national hosting companies for resale to our clients. In the future, Moore Solutions may purchase our own servers for hosting of client sites and co-locate them at facilities that can provide the high level of service Moore Solutions demands at an effective cost point.

          Cost of revenues consists primarily of instructional material and testing licensing fees. We expense all of its research and development costs in the period in which we incur these costs. The period from development to application of new delivery techniques has been short, and therefore development costs qualifying for capitalization have been significant. Accordingly, Moore Solutions has not capitalized any research and development cost to date.

          Moore's software training sector provides service to individuals, companies and individual clients. Moore's business model incorporates instructor led, hands on computer training in a classroom setting with interactive follow-up exercises and e-mail support. All application training uses vender certified training material, and Moore Solutions, Inc. offers certification testing to those clients desiring to document the application proficiency. Moore Solutions provides testing services to clients through affiliation with Prometric Systems and Microsoft Office User Specialist testing.

          Advanced technology training accounts for a major portion of the current growth in the companies training revenue. Offerings include Microsoft operating systems including Windows 95, 98, NT 4.0 and Windows 2000 Professional. Also offered are programming languages, web certifications, and hardware training including the A+ Certification preparation courses. Client mix includes government agencies, private companies and individuals. We offer contract off-site training, on-site group client training, and public classes for small business clients and individuals.

          Cost of revenues consists primarily of instructional material and testing licensing fees. Moore Solutions expenses all of our research and development costs in the period in which we incur these costs. The period from development to application of new delivery techniques has been short, and therefore development costs qualifying for capitalization have been insignificant. Accordingly, we have not capitalized any research and development cost to date.

Results of Operations

The following table sets forth our statement of operations data expressed as a percentage of total revenues:

                                Twelve Months
                                Years Ended
                                December 31,

                            1997            1998              1999
<PAGE 24>

As a Percentage of
Revenues:

Revenues:                    100%            100%              100%

Cost of revenues:            16.1%           11.3%             8.5%

Gross profit:                83.9%           88.7%             92.5%

Operating expenses:

Sales & marketing:           32.3%            20.1%             5.6%

General & administrative     135.6%           122.6%            82.3%

Labor                        158.6%            57.6%            43.3%

Total operating expenses:    326.5%           200.37%          131.3%

Loss from operations:        (226.5)          (111.6)          (38.7)

Interest income:               (1.0)            (2.4)           (1.3)
(expense), net

Net Loss:                    (227.5)            (114)            (40)



Revenues

Revenues increased to two hundred eight three thousand dollars for twelve months ended December 31, 1999 from $133 thousand for the twelve months ended December 31, 1998. The period to period increase was primarily due to the implementation of our revised business model.

In the twelve months ended December 31, 1999, our largest client represented approximately 9% of our revenues; in the twelve months ended December 31, 1998, our largest client represented approximately 14% of our revenues.

Cost of Revenues. Cost of revenues decreased to 8.5% of revenues, for the twelve months ended December, 1999, from 11.3% of revenues, for the six months ended June, 1998. The increase in cost of revenues in the 1999 period was due primarily to the increase in our revenues. The cost of revenues was comprised primarily of training material costs and hosting services during both periods.

Operating Expenses

Sales and Marketing. Sales and marketing expenses consist of primarily marketing expenses, including those expenses associated with customer service and support and advertising. Sales and marketing expenses decreased to 4.3% of revenues, for the twelve months ended December 31, 1999 from 20.1% of revenues, for the twelve

<PAGE 25>

months ended December, 1998. The decrease in sales and marketing expenses as a percentage of revenues was due primarily to the significant withdrawal of market efforts during the development of the Authorized Representative marketing and distribution program. Moore Solutions, Inc. expects that sales and marketing expenses will increase substantially in dollars and percent of revenue over the next year with the rollout of Moore Solutions' national marketing campaign.

Research and Development

Research and development expenses consist primarily of compensation expenses for Moore's internal development staff and contractor services. These expenses have historically not been separated from other operating expenses and are included in the manufacturing and administrative expense. Moore Solutions expects to spend significant amounts on research and develop as we continue to develop and upgrades its technology. Accordingly, we expect that research and development expenses will increase in dollars.

General and Administrative.

General and administrative expenses consist primarily of compensation and related expenses and cost of outside contractor services for administrative personnel, rent and equipment. General and administrative expenses increased to $227,800, or 77.6% of revenues, for the twelve months ended December 31, 1999, from $163,338, or 122.6% of revenues, for the twelve months ended December 31, 1998. The dollar increase in general and administrative expenses as a percentage of revenues was due primarily to the significant growth in revenues. Moore Solutions expects that general and administrative expenses will continue to increase in dollars in the future, reflecting additional costs associated with increasing our infrastructure and headcount as we grow and the costs of being a public company.

For accounting purposes, Moore Solutions recognizes stock-based compensation in connection with the issuance of shares of its common stock and the granting of options to purchase our common stock to employees and consultants with purchase or exercise prices that are less than the deemed fair market value at the grant date. Stock-based compensation related to the issuance of shares of common stock has been expensed in the period in which the common stock was issued. Stock-based compensation related to the issuance of options to purchase common stock is being amortized over the vesting period of the stock options through 2001. These deferred amounts and the related amortization charges will increase if Moore Solutions records further deferred stock-based compensation in future periods.

Revenues.

Revenues were $283,618 in 1999 and $133,229 in 1998. The increase in revenues from 1998 to 1999 was due primarily to the introduction of technology classes in our training sector, and implementation of its Authorized Representative distribution channel in the web design sector.

Cost of Revenues.

Total cost of revenues was $12,873 or 8.5% of revenues in 1999, and $15,054, or 11.3% of revenues in 1998. The dollar decrease in cost of revenues and the decrease in cost of revenues as a percentage of

<PAGE 26>

revenues in 1999 as compared to 1998 was due primarily to the negotiation of better costs due to increased volume. While these dollar costs are expected to grow with additional increases in volume, the cost of revenue as a percentage of revenues is expected to continue to decline.

Operating Expenses

Sales and Marketing. Sales and marketing expenses were $15,882, or 5.6% of revenues, in 1999, compared to $27,025, or 20.1% of revenues, in 1998. The dollar decreases in sales and marketing expenses from 1998 to 1999 were due primarily to a pullback in Moore's marketing campaigns while its business model was revised. The decrease in sales and marketing expenses as a percentage of revenues was due also to the rate of increase in revenues in 1999.

Results of Operations

Due to the early stage of Moore Solutions, the period-to-period comparisons of our historical operating results should not be relied upon as indicative of future performance. During the second half of 1999, our results reflect the transition from our prior business model to our current business model, resulting in a 137% growth in revenue. Beginning in the third quarter of 1999, our financial performance solely reflected our current business model.

Although we experienced revenue growth in recent periods, we anticipate that it will incur operating losses for the foreseeable future due to the high level of planned operating and capital expenditures.

Liquidity and Capital Resources

Since our inception in August, 1996, through December, 1999, we have financed our operations primarily through the private placement of common stock. As of December 31, 1999, Moore Solutions, Inc. had $72,883.78 in cash and cash equivalents.

Net cash used in operating activities in the years ended December 31, 1999, 1998, 1997, and the period from August 15, 1996, (inception) through December 31, 1996, was $351,720. Net cash used in operating activities in each of these periods was primarily the result of net losses before non-cash charges, and increases in accounts receivable, offset by increases in accounts payable and accrued liabilities, and, depreciation and amortization charges.

Although Moore Solutions, Inc. has no material commitments for capital expenditures, Moore Solutions anticipates an increase in the rate of capital expenditures consistent with our anticipated growth in operations, infrastructure and personnel. We believe that the net proceeds from this offering, combined with current cash balances and cash equivalents, will be sufficient to meet our anticipated liquidity needs for working capital and capital expenditures for at least twelve months from the date of this prospectus. Moore Solutions' forecast of the period of time through which its financial resources will be adequate to support operations is a forward-looking statement that involves risks and uncertainties, and actual results could vary materially as a result of the factors described above. If we require additional capital resources to grow its business internally or to acquire complementary technologies and businesses, Moore Solutions may seek to sell additional equity or debt securities or secure a bank line of credit. The sale of additional equity or convertible debt securities could result in additional dilution to Moore Solutions' stockholders. Moore cannot assure that any financing arrangements will be available in amounts or on terms acceptable to the company.

Market Risk Disclosure

<PAGE 27>

The following discusses our exposure to market risk related to changes in foreign currency exchange rates and interest rates. The discussion contains forward-looking statements that are subject to risks and uncertainties. Actual results could vary materially as a result of a number of factors including those set forth in the risk factors section of this prospectus.

Foreign Currency Exchange Rate Risk

To date, the company has not had any revenues from international operations, and all of our recognized revenues have been denominated in U.S. dollars from clients in the United States. Moore Solutions expects, however, that future revenues may be also derived from international markets and may be denominated in the currency of the applicable market. As a result, our operating results may become subject to significant fluctuations based upon changes in the exchange rates of foreign currencies in relation to the U.S. dollar. Furthermore, to the extent that we engage in international sales denominated in U.S. dollars, an increase in the value of the U.S. dollar relative to foreign currencies could make our products less competitive in international markets. Although Moore Solutions, Inc. expects to monitor our exposure to currency fluctuations as we expand into international markets, and, when appropriate, may use financial hedging techniques in the future to minimize the effects of these fluctuations, Moore cannot assure that exchange rate fluctuations will harm our financial results in the future.

Interest Rate Risk

As of June 30, 1999, Moore Solutions, Inc. had cash and cash equivalents of $72,803, which consist of cash and highly liquid short-term investments.
Moore Solutions, Inc.'s short-term investments will decline in value by an immaterial amount if market interest rates increase. Declines of interest rates over time will reduce, however, Moore Solutions, Inc.'s interest income from its short-term investments.

Recent Accounting Pronouncements

In March, 1998, the Accounting Standards Executive Committee, or ASEC, issued Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." SOP 98-1 provides guidance on when costs related to software developed or obtained for internal use should be capitalized or expensed. SOP 98-1 is effective for transactions entered into for fiscal years beginning after December 15, 1998. We have reviewed the provisions of SOP 98-1 and we do not believe adoption of this standard will have a material effect upon our statement of operations.

In April, 1998, the ASEC issued SOP 98-5, "Reporting on the Costs of Start-Up Activities". SOP 98-5 requires the cost of start-up activities, including organization costs, to be expensed as incurred. We do not expect this pronouncement to have a material effect upon our statement of operations.

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," which requires companies to record derivative financial instruments on the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedging accounting. The key criterion for hedge accounting is that the hedging relationship must be highly effective in achieving offsetting changes in fair market value or cash flows. SFAS No.
133 is effective for all fiscal quarters of all fiscal years beginning after June 15, 1999. Moore Solutions,

<PAGE 28>

Inc. does not anticipate that this statement will have a material effect upon its statement of operations.

In December 1998, the American Institute of Certified Public Accountants issued SOP 98-9, "Modification of SOP 97-2, Software Revenue Recognition, with Respect to Certain Transactions." SOP 98-9 amends SOP 97-2 and SOP 98-4 by extending the deferral of the application of certain provisions of SOP 97-2 amended by SOP 98-4 through fiscal years beginning on or before March 15, 1999. All other provisions of SOP 98-9 are effective for transactions entered into in fiscal years beginning after March 15, 1999. Moore Solutions, does not anticipate that these statements will have a material adverse effect upon its statement of operations.


                                 MANAGEMENT

The following table sets forth certain information regarding the directors and executive officers of Moore Solutions, Inc.

            Name              Age                  Position
                                             Officers
___________________________________________________________________________
Terrance Moore                33         Chief Executive Officer,Secretary
                                         And Chairman
L. Jayne Moore                37         President, Director, &
                                         Director of Training
Chris Hubbard                 50         Vice President, & Director of
                                         WebSite Design

                                         Directors
_______________________________________________________________
Terrance Moore                33         Director
L. Jayne Moore                37         Director
Chris Hubbard                 50         Director
Richard J. Kren               49         Director
Gary Perez                               Director

Terms of Office

          The our directorshold office until the next annual meeting of the company's stockholders until their successors are elected and duly qualified. All officers serve at the discretion of the directors.

Business Experience

Terrance Moore has been C.E.O., Secretary and Chairman of the Board of Directors since Moore Solutions, Inc.'s inception in 1996. Prior to founding MSi, Moore was Vice President of Treasor Corporation from 1994 to 1996 where he was responsible for Sales and Marketing. Moore attended SUNY Farmingdale and SUNY Brockpport. Moore also is President of Treasure Coast Business on the Green Business networking group, graduate of class XVI of leadership St. Lucie County, received Business Expansion Award 1999 St. Lucie County, is a Member of the Big Brothers Big Sisters Steering Committee and Board of Trustee for North Stuart Baptist Church.

<PAGE 29>

L. Jayne Moore has been President, Director and Director of Training of MSi since Moore Solutions, Inc.'s inception in 1996. Prior to founding MSi, Moore was the Head of Computer Systems for Tresor Corporatioon from 1994 to 1996. Moore graduated from Wolverhampton University in the United Kingdom with a B.A. in Humanities and graduated in the top 5% of the country. She is a Microsoft Certified Professional in Windows NT 4.0 and a Microsoft Officer User Specialist in Word 97.

Chris Hubbard has been Vice-President, Director of Training of MSi since
1997. Prior to joining MSi, Hubbard was Vice-President of Hunley-Hubbard Construction, where he was responsible for finance and new business development. Previous to that, he was President of WGYL Radio Corp., where he built a market dominating ratings position. Hubbard attended Indian River Community College and LeTourneau College. He has served as Chairman of the Private Industry Council, President of the Sunshine Physical Therapy Center, and President of the Chamber of Commerce.

   Richard J. Krenn has served as a member of the board of directors since December, 1999. Mr. Krenn is Vice President for Wilmington Trust since October, 1999. Prior to his employment with Wilmington Trust, he served with Merin Hunter Codman as Director of New Business Development. Before Merin Hunter Codman, Mr. Krenn was the President and Chief Executive Officer for Greenworld Technologies from 1997 to 1998. From 1995 to 1997, he was
Managing Director of International Aviation Alliance.  He is the past
Chairman for the Learning Connection of Naples and Co-Chairman of the Jeb
Bush Campaign of Collier County. He received his B.S. in Accounting from the University of Connecticut.

   Gary Perez has served as a member of the board of directors since December 1999. Mr. Perez is a private investor who retired from Microsoft in 1994 to become the President and CEO of Computers Made Simple. In 1998, Mr. Perez also served as the Director of Sales and Marketing for The Panda Project. At Microsoft, Mr. Perez was a Senior Manager responsible for Intercontinental
OEM business development for Canada, Mexico, and Latin America. Mr. Perez received his B.S. degree from Seattle Pacific University.

<PAGE 30>

             DESCRIPTION OF CAPITAL STOCK OF MOORE SOLUTIONS, INC.

        The authorized capital stock of Moore Solutions, Inc. consists of 10,000,000 shares of common stock, $0.01 par value per share, and 2,500,000 shares of preferred stock, $0.01 par value per share. The following summary of certain provisions of the common stock and preferred stock does not purport to be complete and is subject to, and qualified in its entirety by,the provisions of the company's Restated Articles of Incorporation and the provisions of applicable law.

COMMON STOCK

        There is 10,000,00 shares of common stock authorized by the amount and reserved amount of interest, with a par value of $.01 per share. Each share is entitled to one vote, and, subject to those preferences that may exist for preferred shares, such dividends that, form time to time, we may declare to be paid of out and is legally available for the payment of dividends. In the event of a liquidation, dissolution or winding up of the company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights or rights to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.
All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued pursuant to this prospectus will be fully paid and nonassessable.

         At the present time, there is no public market for our common stock and subsequent to this offering there is no assurance that a market will develop. MSI has applied for listing on the Chicago Stock Exchange to commence after this offering and expects to apply for Nasdaq listing as well.

         MSI does not contemplate or anticipate paying any dividends upon its common stock in the foreseeable future. It is currently anticipated that earnings, if any, will be used to finance the development and expansion of MSI's business.

PREFERRED STOCK

         There are 2,500,000 shares of preferred stock authorized to be issued by the amount and reserved amount of interest, with a par value of $.01 per share. The board of directors has wide latitude in determining the rights and preferences of such series of stock. The board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could thus be issued quickly with terms calculated to delay or prevent a change in control of Moore Solutions, Inc. or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock, and may adversely affect the voting and other rights of the holders of common stock. Moore Solutions, Inc. has 100,000 preferred shares outstanding. This series has a liquidation preference over common stock and no voting rights. The stock is convertible to common stock at a one to one exchange ratio of $.25 per share and is callable in six months at $.60 per share. These shares are held by one shareholder.

                            PRINCIPAL STOCKHOLDERS

          The following table sets forth certain information as of the date of this Prospectus, regarding

<PAGE 31>

ownership of Moore Solutions, Inc.'s common stock:

           * by each person known by Moore Solutions, Inc. to be the beneficial owner of more than 5% of Moore Solutions, Inc.'s outstanding common stock

           *  by each director of Moore Solutions, Inc.

           *  by certain related stockholders

           * by all executive officers and directors of Moore Solutions, Inc. as a group. All persons named have sole voting and investment power with respect to such shares, subject to community property laws, and except as otherwise noted

                              PERCENT BENEFICIALLY
                                   OWNED
                      -----------------------------------

____________________________________________________________________________
Name of          Number of       Percentage      Number of        Percentage
Shareholder      Shares Owned    Owned Before    Shares Owned     Owned After
                 Before Offering Offering        After Offering   Offering
----------------------------------------------------------------------------
Terrance & L.     1,750,000         48.3%        1,750,000         31.01%
Janye Moore (1)
----------------------------------------------------------------------------
Chris Hubbard     1,830,000         50.23%       1,830,000         32.43%
(2)
---------------------------------------------------------------------------
Max                 100,000          2.74%
Westmoreland
----------------------------------------------------------------------------
Total             3,680,000
----------------------------------------------------------------------------



(1) Terrance and L. Jayne Moore are husband and wife. The 1,750,000 shares represented as owned by them are owned in seperate accounts equally under their individual names. Each disclaim beneficial ownership of the other's shares.

(2) Chris Hubbard's totals include those shares owned by his wife, Anna M. Hubbard, who owns 1,750,000 shares individually; by his parents, 100,000; and by his brother, 5,000 shares. Mr.Hubbard disclaims beneficial ownership of each of the shares and represents that he neither controls nor owns any shares of Moore Solutions, Inc..

(3) See table under "Management of Moore Solutions, Inc." for officers and directorships held by the Persons listed hereunder.

ANTITAKEOVER EFFECTS OF CERTAIN PROVISIONS OF MOORE SOLUTIONS, INC.'S POISON PILL PLAN, AMENDED CERTIFICATE OF INCORPORATION, THE EQUITY INCENTIVE PLAN, AND FLORIDA LAW

       On November 30, 1999, the our board of directors declared a dividend of one purchase warrant for every outstanding share of common stock, $.01 par value. The warrants will be distributed on January 31, 2000, to

<PAGE 32>

stockholders of record as of the close of business on that date. The terms of the warrants are set forth in the Warrants Agreement dated as of November 30, 1999, between Moore Solutions, Inc. and North American Transfer Co., as warrants agent. The Warrants Agreement provides for the issuance of one warrant for every share of common stock issued and outstanding on the dividend record date and for each share of common stock which is issued or sold after that date and prior to the distribution date.

        Each warrant entitles the holder to purchase from the company one share of common stock at a price of $.10 per share, subject to adjustment. The warrants will expire on December 30, 2009 (the "Expiration Date"), or the earlier redemption of the warrants, and are not exercisable until the distribution date.

        No separate warrants certificates will be issued at the present time. Until the distribution date (or earlier redemption or expiration of the warrants),

        * the warrants will be evidenced by the common stock certificates and will be transferred with and only with such common stock certificates,|

        * new common stock certificates issued after the dividend record date upon transfer or new issuance of the common stock will contain a notation incorporating the Warrants Agreement by reference, and

        * the surrender for transfer of any of Moore Solutions, Inc.'s common stock certificates will also constitute the transfer of the warrants associated with the common stock represented by such certificate.

        The warrants will separate from the common stock and warrants certificates will be issued on the distribution date. Unless otherwise determined by a majority of the board, the distribution date will occur on the earlier of:

                * the tenth business day following the later of the date of a public announcement that a person, including affiliates or associates of such person, except as described below, has acquired or obtained the warrant to acquire, beneficial ownership of 15% or more of the outstanding shares of common stock or the date on which an executive officer of Moore Solutions, Inc. has actual knowledge that an acquiring person became such, or

                * the tenth business day following commencement of a tender offer or exchange offer that would result in any person together with its affiliates and associates owning 15% or more of Moore Solutions, Inc.'s outstanding common stock. In any event, the board of directors may delay the distribution of the certificates. After the distribution date, separate certificates evidencing the warrants will be mailed to holders of record of Moore Solutions, Inc.'s common stock as of the close of business on the distribution date and such separate warrants certificates alone will evidence the warrants.

        If, at any time after January 31, 2000, any person or group of affiliated or associated persons (other than Moore Solutions, Inc. and its affiliates) shall become an acquiring person, each holder of a warrant will have the warrant to receive shares of our common stock (or, in certain circumstances, cash, property or other securities) having a market value of one hundred times the exercise price of the warrant. Also, in the event that after the stock acquisition date Moore Solutions, Inc. was acquired in a merger or other business combination, or more

<PAGE 33>

than 25% of its assets or earning power was sold, each holder of a warrant would have the warrant to exercise such warrant and thereby receive common stock of the acquiring company with a market value of one hundred times the exercise price of the warrant. Following the occurrence of any of the events described in this paragraph, any warrants that are, or were, beneficially owned by any acquiring person shall immediately become null and void.

        The board may, at its option, at any time after any person becomes an acquiring person, exchange all or part of the then outstanding and exercisable warrants for shares of common stock at an exchange ratio of one share of common stock per warrant, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after November 30, 1999. The board, however, may not effect an exchange at any time after any person other than:
   *    MSI,
   *   any subsidiary of MSI,
   *   any employee benefit plan of MSI or any subsidiary of MSI, or
   * any entity holding common stock for or pursuant to the terms of any such plan, together with all affiliates of such person, becomes the beneficial owner of 50% or more of the common stock then outstanding.

Immediately upon the action of the board ordering the exchange of any warrants and without any further action and without any notice, the warrant to exercise such warrants will terminate and the only warrant thereafter of a holder of such warrants will be to receive that number of shares of common stock equal to the number of such warrants held by the holder multiplied by the exchange ratio.

        The exercise price of the warrants, and the number of shares of common stock or other securities or property issuable upon exercise of the warrants are subject to adjustment from time to time to prevent dilution:

    * in the event of a stock dividend on, or a subdivision, combination or reclassification of, the common stock

    * upon the grant to holders of the common stock of certain warrants or warrants to subscribe for shares of the common stock or convertible securities at less than the current market price of the common stock or

    * upon the distribution to holders of the common stock of evidences of indebtedness or assets (excluding cash dividends paid out of the earnings or retained earnings of Moore Solutions, Inc. and certain other distributions) or of subscription warrants.

        At any time prior to the earlier of the distribution date or the close of business on the expiration date, MSI, by a majority vote of the board then in office, may redeem the warrants at a redemption price of $.01 per warrant, as described in the warrants agreement. Immediately upon the action of the board electing to redeem the warrants, the warrant to exercise the warrants will terminate and the only right of the holders of warrants will be to receive the redemption price.

        Until a warrant is exercised, the holder thereof, as such, will have no warrants as a stockholder of Moore, including, without limitation, the warrant to vote or to receive dividends.

        The Warrants Agreement may be amended by the board at any time prior to the distribution date without the approval of the holders of the warrants. From and after the distribution date, the warrants agreement may be

<PAGE 34>

amended by the board without the approval of the holders of the warrants in order to cure any ambiguity, to correct any defective or inconsistent provisions, to change any time period for redemption or any other time period under the Warrants Agreement or to make any other changes that do not adversely affect the interests of the holders of the warrants (other than any acquiring person or its affiliates and associates, or their transferees).

        The form of Warrants Agreement dated as of November 30, 1999, between Moore Solutions, Inc. and North American Transfer Co., as warrants agent, specifying the terms of the warrants (including as exhibits the form of the warrants certificate and the summary of warrants) is attached hereto as an exhibit. The foregoing description of the warrants does not purport to be complete and is qualified in its entirety by reference to the Warrants Agreement, which is incorporated herein by reference.

        Moore Solutions, Inc.'s board of directors, without stockholder approval, has the authority under Moore Solutions, Inc.'s Amended Certificate of Incorporation to issue, at the board of directors' discretion, series of preferred shares with such rights, limitations and preferences as may be determined at the time of issuance. Additionally, Moore Solutions, Inc.'s Equity Incentive Plan allows for all options and awards in the company's equity to vest upon a "change of control" as defined by the plan.

        The laws of the State of Florida, where Moore Solutions' principal executive offices are located, impose restrictions on certain transactions between certain foreign corporations and significant stockholders. Florida Statutes 607.0901 to 607.0903 is an "affiliated transaction" statute which prevents certain hostile and coercive merger devices. An affiliated transaction is a significant transaction (e.g., merger, a sale of more than 5% of the assets, issuance of an additional 5% of stock, or dissolution) with a shareholder who owns more than 10% of the outstanding stock of a company. In addition to any approval required by law, Moore Solutions, Inc. charter, or by the interests given to either bondholders to stockholders by operation of an agreement, an affiliated transaction must also be approved by either a majority of the corporation's disinterested directors, or two thirds of the remaining disinterested shareholders. There are three exceptions to this rule.

First, the affiliated transaction statute can be avoided if the minimum price paid to the shareholders is at least equal to the highest price paid by an interested shareholder in the past two years. Second, if the interested shareholder has owned more than 80% of the corporation's outstanding shares for at least five years before the affiliated transaction occurs,the statute does not apply. Third, the statute would not apply if the interested shareholder owned more than 90% of the outstanding shares when the affiliated transaction occurs. Additionally, a corporation may elect to opt out of the statute; Moore Solutions, Inc. has not yet chosen this option.

TRANSFER AGENT AND REGISTRAR

       The transfer agent and registrar for the Common Stock is North American Transfer Co.

CHICAGO STOCK EXCHANGE

       Moore Solutions, Inc. plans on applying for a listing on the Nasdaq system immediately upon completion of this offering. In the meantime, Moore Solutions, Inc. has made an initial application for listing on the Chicago Stock Exchange.

<PAGE 35>

                      INCORPORATION BY REFERENCE


        The SEC allows us to incorporate by reference in this prospectus other information that Autonation and HealthSouth file with them, which means that we can disclose important information to you by referring you to those documents. This prospectus incorporates important business and financial information about Autonation and Health South that is not included in or delivered with this prospectus. The information that Autonation and HealthSouth file later with the SEC will automatically update and supersede the information included in and incorporated by reference in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the expiration of this exchange offer.

         For Autonation:

  1.   The annual report on Form 10-K for the year ended 12-31-98, as amended.

  2. The quarterly report on Form 10-Q for the fiscal quarter ended 9-30-99, as amended.


        For HealthSouth:

  1.   The annual report on Form 10-K for the year ended 12-31-98, as amended.

  2. The quarterly report on Form 10-Q for the fiscal quarter ended 9-30-99, as amended.

       The Companies have filed each of these documents with the SEC and they are available from the SEC's Internet site at/or public reference rooms described under "Where You Can Find More Information" below.
                ------------------------------------

       You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different from or in addition to what is contained in this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where it is unlawful to offer to exchange or sell or to ask for offers to exchange or buy the securities offered by this prospectus, or if you are a person to whom it is unlawful to direct those activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of its date unless the information specifically indicates that another date applies.

<PAGE 36>

                     TERMS OF THE EXCHANGE OFFER

         Moore Solutions, Inc., a Florida corporation, hereby offers to exchange an aggregate of 2,000,000 shares of Common Stock, for shares of common stock, of the following two corporations: Autonation, Inc. and HealthSouth Corp., upon the terms and subject to the conditions set forth below and in the Letter of Transmittal, which is Appendix A to this prospectus. Once tendered, the shares will be held by Wilmington Trust Company acting as Depository, until the expiration of the offering. The Depository will calculate the shares tendered and advise us on the expiration date as to how many shares of each Affinity Company have been tendered. We will deliver to the Depository the appropriate number of our shares which will be distributed to the tendering stockholders of the Affinity Companies. If a sufficient number of shares of the Affinity Companies have been tendered upon expiration of the Exchange Offer, the Depository will transfer our shares to the shareholders of the Affinity Companies, and deliver the shares of the Affinity Companies to us. If the shares tendered do not meet the requirements set forth below, then the Depository will promptly return the shares to the tendering shareholders. Once shares have been tendered, the tendering shareholders shall remain the owners of the shares until the expiration of the Exchange Offer, and will retain all rights to the shares, except the right to sell, transfer or otherwise dispose of the shares during the pendency of the Exchange Offer.


1. BASIC TERMS OF THE OFFER

     The following terms and conditions apply to our Exchange Offer:

* We will accept for exchange any combination of the shares of the Affinity Companies' stock that is equivalent in value to $20 Million, as calculated according to exchange formula.

* We will not accept any shares of the Affinity Companies' stock if the amount accepted would exceed 1.9% of the issued and outstanding shares of stock of any such company.

* We will not accept any shares for exchange if the total value of the shares tendered on the Expiration Date do not equal at least $2 Million, as calculated according to the exchange formula.

* We will not accept any shares for exchange if they are tendered by a shareholder who is a resident of a state where the offer is not permitted by state law. See Section 7 below for state details.

*    This offer is being made on a "first come, first exchange basis".

* We will only accept shares from stockholders of the Affinity Companies who have consented to electronic delivery of this prospectus.

     The term "exchange formula" means the following: we will multiply the number of shares tendered by each shareholder of an Affinity Company by the average closing price per share of their stock ten business days prior to the expiration date. We will then exchange those shares for an equal value of our shares, at the rate of $10.00 per share for our shares. The price of our shares has been arbitrarily determined by us, and our shares are not presently publicly traded.

     The term "expiration date" means 8:00 p.m., New York City Time, on _______, 2000.

     The term "first come, first exchange basis" means that if the value of the shares tendered exceeds $20 million of shares that have been tendered and will promptly return the shares that exceed this amount. In the event that more than $20 million in shares is tendered, we will not prorate the offering among all persons who tender.


We will not extend the offer, waive material conditions or amend the offer without filing a post-effective amendment that is declared effective, which would commence a new offering. Any shares tendered prior to the filing of any post effective amendment as described above would be returned before the commencement of the new offering.

As used in this offer to exchange, "business day" means any day other than a Saturday, Sunday or a U.S. federal holiday, and consists of the time period from 12:01 a.m. through 12:00 Midnight, Eastern Standard Time.

We expressly reserve the right to terminate the offer and not to accept for exchange any shares not previously accepted for exchange, if any condition to the offer is not satisifed, by giving oral or written notice of such termination to the depository.

2. ACCEPTANCE FOR EXCHANGE AND EXCHANGE FOR SHARES

For a stockholder to validly tender shares pursuant to the offer, either

(a) a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees or an Agent's Message (in connection with book-entry transfer of shares of common stock) and any other required documents,must be received by the depositary at one of its addresses set forth herein prior to the expiration date and either

(i) Certificates for tendered shares must be received by the depositary at one of such addresses prior to the expiration date or

<PAGE 37>

(ii) Shares must be delivered pursuant to the procedures for book-entry transfer set forth below in Section 3 and a book-entry confirmation must be received by the depositary on or prior to the expiration date

or

(b) the tendering stockholder must comply with the guaranteed delivery procedures set forth herein and in Section 3 below.


       The term "Agent's Message" means a message transmitted by a book-entry transfer facility to, and received by, the depositary and forming a part of a book-entry confirmation, which states that such book-entry transfer facility has received an express acknowledgment from the participant in such book-entry transfer facility transferring the shares which are the subject of such book-entry confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that offeror may enforce such agreement against such participant.

       We will be deemed to have accepted for exchange, and thereby exchanged, shares validly deposited with the depositary when we give oral or written notice to the depositary of our acceptance. In all cases, exchange for shares pursuant to the offer will be made by deposit of our common stock with the depositary. The depositary will act as agent for exchanging stockholders for the purpose of receiving common stock from us and transmitting common stock to exchanging stockholders whose shares have been accepted by us.

       If acceptance for exchange is delayed for any reason, or we are unable to accept for exchange shares deposited pursuant to the offer, then, without prejudice to our rights under Section 6 below, the depositary may, nevertheless, on our behalf, retain deposited shares.

       If any deposited shares are not exchanged for any reason or if certificates are submitted for more shares than are exchanged, certificates for such shares not exchanged will be returned tothe tendering shareholder or if they have been received by book-entry transfer, credited to an account maintained at the appropriate book-entry transfer facility as promptly as possible following the expiration, termination or withdrawal of the Exchange Offer.


3. PROCEDURE FOR EXCHANGING SHARES


    Book-Entry Transfer. The depositary will make a request to establish an account with respect to the Shares at The Depository Trust Company for purposes of the offer.

      Any financial institution that is a participant in a book-entry transfer facility's system may make book-entry delivery of shares by causing a book-entry transfer facility to transfer such shares into the depositary's account at such book-entry transfer facility in

<PAGE 38>

accordance with that facility's procedure for such transfer. Although delivery of shares may be effected through book-entry transfer into the depositary's account at a book-entry transfer facility, however, an Agent's Message in connection with a book-entry transfer and any other required documents, must, in any case, be transmitted to, and received by, the depositary at its address set forth in this offer to exchange on or prior to the expiration date.

      The confirmation of a book-entry transfer of shares into the depositary's account at a book-entry transfer facility as described above is known as a "Book -Entry Confirmation."

     Signature Guarantees. Signatures on all Letters of Transmittal must be guaranteed by a member in good standing of the Securities Transfer Agent's Medallion Program, or by any other bank, broker, dealer, credit union, savings association or other entity that is an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Exchange Act, each of the foregoing constituting an "Eligible Institution", unless the shares are deposited:

     (i) by a registered holder (which term, for purposes of this Section, includes any participant in any of the book-entry transfer facilities' systems whose name appears on a security position listing as the owner of the shares) of shares who has not completed either the box labeled "Special Delivery Instructions" or the box labeled "Special Payment Instructions" on the Letter of Transmittal or

     (ii) for the account of an eligible institution. See Instruction 1 contained in the Letter of Transmittal. If the certificates representing shares are registered in the name of a person or persons other than the signer of the Exchange Agreement and Letter of Transmittal, or if exchange is to be made or certificates for shares not accepted for exchange are to be issued to a person other than the registered holder, then the certificates representing shares must be endorsed or accompanied by appropriate stock powers, in each case signed exactly as the name or names of the registered holder or holders appear on the certificates, with the signatures on the certificates or stock powers guaranteed as described above and as provided in the Letter of Transmittal. See Instructions 1 and 5 contained in the Letter of Transmittal.


Guaranteed Delivery. If a stockholder desires to tender securities and the certificates are not immediately available or the procedures for book entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the depositary prior to the expiration date, such tender may be made if all the following conditions are met:

     (i)   such tender is made by or through an eligible institution;

     (ii) a properly completed and executed Notice of Guaranteed Delivery, substantially in the form provided by us is received by the depositary, prior to the expiration date.

<PAGE 39>

     (iii) the certificates for all tendered shares of common stock, in proper form for transfer, or a book-entry confirmation, together with a properly completed and executed Letter of Transmittal, with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message, and any other required documents, are received by the depositary within three trading days after the date of execution of such Notice of Guaranteed Delivery.

The Notice of Guaranteed Delivery may be delivered by hand to the depositary or transmitted by telegram, facsimile transmission or mailed to the depositary and must include the guarantee by and eligible institution in the form set forth in such Notice of Guaranteed Delivery.


     Backup Withholding.  In order to avoid "backup withholding" of U.S.
Federal Income Tax on any gain pursuant to the offer, a stockholder surrendering shares in the offer must, unless an exemption applies, provide the depositary with such stockholder's correct taxpayer identification number ("TIN") on a Substitute Form W-9 and certify under penalties of perjury that such TIN is correct and that such stockholder is not subject to backup withholding.

If a stockholder does not provide such stockholder's correct TIN or fails to provide the certifications described above, the Internal Revenue Service may impose a penalty on such stockholder and payment of cash to such stockholder pursuant to the offer may be subject to backup withholding of 31%.

All stockholders surrendering shares pursuant to the offer should complete and sign the main signature form and the Substitute Form W-9 included as part of the Letter of Transmittal to provide the information and certification necessary to avoid backup withholding (unless an applicable exemption exists and is proved in a manner satisfactory to the offeror and the depositary). Certain stockholders (including, among others, all corporations and certain foreign individuals and entities) are not subject to backup withholding.

Noncorporate foreign stockholders should complete and sign the main signature form and a Form W-8 (Certificate of Foreign Status), a copy of which may be obtained from the depositary, in order to avoid backup withholding. See Instruction 10 to the Letter of Transmittal.

     Determination of Validity.
     --------------------------

* All questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for any exchange of shares pursuant to any of the procedures described above will be determined by us, which determination shall be final and binding on all parties.

<PAGE 40>

* We reserve the absolute right to reject any or all deposited shares that are determined by us not to be in proper form or the acceptance of or exchange for which, in our opinion, may be unlawful.

* We also reserve the absolute right to waive any defect or irregularity in any exchange of shares.

* We also reserve the absolute right to waive or to amend any of the conditions of the offer.

* Our interpretation of the terms and conditions of the offer including the Letter of Transmittal and the instructions thereto, will be final and binding on all parties.

* No exchange of shares will be deemed to have been validly made until all defects and irregularities have been cured or waived.

* None of offeror, the depositary, or any other person will be under any duty to give notification of any defects or irregularities in exchanges or incur any liability for failure to give any such notification.

     Appointment as Proxy. By executing a Letter of Transmittal, (or agreeing to be bound by its terms through an Agent's Message) an exchanging stockholder irrevocably appoints designees of offeror as such stockholder's attorneys-in -fact and proxies, each with full power of substitution, in the manner set forth in the Letter of Transmittal, to the full extent of such stockholder's rights with respect to the shares deposited by such stockholder and accepted for exchange by us.

All such powers of attorney and proxies shall be considered coupled with an interest in the deposited shares. Such powers of attorney and proxies shall be irrevocable and shall be effective when, and only to the extent that, offeror accepts such shares for exchange.

Upon such acceptance for exchange, all prior powers of attorney and proxies given by such stockholder with respect to such shares will be revoked, without further action, and no subsequent powers of attorney and proxies may be given by such stockholder. If any are given, will not be deemed effective.

The designees of offeror will be empowered to exercise all voting and other rights of such stockholder with respect to such shares as they in their sole discretion may deem proper, including, without limitation, in respect of any annual or special meeting of the Company's stockholders, or any adjournment or postponement thereof, or in connection with any action by written consent in lieu of any such meeting or otherwise.


4. WITHDRAWAL RIGHTS

*   Exchanges of shares pursuant to the offer are irrevocable.

<PAGE 41>

* Shares deposited pursuant to the offer may not be withdrawn at any time prior to the expiration date, which means that once you have tendered your shares, you cannot withdraw them. Once tendered, your shares will either be exchanged for our shares, or will be returned to you upon expiration or termination of the Exchange Offer.

* If we extend the offer, or are delayed in our exchange for shares, then, deposited shares will be returned to the tendering shareholders by the depositary.

5.   CERTAIN FEES AND EXPENSES

We have retained Wilmington Trust Company to act as the depositary in connection with the offer. The depositary will receive reasonable and customary compensation for its services, will be reimbursed for certain reasonable out-of-pocket expenses and will be indemnified against certain liabilities and expenses in connection therewith, including certain liabilities under the U.S. federal securities laws.

     We will not pay any fees or commissions to any broker or dealer or other person for soliciting exchanges of shares pursuant to the offer.

6.   CERTAIN CONDITIONS OF THE OFFER

     The exchange offer is subject to the registration statement and nay amendment to the registration statement covering our common stock being effective under the Securities Act of 1933. The exchange offer is also subject to the other conditions set forth in this section, Terms of the Exchange Offer.

If at any time prior to the acceptance for payment of shares, any of the following events shall occur we shall have the right to terminate the Exchange Offer and the deposited shares will be promptly returned to the shareholders:

      (a) there shall have been any action taken, or any statute, rule, regulation, judgment, order or injunction, promulgated, enacted, entered, enforced or deemed applicable to the offer, that would or is reasonably likely to

<PAGE 42>

          (i) make the acceptance for exchange of, or exchange of some or all of the shares pursuant to the offer illegal, or otherwise restrict or prohibit or make materially more costly the consummation of the offer,

          (ii) result in a significant delay in or restrict our ability to accept for exchange some or all of the shares pursuant to the offer,

          (iii)render us unable to accept for exchange some or all of the shares pursuant to the offer,

          (iv) impose material limitations on our ability to acquire or hold, transfer or dispose of, or effectively to exercise all rights of ownership of, some or all of the shares including the right to vote the shares exchanged by it pursuant to the offer on all matters properly presented to the stockholders of the Affinity Companies,

          (v) otherwise materially adversely affect us, or the value of the shares or otherwise make consummation of the offer, unduly burdensome;

      (b) there shall have been threatened, instituted or pending any action, proceeding or counterclaim by or before any governmental, administrative or regulatory agency or instrumentality or before any court, arbitration tribunal or any other tribunal, domestic or foreign, challenging the making of the offer or the acquisition by us of the shares pursuant to the offer or seeking to obtain any material damages, or seeking to, directly or indirectly, result in any of the consequences referred to in clauses (i) through (v) of paragraph (a) above;

      (c) there shall have occurred:

              (i) for a period of more than one full trading day any general suspension of, or limitation on prices for, trading in securities on any national securities exchange or in the over-the-counter market in the United States,

              (ii) the declaration of any banking moratorium or any
                   suspension of payments in respect of banks or any limitation (whether or not mandatory) on the extension of credit by lending institutions in the United States,

              (iii)the commencement of a war, armed hostilities or any other international or national calamity involving the United States, or

              (iv) a material adverse change in the United States currency exchange rates or a suspension of, or limitation on, the markets therefor;

      (d) there shall have occurred any change, condition, event or development in the business, condition (financial or otherwise), assets, liabilities, results of operations or prospects of the Affinity Compaies or any of their subsidiaries that is, or is reasonably

<PAGE 43>

          likely to be, materially adverse to the them taken as a whole or that materially impairs, or is reasonably likely to materially impair the ability of the parties to consummate the offer; which, in the sole judgment of offeror, in any case, and regardless of the circumstances giving rise to any such condition, makes it inadvisable to proceed with the offer or with acceptance for exchange or exchange for shares.

               The foregoing conditions are for our sole benefit and may be asserted regardless of the circumstances or waived by us in whole or in part at any time or from time to time in our discretion.

               Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, and each such right shall be deemed an ongoing right which may be asserted at any time. Any determination by us concerning the events described above will be final and binding on all parties.

               Although we are exempt from most of Section 14 of the Securities Exchange Act of 1934 which governs tender offers, we are required to remain in compliance with Seciton 14(e) which contains certain provisions that apply generally to all tender offers. For example, Rule 14e-1 requires that all tender offers must be open for at least 20 business days. Since we have set the term of the Exchange Offer to exceed the minimum time frame in the rules, we are in compliance with such minimum requirements. In some cases, there may be inconsistencies between the Seciton 14(e) rules and other requirements of the federal securities laws. In the event of such conflict, we will remain in compliance with the applicable provisions of the federal securities laws to which we are subject.

7.     CERTAIN LEGAL MATTERS

       We will only accept shares for exchange from shareholders of the Affinity Companies who are residents of the following states: Alaska, Arizona, Arkansas, Colorado, Delaware, Florida, Georgia, Hawaii,
       Idaho, Illinois, Indiana, Kansas, Kentucky, Maine, Massachusetts, Minnesota, Missouri, Montana, Nebraska, Nevada, New Mexico, New York, North Carolina, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Vermont, and West Virginia. We will also accept shares from shareholders who are not residents of the United States. We are not permitted to accept shares for exchange from shareholders who are residents of Alabama, California, Connecticut, Iowa, Louisiana,
       Maryland, Michigan, Mississippi, New Hampshire, New Jersey, North Dakota, Pennsylvania, South Dakota, Tennessee, Utah, Virginia, Washington, Wisconsin, and Wyoming.


                CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES
                          OF THE EXCHANGE OFFER

     The following is a summary of the principal U.S. Federal Income Tax Consequences of the offer to holders whose shares are exchanged pursuant to the offer. The discussion applies only to holders of shares in whose hands shares are capital assets, and may not apply to shares received pursuant to the exercise of employee stock options or otherwise as compensation, or to holders of shares who are not citizens or residents of the United States.

     The U.S. Federal Income Tax consequences set forth below are included for general informational purposes only and are based upon present law. Because individual circumstances may differ, each holder of shares should consult such holder's own tax advisor to determine the applicability of the rules discussed below to such stockholder and the particular tax effects of the offer including the application and effect of state, local and other tax laws.

<PAGE 44>

     The receipt of the common stock will be a taxable transaction for U.S. Federal Income Tax purposes and also may be a taxable transaction under applicable state, local and other income tax laws. In general, for U.S. Federal Income Tax purposes, a holder of shares will recognize gain or loss equal to the difference between such holder's adjusted tax basis in the shares exchanged pursuant to the offer and the value of the common stock received therefor. Gain or loss must be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) sold pursuant to the offer. Such gain or loss will be capital gain or loss and will be long-term gain or loss if, on the date of sale the shares were held for more than one year.

     Payments in connection with the offer may be subject to backup withholding at a 31% rate. Backup withholding generally applies if the stockholder:

  (a)  fails to furnish such stockholder's social security number or TIN,

  (b)  furnishes an incorrect TIN,

  (c)  fails properly to report interest or dividends or

  (d) under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the TIN provided is such stockholder's correct number and that such stockholder is not subject to backup withholding. Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax.

Certain persons generally are exempt from backup withholding, including corporations and financial institutions. Certain penalties apply for failure to furnish correct information and for failure to include the reportable payments in income. Each stockholder should consult with such stockholder's own tax advisor as to such stockholder's qualification for exemption from withholding and the procedure for obtaining such exemption.


LEGAL MATTERS

<PAGE 45>

       The legality of the Common Stock being offered hereby will be passed upon for Moore Solutions, Inc. by Hackney & Miller, P.A., Admiralty Office Tower Two, 4400 PGA Boulevard, Suite 505, Palm Beach Gardens, FL 33410.

                                EXPERTS

       The Financial Statements of the Company for the periods ending December 31, 1999, 1998, 1997 and for the period August 5, 1996 (inception) through December 31, 1996, , have been included in this Prospectus in reliance upon the report appearing elsewhere herein, of DiBartolomeo, McBee & Associates, certified public accountants, and upon the authority of said certified public accountants as experts in accounting and auditing.


NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THAT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE
OFFER CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION
OR REPRESENTATION MUST NOT BE RELIED UPON HAVING BEEN AUTHORIZED BY
MOORE SOLUTIONS, INC.. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL
OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY
IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION
THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF MOORE SOLUTIONS, INC. SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME
SUBSEQUENT TO THE DATE HEREOF.

<PAGE 47>
                          MOORE SOLUTIONS, INC.
                          FINANCIAL STATEMENTS
                       AND ACCOMPANYING INFORMATION
                     December 31, 1999, 1998, 1997 and
      For the period August 5, 1996 (Inception) through December 31,1996


                                CONTENTS
                                --------

                                                                  Page
                                                                  ----

Independent Auditors' Report                                        1

Balance Sheets                                                      2

Statement of Operations and Retained Earnings (Deficit)             3

Statement of Cash Flows                                             4

Notes to Financial Statements                                       5-7

<PAGE 1> of Fiancial Statements

                     DIBARTOLOMEO, MCBEE & ASSOCIATES, P.A.
                          CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
Moore Solutions, Inc.
Port St. Lucie, FL

We have audited the accompanying balance sheets of Moore Solutions, Inc.
as of December 31, 1999, 1998, 1997 and 1996 and the related statements of operations, changes in stockholders eqity (deficit) and cash flows for the years ending December 31, 1999, 1998 and 1997 and for the period August 5, 1996 (Inception) through December 31, 1996. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Moore Solutions, Inc., as of December 31, 1999, 1998, 1997

<PAGE 48>

and 1996 and the results of its operations and its cash flows for the years ending December 31, 1999, 1998 and 1997 and for the period August 5, 1996 (Inception) through December 31, 1996 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that Moore Solutions, Inc. will continue as a going concern. As shown in the financial statements, Moore Solutions, Inc., incurred a net loss of $120,692 for the year ending December 31, 1999 and has incurred net losses for the previous three years. At, December 31, 1999, total liabilities exceed total assets by $121,541. These factors, and other discussed in Note E, raise substantial doubt about Moore Solutions, Inc.'s ability to continue as a going concern. The financial statements do not include any adjustment relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that Moore Solutions, Inc. cannot continue in existence.

DIBARTOLOMEO, MCBEE & ASSOCIATES, P.A.
CERTIFIED PUBLIC ACCOUNTANTS


<PAGE 49>
<PAGE 2> of Financial Statements

                               MOORE SOLUTIONS, INC.
                                 BALANCE SHEETS
                      December 31, 1999, 1998, 1997 and 1996
                                     ASSETS


CURRENT ASSETS             1999           1998          1997           1996

 Cash and Cash
 Equivalents             $ 59,242       $  996         $4,345         $2,017
 Accounts Receivable       45,731        9,184          5,071            307
 (Net of Allow. Of $2,455
 in 1998 $0 in 1997 and
 1996)
 Prepaid Expenses                                                      6,100
                         ---------      -------       --------       -------

  TOTAL CURRENT ASSETS   104,973        10,180          9,416          8,424
                         ---------      -------       --------       -------


PROPERTY AND EQUIPMENT

 Furniture and Fixtures   36,265         32,860         30,907         4,414
 Equipment                40,505         40,505         18,596         4,550
                         ---------      --------      --------       -------
                          76,770         73,365         49,503         8,964

Less Accumulated
Depreciation               46,378         29,356         10,916          687
                          --------      --------       --------      -------
  NET PROPERTY AND
     EQUIPMENT             30,392         44,009         38,587        8,277
                          -------       --------       --------      -------
                         $135,365        $54,189         $48,003      $16,701

                        LIABILITIES AND EQUITY

CURRENT LIABILITIES
  Accounts Payable       $  53,993        $56,320        $  250      $ 2,542
  Note Payable First Union   ---            ---           30,557        ---
  Current Portion of Long-Term
    Debt - Note C            7,668          5,129         ---           ---
  Current Portion of
  Obligations
  Under Capital Leases
  -Note D                    5,680          4,511          ---           ---
                         ---------       ---------     --------      ---------
  TOTAL CURRENT
  LIABILITIES              $ 67,341        $ 65,960      $30,807       $ 2,542
                          ==========      =========     =========     ========
LONG-TERM DEBT LESS
  PRINCIPAL DUE WITHIN
  ONE YEAR - Note C         182,259       212,228          49,124         ---

<PAGE 50>

OBLIGATIONS UNDER CAPITAL
  LEASES -  Note D            7,306        12,799            ---          ---

STOCKHOLDERS EQUITY (DEFICIT)
  Capital Stock - par value
    $.01 per share 10,000,000
    shares authorized, issued
    and outstanding  3642901  36,430          1                1          1
 Preferred Stock - $.01 Par
    Value per share Authorized
    2,500,000 Shares; Issued and
    Outstanding 100,000        1,000           -                -         -
   Additional Paid in
   Capital                    344,514     145,994         145,870       26,775
   Retained Earnings(Deficit)(503,485)  (382,793)        (177,799)       2,617)
                              ---------  ---------       ----------    -------

  TOTAL STOCKHOLDERS
  EQUITY (DEFICIT)            (121,541)  (236,798)        (31,928)      14,159

                                        -----------      ----------    --------


                              $ 135,365    $54,189         48,003       16,701
                              ==========  ==========      ==========    =======
            Read Accompanying Notes to Financial Statements

<PAGE 51>
<PAGE 3> of FINANCIAL STATEMENTS



                            MOORE SOLUTIONS, INC.
             STATEMENT OF OPERATIONS AND RETAINED EARNINGS (DEFICIT)
                 Years Ending December 31, 1999, 1998 and 1997
                  And for the period August 5, 1996 (Inception)
                          through December 31, 1996


                                1999         1998         1997       1996

REVENUE
  Class Income               $182,693      $  57,297    $31,295    $    555
  Design Income                54,277         50,707     30,402       6,407
  Consulting Income            45,751         25,929     10,322        ----
  Other Income                 477               524       572         ----
                             =========       ========   ========     =======

  TOTAL REVENUE               283,168        134,457     72,591       6,962

OPERATING EXPENSES            403,860        339,451    237,733      19,579
                            ----------      ---------  ---------     -------
  LOSS FROM
    OPERATIONS               (120,692)     (204,994)   (165,182)    (12,617)

INCOME TAXES - Note B         ----              ---        ---         ---
                            -----------     ---------  --------    ---------
  NET LOSS                   (120,692)     (204,994)   (165,182)   (12,617)

<PAGE 52>
                               MOORE SOLUTIONS, INC.
                   STATEMENTS OF CHANGES IN STOCKHOLDERS EQUITY
                   Years Ending December 31, 1999, 1998 and 1997
                And for the period August 5, 1996 (Inception) through
                               December 31, 1996

                               1999           1998         1997       1996
                           ----------       ---------   --------  ----------
COMMON STOCK
  Beginning of period        $    1          $    1      $    1      $    -
       Additions              36,429              -          -            1
                           --------------------------------------------------
  End of Period               36,430              1           1           1
                           --------------------------------------------------

PREFERRED STOCK
  Beginning of period            -                -            -           -
      Additions                1,000              -            -           -
                           --------------------------------------------------
  End of period                1,000              -            -           -
                           --------------------------------------------------

ADDITIONAL PAID IN CAPITAL
  Beginning of period        145,994          145,870     26,775           -
       Additions             198,520              124     119,095        26,775
                            ---------------------------------------------------
  End of Period              344,514          145,994     145,870        26,775
                            ---------------------------------------------------

RETAINED EARNINGS
  (DEFICIT)
  Beginning of Year/Period  (382,793)        (177,799)   (12,617)         ---
      Net Loss              (120,692)        (204,994)  (165,182)      (12,617)
                            ----------------------------------------------------
End of Year                $(503,485)        $(382,793)  $(177,799)    $(12,617)
                            =========       ===========  ==========   ==========
TOTAL STOCKHOLDERS
EQUITY (DEFICIT)           $(121,541)        $(236,798)  $(31,928)     $14,159
                            =========       ===========  ==========   ==========


<PAGE 4>  FINANCIAL STATEMENTS

                             MOORE SOLUTIONS, INC.
                            STATEMENT OF CASH FLOWS
                  Years Ending December 31, 1999, 1998 and 1997
                   And for the period August 5, 1996 (Inception)
                             through December 31, 1996

                               1999            1998       1997       1996
                            ----------       ----------  ----------  ---------
CASH FLOWS FROM
OPERATING ACTIVIES
  Cash received from customers $246,621       $130,444   $ 67,727    $  555
  Cash paid to suppliers
  and employees                (375,680)      (260,291)   (223,036)    (16,350)

<PAGE 53>

  Interest Paid                (13,485)        (4,750)        (700)      ----
                            -----------      ----------  ----------- ---------

  NET CASH USED IN
  OPERATING ACTIVITIES        (142,544)      (134,597)    (156,009)    (15,795)
                            -----------      ---------   -----------  ---------
CASH FLOWS FROM INVESTING
ACTIVITIES
  Cash paid for purchase of
    property And equipment      (3,405)        (23,862)    (40,539)     (8.964)
                              ---------       ---------  -----------  ---------
  NET CASH USED IN INVESTING
    ACTIVITIES                  (3,405)        (23,862)    (40,539)     (8.964)

CASH FLOWS FROM FINANCING
    ACTIVITIES
 Contributions to Paid In
    Capital                    198,520            124       119,195      26,775
  Purchase of Stock             37,429           ----         ---           1
  Principal Paid under Capital
        Lease Obligations      (4,324)         (4,599)        ---         ---
Capital Lease Obligations        ---           21,909         ---         ---
  Proceeds from Stockholder
   Loans                         ---          137,676        49,124       ---
  Proceeds from Issuance
   of Debt                                                   30,557
                              ---------       ---------    ----------    -------

  NET CASH PROVIDED BY
  FINANCING ACTIVITIES        204,195         155,110       198,876       26,776
                              ---------       ---------    ----------    -------

  NET INCREASE (DECREASE) IN
  CASH AND CASH EQUIVALENTS    58,246          (3,349)        2,328        2,017

CASH AND CASH EQUIVALENTS
  Beginning of year/period        996           4,345         2,017        ---
                               --------       ---------    ---------     -------
  End of year                 _59,242         $   996      $  4,345       $2,017
                              =========       =========    =========     =======

RECONCILIATION OF NET LOSS TO NET
  CASH USED IN OPERATING ACTIVITIES:
  Net loss                  $(120,692)        $(204,994)  $(165,182)   $(12,617)
  Add (deduct) items not
  affecting cash:
  Depreciation                 17,022           18,440       10,229         687
  (Increase) in Accounts
    receivable                (36,547)          (4,113)      (4,864)       (307)
  (Increase) Decrease in
    Prepaid Exp.                 ---             ----         6,100      (6,100)
  (Increase) (Decrease) in
    Accounts payable          _(2,327)         56,070        (2,292)      2,542
                              ==========      ==========    =========    =======
NET CASH USED IN OPERATING
ACTIVITIES                   _$142,544)       $(134,597)   $(156,009)  $(15,795)
                              ==========      ==========   ==========   ========
<PAGE 54>
<PAGE 5>   NOTES TO FINANCIAL STATEMENTS


                             MOORE SOLUTIONS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                     December 31, 1999, 1998, 1997 and 1996

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activities
-------------------
Moore Solutions, Inc. (Moore Solutions, Inc.) provides computer consulting, web site design, and computer training services. The majority of clients are located in the South Florida area.

Basis of Accounting
--------------------
Moore Solutions, Inc. uses the accrual method of accounting for financial statement purposes. Under this method, revenue is recognized when earned and expenses recognized when incurred.

Cash Equivalents
-----------------
The Company considers highly liquid debt instruments with maturity dates of three months or less to be cash equivalents.

Use of Estimates
-----------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Property and Equipment
-----------------------
Property and equipment are stated at cost. Depreciation is computed over useful lives of five and seven years on the straight-line method.

Concentration of Credit Risk
----------------------------
The Company grants credit to its customers, most of whom are located in the South Florida area.

NOTE B - INCOME TAXES

The Company had net operating loss carryovers of $503,465, $382,793, $177,799 and $12,617 at December 31, 1999, 1998, 1997 and 1996 expiring in
15 to 20 years.

<PAGE 55>
<PAGE 6>  NOTES TO FINANCIAL STATEMENTS


                               MOORE SOLUTIONS, INC.
                     NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                      December 31, 1999, 1998, 1997 and 1996

NOTE C - LONG TERM DEBT

Following is a summary of long-term debt at December 31, 1999, 1998, 1997 and 1996:

                            1999           1998        1997           1996

Note payable to bank monthly
installments Of $639 including
interest at prime rate plus
 .98 of one point maturing
October 2003 collateralized
with Certificate of Deposit in
the name of Anne Hubbard
                           $ 25,429        $30,557    $  ----          $----

Stockholder Loans           164,498        186,800      49,124          ---
                           =========      =========   =========      =========
                            189,927        217,357      49,124

  Less Current Portion       (7,668)       (5,129)       ____           ____
                           ==========     =========   =========      =========
                           $182,259       $212,228     $49,124

Following are maturities of long-term debt for each of the following years:

2000                                 7,668
2001                                 6,133
2002                                 6,707
2003                                 6,979
Thereafter                         162,440
                                  ---------
  TOTAL                     $      189,927
                           ================


NOTE D - CAPITAL LEASE OBLIGATIONS

Moore Solutions, Inc. is the lessee of computer equipment under capital leases expiring in August of 2001 and June of 2003. The asset and liability under this lease are recorded at the lower of the present value of the minimum lease payments or the fair market value of the asset. The asset is amortized over the lower of its related lease term or estimated productive life. Amortization of the assets is included in depreciation expense for 1999.

Following is a summary of property acquired under capital leases as of December 31:

                          1999              1998           1997          1996
                         ------            ------         ------        -------
Computer Equipment      $21,909           $21,909          $----         $-----
Less Accumulated
Amortization            (11,393)          (4.382)           ----          -----
                        $10,516          $17,527           $----         $-----
                        ========         =========       =========       =======

<PAGE 56>
<PAGE 7>  NOTES TO FINANCIAL STATEMENTS

NOTE D - CAPITAL LEASE OBLIGATIONS (CONTINUED)

Minimum future lease payments under capital leases as of December 31, 1998 are as follows:

2000                               5,680
2001                               4,669
2002                               1,686
                                     951
                                  ------
               TOTAL        $     12,986

NOTE E - GOING CONCERN CONTINGENCY

The Company has minimal capital available to meet future obligations and to carry out its planned operations. These factors raise substantial doubt about Moore Solutions, Inc.'s ability to continue as a going concern.

In order to begin any significant operations, the Company will have to pursue other sources of capital, such as raising equity as discussed in Note
F. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE F - CAPITAL STOCK

The rights of common shares are subject to any prior rights to receive dividends to which the shareholders of any series of the preferred stock may be entitled. The rights for preferred shares, in the event of the Company's liquidation, retain precedence over the equity claims by all other common shareholders. The preferred shares do not have voting rights, unless converted into common shares. The preferred stock, one eyar after date of issuance, shall be convertible to common stock at the price of $1 per share upon written notice by the shareholder to the compay. The preferred shares are subject to a dividend representing 5% of the original purchase price, payable at the close of the fiscal year. The company is not obligated to pay this dividend until the Company shows a profit for that year. This dividend is non cumulative. For a period of 2 years after original acquisition by the preferred shareholder, the shareholder is not eligible to sell these shares to a third party without first notifying and offering to the Company, the shares under the same arrangements.

The board of directors has authorized an antitakover plan. On November 30, 1999, the directors declared a dividend of one purchase warrant for every outstanding share of common stock to be distributed on January 31, 2000 to stockholders of record on that date, and for each share of common stock that is issued or sold after that date and prior to the distribution date as defined below.

Each warrant entitles the holder to purchase one share of common stock at a price of $.10 per share, subject to adjustment. The warrants will expire on December 30, 2009. The warrants will be separate from the common stock and warrant certificates will be issued on the distribution date defined as the earlier of (i) the tenth business day following the later of the date of public announcement that a person has acquired beneficial interest of 15% or more of the outstanding

<PAGE 57>

share of common stock or (ii) the tenth business day after the announcement of a tender offer for 15% or more of the outstanding common stock.
The warrants are structured to be exercised at a future date and contingent on various restrictive events as more fully described in the warrant agreement. The warrants will be evaluated in accordance with Financial Accounting Standard 123 "Accounting for Stock-Based Compensation" and Financial Accounting Standard 128 "Earnings per Share" in the future.

NOTE G - SUBSEQUENT EVENTS

Subsequent to December 31, 1998, Moore Solutions, Inc. expects to file a registration statement with the Securities and Exchange Commission to offer additional shares of stock. The board of directors has not set the terms and conditions of this offer. In 1999, the board of directors authorized an additional 9,999,900 shares of common stock and 2,500,000 shares of preferred stock.

In 1999 Moore Solutions, Inc. has stated that there is a lawsuit pending against them. It is a landlord vs. tenant action based on alleged breach of lease agreement. Total possible damages, if any, cannot be determined accurately at this time.

<PAGE 58>


                                APPENDIX A

                            LETTER OF TRANSMITTAL
               To Exchange Shares of Common Stock of AutoNation, Inc.
                              and HealthSouth Corp.
                Pursuant to the Exchange Offer Dated ____________ by
                            Moore Solutions, Inc.



                      THE OFFER WILL EXPIRE AT 8:00 PM, NEW
                   YORK CITY TIME, ON __________,___________ , 2000
                         UNLESS THE OFFER IS EXTENDED.


                      The Depository For The Offer is:

                          Wilmington Trust Company
                            Rodney Square North
                         1100 North Market Street
                         Wilmington, DE  19890-0001
                         Telephone:  (302) 651-1000


DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS
SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. YOU MUST SIGN THIS LETTER OF TRANSMITTAL IN THE APPROPRIATE SPACE THEREFOR PROVIDED BELOW AND COMPLETE THE SUBSTITUTE FORM W-9 SET FORTH BELOW.

THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

     This Letter of Transmittal is to be completed by holders of Shares (as defined below) of AutoNation, Inc. and HealthSouth Corp., (the
"Stockholders") if certificates evidencing Shares ("Certificates") are to be forwarded herewith or, unless an Agent's Message (as defined in Instruction
2 below) is utilized, if delivery of Shares is to be made by book-entry transfer to an account maintained by Wilmington Trust Company (the "Depository") at The Depository Trust Company ("DTC") (a "Book-Entry Transfer Facility") pursuant to the procedures set forth in the prospectus under Terms of the Exchange Offer, Section 3 (as defined below).

DELIVERY OF DOCUMENTS TO A BOOK-ENTRY TRANSFER FACILITY DOES NOT
CONSTITUTE DELIVERY TO THE DEPOSITARY.

--------------------------------------------------------------------------------


DESCRIPTION OF SHARES TENDERED

<PAGE 59>

NAME(S) AND
ADDRESS(ES) OF
REGISTERED HOLDER(S)
(PLEASE FILL IN, IF BLANK,
EXACTLY AS NAME(S)APPEAR
ON CERTIFICATE(S)
                    SHARE            NUMBER OF SHARES         NUMBER
              CERTIFICATE            REPRESENTED BY         OF SHARES
              NUMBER(S)(1)         CERTIFICATE(S)(1)       TENDERED(2)


-------------       -----------------------------------------------------

-------------       -----------------------------------------------------


                    Total Shares Tendered:
                                           ---------------------------------
----------------------------------------------------------------------------

 (1) Need not be completed by holders of Shares delivering Shares by Book-Entry Transfer.

 (2) Unless otherwise indicated, it will be assumed that all Shares represented by Certificates delivered to the Depositary are being tendered. See Instruction 4.
---------------------------------------------------------------

/ / CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY
TRANSFER MADE TO AN ACCOUNT MAINTAINED BY THE DEPOSITARY WITH A
BOOK-ENTRY TRANSFER FACILITY, AND COMPLETE THE FOLLOWING (ONLY PARTICIPANTS IN A BOOK-ENTRY TRANSFER FACILITY MAY DELIVER SHARES BY BOOK-ENTRY TRANSFER).

  (N)ame of Tendering Institution:________________________________________


  (C)heck Box of Book-Entry Transfer Facility:

       / / DTC

(A)ccount Number:____________________________________________________________


(T)ransaction Code Number:___________________________________________________


/ / CHECK HERE IF SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING. PLEASE ENCLOSE A PHOTOCOPY OF SUCH NOTICE OF GUARANTEED DELIVERY.

  (N)ame(s) of Registered Holder(s):_________________________________________


  (W)indow Ticket Number (if any):___________________________________________


  (D)ate of Execution of Notice of Guaranteed Delivery: _____________________


  (N)ame of Institution which Guaranteed Delivery:___________________________


  (I)f delivered by Book-Entry Transfer, check box of Applicable Book-Entry
Facility:

       / / DTC

  (A)ccount Number:___________________________________________________________


<PAGE 60>

  (T)ransaction Code Number:__________________________________________________


                       PLEASE READ THE INSTRUCTIONS SET FORTH
                      IN THIS LETTER OF TRANSMITTAL CAREFULLY

Ladies and Gentlemen:

     The undersigned hereby delivers to Moore Solutions, Inc., a Florida corporation ("Offeror") the above-described shares of common stock, (the "Shares"), of __________________________ (the "Company"), in exchange for
Offeror's common stock as defined in the Exchange Offer, upon the terms and subject to the conditions set forth in the Exchange Offer dated ___________, 2000 (the "Exchange Offer"), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together with any amendments or supplements thereto or hereto)constitute the "Offer").

     Subject to, and effective upon, acceptance for exchange of, Shares deposited herewith in accordance with the terms and subject to the conditions of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, Offeror all right, title and interest in and to all of the Shares that are being deposited hereby and any and all other Shares or other securities issued or issuable in respect of such Shares on or after ____________, 2000 (a "Distribution"), and irrevocably constitutes and appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to such Shares (and any Distributions), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to
      * deliver Certificates evidencing such Shares (and any Distributions), or transfer ownership of such Shares (and any Distributions) on the account books maintained by a Book-Entry Transfer Facility together, in any such case, with all accompanying evidences of transfer and authenticity to, or upon the order of, Offeror, upon receipt by the Depositary as the undersigned's agent, of the common stock,
      * present such Shares (and any Distributions) for transfer on the books of the Company and
      * receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares (and any Distributions), all in accordance with the terms and subject to the conditions of the Offer.

     The undersigned hereby irrevocably appoints Terrence Moore in his capacity as an officer of the Offeror, and any individual who shall thereafter succeed to such office of Offeror, and each of them, as the attorney-in-fact and proxy of the undersigned, each with full power of substitution, to the full extent of the undersigned's rights with respect to all Shares deposited hereby and accepted for exchange by Offeror (and any Distributions), including, without limitation, the right to vote such Shares (and any Distributions) in such manner as each such attorney and proxy or his substitute shall, in his or her sole discretion, deem proper. All such powers of attorney and proxies, being deemed to be irrevocable, shall be considered coupled with an interest in the Shares deposited herewith. Such appointment will be effective when, and only to the extent that, Offeror accepts such Shares for exchange. Upon such acceptance for exchange, all prior powers of attorney and proxies given by the undersigned with respect to such Shares (and any

<PAGE 61>

Distributions) will be revoked, without further action, and no subsequent powers of attorneys and proxies may be given with respect thereto (and, if given, will be deemed ineffective). The designees of Offeror will, with respect to the Shares (and any Distributions) for which such appointment is effective, be empowered to exercise all voting and other rights of the undersigned with respect to such Shares (and any Distributions) as they in their sole discretion may deem proper. Offeror reserves the absolute right to require that, in order for Shares to be deemed validly tendered, immediately upon the acceptance for exchange of such Shares, Offeror or its designees are able to exercise full voting rights with respect to such Shares (and any Distributions).

     All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. Except as stated in the Exchange Offer, this tender is irrevocable.

      The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Shares delivered hereby (and any Distributions) and that, when the same are accepted for exchange by Offeror, Offeror will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, and that the Shares delivered hereby (and any Distributions) will not be subject to any adverse claim. The undersigned, upon request, will execute and deliver any additional documents deemed by the Depositary or Offeror to be necessary or desirable to complete the sale, assignment and transfer of Shares delivered hereby.

     The undersigned understands that the valid delivery of Shares pursuant to any one of the procedures described in Section 3 of the Exchange Offer and in the instructions hereto will constitute a binding agreement between the undersigned and Offeror with respect to such Shares upon the terms and subject to the conditions of the Offer.

     The undersigned recognizes that, under certain circumstances set forth in the Exchange Offer, Offeror may not be required to accept for exchange any of the Shares tendered hereby.

     Unless otherwise indicated herein under "Special Payment Instructions", please issue the Common Stock and/or return any Certificates evidencing Shares not tendered or not accepted for exchange in the name(s) of the registered holder(s) appearing under "Description of Shares Tendered". Similarly, unless otherwise indicated under "Special Delivery Instructions", please mail the Common Stock and/or return any Certificates evidencing Shares not tendered or not accepted for exchange (and accompanying documents, as appropriate) to the address(es) of the registered holder(s) appearing under "Description of Shares Tendered". In the event that both the "Special Payment Instructions" and the "Special Delivery Instructions" are completed, please issue the Common Stock and/or return any such Certificates evidencing Shares not tendered or not accepted for exchange (and accompanying documents, as appropriate) in the name(s) of, and deliver such check and/or return such certificates (and accompanying documents, as appropriate) to, the person(s) so indicated. Unless otherwise indicated herein under "Special Payment Instructions", in the case of a book-entry delivery

<PAGE 62>

of Shares, please credit the account maintained at the Book-Entry Transfer Facility indicated above with respect to any Shares not accepted for payment. The undersigned recognizes that Offeror has no obligation pursuant to the "Special Payment Instructions" to transfer any Shares from the name of the registered holder thereof if Offeror does not accept for exchange any of the Shares tendered hereby.

-------------------------------------------------------------------------------

                          SPECIAL PAYMENT INSTRUCTIONS
                        (SEE INSTRUCTIONS  5, 6 AND 7)

     To be completed ONLY if certificates for Shares not tendered or not accepted for exchange and/or the Common Stock are to be issued in the name of someone other than the undersigned, or if Shares delivered by book-entry transfer that are not accepted for exchange are to be returned by credit to an account maintained at a Book-Entry Transfer Facility other than the account indicated above.

Issue:_____     Check   _____  Certificate(s) to:

Name:
_________________________________________________________________________
                        (Please print or type)
Address: ______________________________________________________________________
                        (Include Zip Code)
______________________________________________________________________________

                       (Tax Identification or Social Security Number) (See Substitute Form W-9)

______ Credit unexchanged Common Shares delivered by book-entry transfer to the Book-Entry Transfer Facility account set forth below:

Check appropriate Box:
______    The Depositor Trust Company
______    Philadelphia Depository Trust Company

____________________________________________
(Account Number)


--------------------------------------------------------------------------------

<PAGE 63>


------------------------------------------------------------------------------
                           SPECIAL DELIVERY INSTRUCTIONS
                          (SEE INSTRUCTIONS  5, 6 AND 7)

     To be completed ONLY if certificates for Shares not tendered or not accepted for exchange and/or the Common Stock are to be sent to someone other than the undersigned, or to the undersigned at an address other than that above.

Mail: (check appropriate box(es))

____     Check to:

____     Certificate(s) to:

Name: _____________________________________________________________________
                               (Please print or type)
Address:
___________________________________________________________________________
                              (Include Zip Code)

____________________________________________________________________________
                              (Tax Identification Number)
                              (See Substitute Form W-9)

STOCKHOLDER:  SIGN HERE AND COMPLETE SUBSTITUTE FORM W-9 BELOW

_____________________________________________________________________________

_____________________________________________________________________________
                           (SIGNATURE(S) OF STOCKHOLDER(S))

DATED:    ____________________________, 2000




-----------------------------------------------------------------------------



                                    IMPORTANT
                              STOCKHOLDER SIGNATURE
                      (Also Complete Substitute Form W-9 Below)


-----------------------------------------------------------------


-----------------------------------------------------------------
 (Signature(s) or Owner(s)

Name(s) _________________________________________________________

Name of Firm  __________________________________________________


Capacity (full title)____________________________________________
                               (See Instruction 5)

Address _________________________________________________________


_________________________________________________________________
                                   (Zip Code)

<PAGE 64>

Area Code and Telephone Number ________________________________

Taxpayer Identification or Social Security Number _____________
                                    (See Substitute Form W-9)

          Dated: ____________, 2000

          (Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by the person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer or a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5).

            GUARANTEE OF SIGNATURE(S)
            (See Instructions 1 and 5)

            FOR USE BY FINANCIAL INSTITUTIONS ONLY. PLACE MEDALLION GUARANTEE IN SPACE BELOW.

            Authorized signature(s)___________________________________


            Name(s)___________________________________________________


            Name of Firm ____________________________________________
                                    (Please Print)

            _________________________________________________________
                                     (Zip Code)

           Area Code and Telephone Number __________________________ Dated:_____________, 2000





                                   INSTRUCTIONS
               FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

     1. Guarantee of Signatures. Except as otherwise provided below, signatures on this Letter of Transmittal must be guaranteed by a member in good standing of the Securities Transfer Agent's Medallion Program, or by any other bank, broker, dealer, credit union, savings association or other entity that is an "eligible guarantor institution", as such term is defined in Rule 17Ad-15 under the


<PAGE 65>

Securities Exchange Act of 1934, as amended (the "Exchange Act") (each of the foregoing constituting an "Eligible Institution"), unless the Shares tendered hereby are tendered (i) by the registered holder (which term, for purposes of this document, shall include any participant in a Book-Entry Transfer Facility whose name appears on a security position listing as the owner of Shares) of such Shares who has completed neither the box entitled "Special Payment Instructions" nor the box entitled "Special Delivery Instructions" hereby or (ii) for the account of an Eligible Institution. See Instruction 5. If the Certificates are registered in the name of a person other than the signer of this Letter of Transmittal, or if the Units are to be made or delivered to, or Certificates evidencing unexchanged Shares are to be issued or returned to, a person other than the registered owner, then the tendered Certificates must be endorsed or accompanied by duly executed stock powers, in either case signed exactly as the name or names of the registered owner or owners appear on the Certificates, with the signatures on the Certificates or stock powers guaranteed by an Eligible Institution as provided herein. See Instruction 5.

     2. Requirement of Tender. This Letter of Transmittal is to be completed by Stockholders if Certificates evidencing Shares are to be forwarded herewith or, unless an Agent's Message is utilized, if delivery of Shares is to be made pursuant to the procedures for book-entry transfer set forth in
Section 3 of the Exchange Offer. For a Stockholder to validly tender Shares pursuant to the Offer, either

      * a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees or an Agent's Message (in connection with book-entry transfer of shares of Common Stock) and any other required documents, must be received by the Depositary at one of its addresses set forth herein prior to the Expiration Date (as defined in Section 1 of the Exchange Offer) and either (i) Certificates for tendered Shares must be received by the Depositary at one of such addresses prior to the Expiration Date or (ii) Shares must be delivered pursuant to the procedures for book-entry transfer set forth in Section 3 of the Exchange Offer and a Book-Entry Confirmation must be received by the Depositary on or prior to the Expiration Date or

      * the tendering stockholder must comply with the guaranteed delivery procedures set forth herein and in Section 3 of the Exchange Offer.

Stockholders whose certificates for securities are not immediately available or who cannot deliver their certificates and all other required documents to the Depositary prior to the expiration Date or who cannot comply with the book entry procedures on a timely basis may tender their securities by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth herein and in
Section 3 of the Exchange Offer.

Pursuant to such guaranteed delivery procedures,
       * such tender must be made by or through an Eligible Institution,
       * a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by Offeror, must be received by the Depositary prior to the Expiration Date and
       * the certificates of all tendered securities, in proper form for transfer (or a book-entry Confirmation with respect to all tendered securities), together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message, and any

<PAGE 66>

         other required documents must be received by the Depositary within three trading days after the date of execution of such Notice of Guaranteed Deliver. A "trading day" is any day on which the Nasdaq National Market is open for business.

The term "Agent's Message" means a message, transmitted by the Book-Entry Transfer Facility to, and received by, the Depositary and form a part of a Book-Entry Confirmation, which states that such Book-Entry Transfer Facility has received an express acknowledgment from the participant in such Book-Entry Transfer Facility tendering the shares of Common Stock, that such participant has received and agrees to be bound by such terms of the Letter of Transmittal and that Offeror may enforce such agreement against the participant.

The signatures on this Letter of Transmittal cover the securities tendered hereby.

THE METHOD OF DELIVERY OF CERTIFICATES, THIS LETTER OF TRANSMITTAL
AND ANY OTHER REQUIRED DOCUMENTS, IS AT THE OPTION AND SOLE RISK OF THE TENDERING STOCKHOLDER AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN
ACTUALLY RECEIVED BY THE DEPOSITARY. IF DELIVERY IS BY MAIL,
REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

     No alternative, conditional or contingent tenders will be accepted and no fractional Shares will be exchanged. All tendering Stockholders, by execution of this Letter of Transmittal (or a facsimile thereof), waive any right to receive any notice of the acceptance of their Shares for exchange.

     3. Inadequate Space. If the space provided herein is inadequate, the information required under "Description of Shares Tendered" should be listed on a separate signed schedule attached hereto.

     4. Partial Tenders. If fewer than all of the Shares represented by any Certificates delivered to the Depositary herewith are to be tendered hereby, fill in the number of Shares which are to be tendered in the box entitled "Number of Shares Tendered." In such case, if Offeror accepts the tendered Shares for exchange, a new Certificate for the remainder of the Shares that were evidenced by your old certificate(s) will be sent, without expense, to the person(s) signing this Letter of Transmittal, unless otherwise provided in the box entitled "Special Payment Instructions" or the box entitled "Special Delivery Instructions" on this Letter of Transmittal, as soon as practicable after the Expiration Date. All Shares represented by Certificate(s) delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

     5. Signatures on Letter of Transmittal, , Instruments of Transfer and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the Certificate(s) without alteration, enlargement or any change whatsoever.

     If any of the Shares tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

<PAGE 67>

     If any of the tendered Shares are registered in different names on several Certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of Certificates.

     If this Letter of Transmittal or any Certificates or instruments of transfer are signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Offeror of such person's authority to so act must be submitted.

     If this Letter of Transmittal is signed by the registered holder(s) of the Shares listed and transmitted hereby, no endorsements of Certificates or separate instruments of transfer are required unless payment is to be made, or Certificates not tendered or not exchanged are to be issued or returned, to a person other than the registered holder(s). Signatures on such Certificates or instruments of transfer must be guaranteed by an Eligible Institution.

     If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Shares evidenced by the Certificate(s) listed and transmitted hereby, the Certificate(s) must be endorsed or accompanied by appropriate instruments of transfer, in either case signed exactly as the name(s) of the registered holder(s) appear on the Certificate(s). Signatures on such Certificate(s) or instruments of transfer must be guaranteed by an Eligible Institution.

     6. Transfer Taxes. Offeror will not pay or cause to be paid any transfer taxes with respect to the transfer and sale of Shares to it or its order pursuant to the Offer and such transfer taxes will be charged to the tendering stockholder.

     7. Special Payment and Delivery Instructions. If Certificates for unexchanged Shares are to be issued in the name of a person other than the signer of this Letter of Transmittal or such Certificates are to be returned to someone other than the signer of this Letter of Transmittal or to an address other than that shown above, the appropriate boxes on this Letter of Transmittal should be completed. If any tendered Shares are not exchanged for any reason and such Shares are delivered by Book-Entry Transfer Facility, such Shares will be credited to an account maintained at the appropriate Book-Entry Transfer Facility.

    8. Waiver of Conditions. The conditions of the Offer may be waived by Offeror, in whole or in part, at any time or from time to time, in Offeror's sole discretion subject to the conditions described in the Exchange Offer.

    9. Backup Withholding Tax. Each tendering Stockholder is required to provide the Depositary with a correct Taxpayer Identification Number ("TIN") on Substitute Form W-9, which is provided under "Important Tax Information" below and to certify that the stockholder is not subject to backup withholding.

FAILURE TO PROVIDE THE INFORMATION ON THE SUBSTITUTE FORM W-9 MAY SUBJECT
THE TENDERING STOCKHOLDER TO 31% FEDERAL INCOME TAX BACKUP WITHHOLDING ON THE PAYMENT OF THE PURCHASE PRICE FOR THE SHARES.

<PAGE 68>

The tendering Stockholder should indicate in the box in Part III of the Substitute Form W-9 if the tendering Stockholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the Stockholder has indicated in the box in Part III that a TIN has been applied for and the Depositary is not provided with a TIN by the time of payment, the Depositary will withhold 31% of all Units, if any, made thereafter pursuant to the Offer until a TIN is provided to the Depositary.

     10. Lost or Destroyed Certificates. If any Certificate(s) representing Shares has been lost or destroyed, the holders should promptly notify the Company's transfer agent, Bank of New York. The holders will then be instructed as to the procedure to be followed in order to replace the Certificate(s). This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed Certificates have been followed.

     IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A MANUALLY SIGNED
FACSIMILE THEREOF) TOGETHER WITH ANY REQUIRED SIGNNATURE GUARANTEES, OR, IN THE CASE OF A BOOK-ENTRY TRANSFER, AN AGENT'S MESSAGE, AND ANY OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE DEPOSITARY PRIOR TO THE EXPIRATION DATE AND EITHER CERTIFICATES FOR TENDERED SECURITIES MUST BE RECEIVED BY THE
DEPOSITARY OR SECURITIES MUST BE DLEIVERED PURSUANT TO THE PROCEDURES FOR BOOK-ENTRY TRANSFER, IN EACH CASE PRIOR TO THE EXPIRATION DATE, OR THE TENDERING STOCKHOLDER MUST COMPLY WITH THE PROCEDURES FOR GUARANTEED DELIVERY.

                            IMPORTANT TAX INFORMATION

     Under federal income tax law, a Stockholder whose tendered Shares are accepted for exchange is required to provide the Depositary (as payor) with such Stockholder's correct TIN on Substitute Form W-9 below. If such Stockholder is an individual, the TIN is his or her social security number. If the tendering Stockholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, such Stockholder should so indicate on the Substitute Form W-9. See Instruction 10. If the Depositary is not provided with the correct TIN, the Stockholder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such Stockholders with respect to Shares purchased pursuant to the Offer may be subject to backup federal income tax withholding.

     Certain Stockholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, such Stockholder must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status. Forms for such statements can be obtained from the Depositary. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions.

     If backup withholding applies, the Depositary is required to withhold 31% of any payments made to the Stockholder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

<PAGE 69>

PURPOSE OF SUBSTITUTE FORM W-9

     To prevent backup federal income tax withholding with respect to payment of the purchase price for Shares purchased pursuant to the Offer, a Stockholder must provide the Depositary with his correct TIN by completing the Substitute Form W-9 below, certifying that the TIN provided on Substitute
Form W-9 is correct (or that such Stockholder is awaiting a TIN) and that (1) such Stockholder has not been notified by the Internal Revenue Service that he is subject to backup withholding as a result of failure to report all interest or dividends or (2) the Internal Revenue Service has notified the Stockholder that he is no longer subject to backup withholding.


WHAT NUMBER TO GIVE THE DEPOSITARY

     The Stockholder is required to give the Depositary the social security number or employer identification number of the record holder of the Shares tendered hereby. If the Shares are registered in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report.

______________________________, 2000
         Signature

Date
                Name (Please Print)

--------------------------------------------------------------


<PAGE 70>

                  PAYOR'S NAME: HACKNEY & MILLER, P.A.


SUBSTITUTE



Form W-9
Department of Treasury
Internal Revenue Service




Payor's Request for
Taxpayer Identification
Number ("TIN") and
Certification

---------------------------------------------------------------------------

Part 1. Please provide your TIN in the box at right and certify by signing and
Dating below.

---------------------------------------------------------------------------

Social Security Number OR
Employer Identification Number


_______________________________


----------------------------------------------------------------------------

Part 2. Check the box if you are NOT subject to backup withholding under the Provisions of Section 3408(a)(1)(C) of the Internal Revenue Code of 1986 because (1) you have not been notified that you are subject to backup withholding as a result of failure to report all interest or dividends or (2) the Internal Revenue Service has notified you that you are no longer subject to backup withholding





-----------------------------------------------------------------------------
Part 3 - Certification - Under the penalties of perjury, I certify that the information Provided on this form is true, correct and complete.



-----------------------------------------------------------------------------
Print your name:  ___________________________

Address: __________________________________
__________________________________________
__________________________________________

Signature: _________________________________


Date: ____________________________


-----------------------------------------------------------------------------



Awaiting TIN


----------------------------------------------------------------------------

NOTE:  FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN
BACKUP WITHHOLDING ON ANY PAYMENTS MADE TO YOU PURSUANT TO THE
EXCHANGE OFFER.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.



-----------------------------------------------------------------------------

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

     I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayeridentification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within 60 days, 31% of all reportable payments made to me thereafter will be withheld until I provide a number.

_____________________________________________

______________________________________________
         Signature                   Date


----------------------------------------------------------------------------

<PAGE 71>



                             APPENDIX B

                     Notice of Guaranteed Delivery

                                   For

                      Tender of Shares of Common Stock

                                   Of

                             Autonation, Inc.

                                   Or

                            HealthSouth, Corp.

                                   To

                            Moore Solutions, Inc.



                  (NOT TO BE USED FOR SIGNATURE GUARANTEES)

         This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates for Securities (as defined below) are not immediately available,
(ii) if the procedure for book-entry transfer cannot be completed prior to the Expiration Date (as defined in Section 1 of the Exchange Offer to Purchase described below) or (iii) if time will not permit all required documents to reach the Depositary prior to the Expiration Date. Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary.

                     The Depositary for the Offer is:

                        Wilmington Trust Company
                          Rodney Square North
                        1100 North Market Street
                       Wilmington, DE  19890-0001
                       Telephone:  (302) 651-1000


                    (for eligible institutions only)

                   Confirm Facsimile by Telephone Only:


<PAGE 72>

         DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS
OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

         THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES.  IF A
SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THESIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

          The undersigned hereby tenders to Moore Solutions, Inc., a Florida corporation ("Offeror") upon the terms and subject to the conditions set forth in the Offeror's Exchange Offer dated _____, 2000 (the "Exchange Offer") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the number of shares set forth below of common stock, (the "Securities"), of the Company, pursuant to the guaranteed delivery procedures set forth in the Exchange Offer.

Signature(s)_____________________    Address(es)_________________________
_______________________________      ___________________________________
                                                              Zip Code

Name(s) of Record Holder(s)________  Area Code and Tel.No.(s)______________

________________________________     Taxpayer Identification or
Please Print or Type                 Social Security Number________________

Number of shares of Common Stock     Check box if shares of Common Stock will
_______________________________      be tendered by book-entry transfer: [___]

Certificate No.(s) (If Available)     Account Number_____________________
_______________________________
_______________________________


Dated ________________, 2000


                 THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED
                 ------------------------------------------------

                                      BELOW

                      (Not to be used for signature guarantee)

<PAGE 73>


          The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program, the Stock Exchange Medallion Program or an "eligible guarantor institution" as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Depositary either certificates representing the shares of Common Stock and shares of Preferred Stock tendered hereby, in proper form for transfer, or, in the case of shares of Common Stock, confirmation of book-entry transfer of such shares of Common Stock into the Depositary's accounts at The Depositary Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within three trading days (as defined in the Offer to Purchase) after the date hereof.

_________________________________    ____________________________________
  Name of Firm                           Authorized Signature

_________________________________    Name_______________________________
  Address                                  Please Print or Type

_________________________________    Title________________________________
                       Zip Code
                                     Date___________________________,2000
Area Code and Tel. No.______________

NOTE: DO NOT SEND CERTIFICATES FOR SHARES OF COMMON STOCK WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF
TRANSMITTAL.


<PAGE 74>

                               2,000,000

                          MOORE SOLUTIONS, INC.

                              COMMON STOCK
------------------------------------------------------------------------------

                               PROSPECTUS
-------------------------------------------------------------------------------
                             January 10, 1999


                                  PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Florida Statute Section 607.0850 provides that a corporation may indemnify directors and officers, as well as other employees and agents, along with a director, officer, employee or agent against of another corporation, partnership, joint venture, trust, or other enterprise, against expenses incurred in legal proceedings connected with their service to the corporation, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, had no reasonable cause to believe his or her conduct was unlawful.

<PAGE 75>

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.           Exhibit Description

3.0*    Amended Articles of Incorporation of Moore Solutions,Inc.
3.1*    Bylaws of Moore Solutions, Inc.
4.0*    Specimen Stock Certificate
4.1*    Form of Common Stock Purchase Warrant
5.0*    Opinion of Hackney & Miller P.A., as to legality
10.0*   Moore Solutions, Inc. 1999 Stock Option Plan
10.2* Business Lease Agreement by and between Moore Solutions, Inc. and American Sea Breeze, Inc.
10.3* Business Lease Agreement by and between Moore Solutions, Inc. and American Sea Breeze, Inc.
10.4*   Investment Advisory Agreement with Crown Capital Advisors, Inc.
23.0** Consent of DiBartolomeo, McBee & Associates, P.A., independent certified public accountants
23.1*   Consent of Hackney & Miller, P.A. (included in Exhibit 5.0)
28.0**  Letter of Transmittal
28.1**  Notice of Guaranteed Delivery
28.2*   Consent for Electronic Communication

* previously filed
** filed with amendment

<PAGE 76>

ITEM 22.  UNDERTAKINGS

     The undersigned registrant hereby undertakes as follows:

          (1) Prior to any public reoffering of the securities registered hereunder through use of a prospectus that is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145 ( c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

            (2) Every prospectus that (i) is filled pursuant to paragraph (1) immediately preceding or (ii) purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of any amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) The undersigned registrant will deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirement of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, will deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

               (4) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934
(and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (5) The registrant will respond to requests for information
that is incorporated by reference into the prospectus pursuant to Item     of
this form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

               (6) The registrant will supply by means of a post-effective amendment all information concerning a transaction, and Moore Solutions, Inc. being acquired involved therein, that was not the subject of an included in the registration statement when it became effective, except where the

<PAGE 77>

transaction in which the securities being offered pursuant to the registration statement would itself qualify for an exemption under Section 5 of the Securities Act of 1933, absent the existence of other similar (prior or subsequent) transactions.

          (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.
In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by its is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

            (8) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (A) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (B) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                    (C) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement or any material change to such information in the registration statement.

            (9) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (10) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

            (11) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

            (12) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                          AVAILABLE INFORMATION

         Moore Solutions, Inc. will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will file reports, proxy and information statements and other information with the SEC. Such reports, proxy

<PAGE 78>

and information statements and other information filed by Moore Solutions, Inc. with the SEC can be inspected and copied at the public reference facilities of the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, DC, 20549, as well as at the following SEC Regional Offices:
Seven World Trade Center, New York, NY 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661-2511. Copies can be obtained from the SEC by mail at prescribed rates. Requests should be directed tot he SEC's Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, DC, 20549.

            Moore Solutions, Inc. has filed the Registration Statement under the Securities Act covering the securities described herein. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, reference is hereby made to the registration statement and the exhibits thereto, which may be inspected without charge at the office of the SEC at 450 Fifth Street, NW, Washington, DC, 20549, and copies of which may be obtained from the SEC at prescribed rates.

            The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants, such as Moore Solutions, Inc., that file electronically with the SEC. The address of such site is http://www.sec.gov.

<PAGE 79>

                               SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has caused this Amendment No. 1 to registration statement to be signed by the undersigned, thereunto duly authorized, in the City of Port St. Lucie, State of Florida, on April 19, 2000.

                               Moore Solutions, Inc.

                               /s/ Terrance Moore
                               ________________________________________
                               Terrance Moore
                               Chief Executive Officer, Secretary and Chairman

                         SPECIAL POWER OF ATTORNEY

The undersigned constitute and appoint Terrance Moore their true and lawful attorney-in-fact and agent with full power of substitution, for him and his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form S-4 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                         Title                             Date

/s/ Terrance Moore
_____________________            Director                     April 19, 2000
Terrance Moore

/s/ Jayne Moore*
_____________________            Director                     April 19, 2000
J. Jayne Moore

/s/ Chris Hubbard
_____________________            Director                     April 19, 2000
Chris Hubbard

/s/ Richard J. Krenn*
____________________             Director                     April 19, 2000
Richard J. Krenn

<PAGE 80>

/s/ Gary Perez*
____________________             Director                     April 19, 2000
Gary Perez


       *By Terrance Moore, Attorney in Fact

(Signed under the authority of a Power of Attorney previously filed with the Securities and Exchange Commission)


<PAGE 81>

                               Exhibit 3.0

                           AMENDED AND RESTATED
                        ARTICLES OF INCORPORATION
                                   OF
                          MOORE SOLUTIONS, INC.

1. The following provisions of the Articles of Incorporation of Moore Solutions, Inc., a Florida corporation, filed in Tallahassee on August 15, 1996, be and they hereby are amended and restated as follows:

                            Article 1.  Name

                 The name of this corporation is Moore Solutions, Inc.

                          Article 2.  Purposes

The purpose or purposes for which this corporation is organized are:

To acquire, own and operate information technology companies and systems, including internet related businesses.

To acquire by purchase, exchange, gift, bequest, subscription or otherwise, and to hold, own, mortgage, pledge, hypothecate, sell, assign, transfer, exchange or otherwise dispose of or deal in or with its own corporate securities or stock or other securities, including without limitations, any shares of stock, bonds, debentures, notes, mortgages, or other instruments representing rights or interests therein or any property or assets created or issued by any person, firm, association or corporation, or any government or subdivisions, agencies or instrumentalities thereof; to make payment therefore in any lawful manner or to issue in exchange therefore its own securities or to use its unrestricted intention that the purposes specified in each of the paragraphs of this Article 2 shall be regarded as independent purposes and powers.

To do each and every thing necessary, suitable or proper for the accomplishment of any of the purposes or the attainment of any one or more of the subjects herein enumerated, or which may at any time appear conducive to or expedient for the protection or benefit of this corporation, and to do said acts as fully and to the same extent as natural persons might, or could do, in any part of the world as principals, agents, partners, trustees or otherwise, either alone or in conjunction with any other persons, association or corporation.

To transact any and all lawful business for which corporations may be incorporated under the Florida General Corporation Act.

The foregoing clauses shall be construed both as purposes and powers, and shall not be held to limit or restrict in any manner the general powers of the corporation, and the enjoyment and exercise thereof, as conferred by Laws of the State of Florida; and it is the intention that the purposes and powers specified in each of the paragraphs of this Article 2 shall be regarded as independent purposes


<PAGE 82>

and powers.

               Article 3.    Registered Office; Registered Agent

The address of the initial registered office of the corporation is 4400 PGA Boulevard, Suite 505, Palm Beach Gardens, Florida 33410 and the name of its initial registered agent at such address is Robert C. Hackney.

                       Article 4.    Principal Office

The business address of the corporation's principal office is 10570 South Federal Highway, Port St. Lucie, Florida 34952.

                          Article 5.    Duration

The period of this corporation's duration is perpetual.

                    Article 6.    Directors and Officers

6.1   Number; Initial Directors
The number of directors constituting the board of directors is two, and the names and addresses of the persons who are to serve as directors until the next annual meeting of the shareholders or until their successors are elected and qualified are:

           Name                   Address

           Terrance Moore         10570 South Federal Highway,
                                  Port St. Lucie, Florida 34952.


           L. Jayne Moore         10570 South Federal Highway,
                                  Port St. Lucie, Florida 34952.



6.2   Changes in Authorized Number of Directors
The number of directors of the corporation set forth in Section 6.1 of this Article shall constitute the authorized number of directors until changed by an amendment of these articles of incorporation or by a bylaw duly adopted by the vote or written consent of the holders of a majority of the then outstanding shares of common stock in the corporation.

<PAGE 83>

6.3   Powers of Directors
Subject to the limitations contained in the articles of incorporation and the Florida General Corporation Act concerning corporate action that must be authorized or approved by the shareholders of the corporation, all corporate powers shall be exercised by or under the authority of the board of directors, and the business and affairs of the corporation shall be controlled by the board.

The board of directors shall delegate, to the extent that it considers necessary, any portion of its authority to manage, control, and conduct the current business of the company, to any standing or special committee of the corporation or to any officer or agent thereof. Notwithstanding any delegation of authority that the board may make hereunder, it shall exercise general supervision over the officers and agents of the corporation and shall be responsible to the shareholders for the proper performance of their respective duties.

6.4   Removal of Directors and Officers
Any officer elected or appointed by the board of directors, or by the Executive Committee, or by the shareholders, or any member of the Executive Committee, or of any other standing committee, or any director of this corporation may be removed at any time, with or without cause, in such manner as shall be provided in the bylaws of this corporation.

6.5   Voting for Directors
In all elections of directors of this corporation, each shareholder has the right to cast as many votes as equal the number of shares held by the shareholder multiplied by the number of directors to be elected, and the shareholder may cast all of such votes for a single director or may distribute them among the number of directors to be elected, or any two or more of them, as such shareholder may see fit. This Section 6.5 may be amended only by a vote of all of the outstanding shares of stock of the corporation.


                         Article 7.    Incorporator

The name and address of the incorporator is:

              Name                      Address
              Robert C. Hackney        4400 PGA Boulevard, Suite 505
                                       Palm Beach Gardens, Florida 33410

                       Article 8.    Capitalization

The total number of shares of all classes of stock which the corporation shall have authority to issue is 12,500,000, divided into 10,000,000 shares of common stock at $.01 par value each and 2,500,000 shares of preferred stock, at $.01 par value each.

8.1:  Statement of Rights for Common Shares

<PAGE 84>

(a) Subject to any prior rights to receive dividends to which the holders of shares of any series of the preferred stock may be entitled, the holders of shares of common stock shall be entitled to receive dividends, if and when declared payable from time to time by the board of directors, from funds legally available for payment of dividends.

(b) In the event of any dissolution, liquidation or winding up of this corporation, whether voluntary or involuntary, after there shall have been paid to the holders of shares of preferred stock the full amounts to which they shall be entitled, the holders of the then outstanding shares of common stock shall be entitled to receive, pro rata, any remaining assets of this corporation available for distribution to its shareholders. The board of directors may distribute in kind to the holders of the shares of common stock such remaining assets of this corporation or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other corporation, trust or entity and receive payment in cash, stock or obligations of such other corporation, trust or entity or any combination of such cash, stock, or obligations, and may sell all or any part of the consideration so received, and may distribute the consideration so received or any balance or proceeds of it to holders of the shares of common stock. The voluntary sale, conveyance, lease, exchange or transfer of all or substantially all the property or assets of this corporation (unless in connection with that event the dissolution, liquidation or winding up of this corporation is specifically approved), or the merger or consolidation of this corporation into or with any other corporation, or the merger of any other corporation into it, or any purchase or redemption of shares of stock of this corporation of any class, shall not be deemed to be a dissolution, liquidation or winding up of this corporation for the purpose of this paragraph (b).

(c) Except as provided by law or this certificate of incorporation with respect to voting by class or series, each outstanding share of common stock of this corporation shall entitle the holder of that share to one vote on each matter submitted to a vote at a meeting of shareholders.

(d) Such numbers of shares of common stock as may from time to time be required for such purpose shall be reserved for issuance (i) upon conversion of any shares of preferred stock or any obligation of this corporation convertible into shares of common stock and (ii) upon exercise of any options or warrants to purchase shares of common stock.

8.2 Statement of Rights for Preferred Shares. The board of directors is expressly authorized to adopt, from time to time, a resolution or resolutions providing for the issue of preferred stock in one or more series, to fix the number of shares in each such series and to fix the designations and the powers, preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions of such shares, of each such series.

The authority of the board of directors with respect to each such series shall include a determination of the following, which may vary as between the different series of preferred stock:

(a) The number of shares constituting the series and the distinctive designation of the series;

(b) The dividend rate on the shares of the series, the conditions and dates upon which dividends on such shares shall be payable, the extent, if any, to which dividends on such shares shall be cumulative, and the relative rights of preference, if any, of payment of dividends on such shares;

<PAGE 85>

(c) Whether or not the shares of the series are redeemable and, if redeemable, the time or times during which they shall be redeemable and the amount per share payable on redemption of such shares, which amount may, but need not, vary according to the time and circumstances of such redemption;

(d) The amount payable in respect of the shares of the series, in the event of any liquidation, dissolution or winding up of this corporation, which amount may, but need not, vary according to the time or circumstances of such action, and the relative rights of preference, if any, of payment of such amount;

(e) Any requirement as to a sinking fund for the shares of the series, or any requirement as to the redemption, purchase or other retirement by this corporation of the shares of the series;

(f) The right, if any, to exchange or convert shares of the series into other securities or property, and the rate or basis, time, manner and condition of exchange or conversion;

(g) The voting rights, if any, to which the holders of shares of the series shall be entitled in addition to the voting rights provided by law; and

(h) Any other terms, conditions or provisions with respect to the series not inconsistent with the provisions of this Article or any resolution adopted by the board of directors pursuant to this Article.

The number of authorized shares of preferred stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of this corporation entitled to vote at a meeting of shareholders. No holder of shares of preferred stock of this corporation shall, by reason of such holding have any preemptive right to subscribe to any additional issue of any stock of any class or series nor to any security convertible into such stock.


                         Article 9.    Shareholders

9.1   Amendment of Bylaws
The board of directors has the power to make, repeal, amend and alter the bylaws of the corporation, to the extent provided in the bylaws. However, the paramount power to repeal, amend and alter the bylaws, or to adopt new bylaws, is vested in the common shareholders. This power may be exercised by a vote of all of the common shareholders present at any annual or special meeting of the common shareholders. Moreover, the directors have no power to suspend, repeal, amend or otherwise alter any bylaw or portion of any bylaw so enacted by the shareholders, unless the shareholders, in enacting any bylaw or portion of any bylaw, otherwise provide.

9.2   Personal Liability of Shareholders
The private property of the shareholders of this corporation is not subject to the payment of corporate debts, except to the extent of any unpaid balance of subscription for shares.

<PAGE 86>

9.3   Voting Rights
Except as otherwise expressly provided by the law of the State of Florida or these articles of incorporation or the resolution of the board of directors providing for the issue of a series of preferred stock, the holders of the common stock shall possess exclusive voting power for the election of directors and for all other purposes. Every holder of record of common stock entitled to vote and, except as otherwise expressly provided in the resolution or resolutions of the board of directors providing for the issue of a series of preferred stock, every holder of record of any series of preferred stock at the time entitled to vote, shall be entitled to one vote for each share held.


9.4 Actions by Written Consent
Whenever the vote of shareholders at a meeting of shareholders is required or permitted to be taken for or in connection with any corporate action by any provision of the corporation law of the State of Florida, or of these articles of incorporation or of the bylaws authorized or permitted by that law, the meeting and vote of shareholders may be dispensed with if the proposed corporate action is taken with the written consent of the holders of stock having a majority of the total number of votes which might have been cast for or in connection with that action if a meeting were held; provided that in no case shall the written consent be by the holders of stock having less than the minimum percentage of the vote required by statute for that action, and provided that prompt notice is given to all shareholders of the taking of corporate action without a meeting and by less than unanimous written consent.

                          Article 10.    Amendments

The corporation shall be deemed, for all purposes, to have reserved the right to amend, alter, change or repeal any provision contained in its articles of incorporation, as amended, to the extent and in the manner now or in the future permitted or prescribed by statute, and all rights conferred in these articles upon shareholders are granted subject to that reservation.

Article 11.  Regulation of Business and Affairs of Corporation

11.1 Powers of Board of Directors

(a) In furtherance and not in limitation of the powers conferred upon the board of directors by statute, the board of directors is expressly authorized, without any vote or other action by shareholders other than such as at the time shall be expressly required by statute or by the provisions of these articles of incorporation, as amended, or of the bylaw, to exercise all of the powers, rights and privileges of the corporation (whether expressed or implied in these articles or conferred by statute) and to do all acts and things which may be done by the corporation, including, without limiting the generality of the above, the right

(i) Pursuant to a provision of the bylaw, by resolution adopted by a majority of the actual number of directors elected and qualified, to designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in that resolution or in the bylaw, shall have and exercise all the authority of the board of directors except as otherwise provided by law;


(ii)    To make, alter, amend or repeal bylaws for the corporation;

(iii) To authorize the issuance from time to time of all or any shares of the corporation, now or in the future authorized, part paid receipts or allotment certificates in respect of any such shares, and any securities convertible into or exchangeable for any such shares (regardless of whether those shares, receipts, certificates or securities be unissued or issued and subsequently acquired by the corporation), in each case to such corporations, associations, partnerships, firms, individuals or others (without offering those shares or any part of them to the holders of any shares of the corporation of any class now or in the future authorized), and for such consideration (regardless of whether more or less than the par value of the shares), and on such terms as as the board of directors from time to time in its discretion lawfully may determine;

(iv) From time to time to create and issue rights or options to subscribe for, purchase or otherwise acquire any shares of stock of the corporation of any class now or in the future authorized or any bonds or other obligations or securities of the corporation (without offering the same or any part of them to the holders of any shares of the corporation of any class now or in the future authorized);

(v) In furtherance and not in limitation of the provisions of the above subdivisions (iii) and (iv), from time to time to establish and amend plans for the distribution among or sale to any one or more of the officers or employees of the corporation, or any subsidiary of the corporation, of any shares of stock or other securities of the corporation of any class, or for the grant to any of such officers or employees of rights or options to subscribe for, purchase or otherwise acquire any such shares or other securities, without in any case offering those shares or any part of them to the holders of any shares of the corporation of any class now or in the future authorized; such distribution, sale or grant may be in addition to or partly in lieu of the compensation of any such officer or employee and may be made in consideration for or in recognition of services rendered by the officer or employee, or to provide them with an incentive to serve or to agree to serve the corporation or any subsidiary of the corporation, or otherwise as the board of directors may determine; and

(vi) To sell, lease, exchange, mortgage, pledge, or otherwise dispose of or encumber all or any part of the assets of the corporation unless and except to the extent otherwise expressly required by statute.

(b)     The board of directors, in its discretion, may from time to time

(i) Declare and pay dividends upon the authorized shares of stock of the corporation out of any assets of the corporation available for dividends, but dividends may be declared and paid upon shares issued as partly paid only upon the basis of the percentage of the consideration actually paid on those shares at the time of the declaration and payment;

(ii) Use and apply any of its assets available for dividends in purchasing or acquiring any of the shares of stock of the corporation; and


<PAGE 88>

(iii) Set apart out of its assets available for dividends such sum or sums as the board of directors may deem proper, as a reserve or reserves to meet contingencies, or for equalizing dividends, or for maintaining or increasing the property or business of the corporation, or for any other purpose it may deem conducive to the best interests of the corporation. The board of directors in its discretion at any time may increase, diminish or abolish any such reserve in the manner in which it was created.

11.2 Approval of Interested Director or Officer Transactions
No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

1. The material facts as to his interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors; or

2. The material facts as to his interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

3. The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the shareholders. Interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

11.3 Indemnification

(a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fee), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

<PAGE 89>

(b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such other court shall deem proper.

(c) To the extent that any person referred to in paragraphs (a) and (b) of this article has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to therein or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

(d)     Any indemnification under paragraphs (a) and (b) of this article
(unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and
(b) of this article. Such determination shall be made (a) by the board of directorsby a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders.

(e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as provided in this article.

(f) The indemnification provided by this article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g) The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and

<PAGE 90>

incurred by him/her in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article 11.

(h) For the purposes of this article, references to "the corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

2. The foregoing amendments were adopted by the sole Incorporator pursuant to Florida Statute 607.1005, without shareholder action and no shareholder action was required.


IN WITNESS WHEREOF, the undersigned, has personally executed these amended and restated articles of incorporation on this 7th day of April, 1999.

/s/ Robert C. Hackney
__________________________
Robert C. Hackney, Esquire
(Incorporator)


STATE OF FLORIDA
COUNTY OF PALM BEACH

The foregoing Articles of Amendment were acknowledged before me by Robert C. Hackney who produced his Florida Driver's License as identification this the 7th day of April, 1999 by:


/s/ Donald W. Miller            [ Notary Public]    Donald W. Miller
___________________________   [State of Florida]    My Commission # CC 672777
Notary Public                    [Seal}             Expires: August 18, 2001
State of Florida                                    Bonded Thru Notary Public
                                                    Underwriters
<PAGE 91>

                       CERTIFICATE DESIGNATING PLACE OF
                     BUSINESS OR DOMICILE FOR THE SERVICE
                      OF PROCESS WITHIN THIS STATE NAMING,
                    AGENT UPON WHOM PROCESS MAY BE SERVED


The following is submitted pursuant to Sections 48.091 (1) and 607.034, Florida Statutes:

BDT Acquisition Corp. desiring to organize under the laws of the State of Florida being in the County of Palm Beach, at 4400 PGA Blvd., Suite 505, Palm Beach Gardens, FL 33410 has named Robert C. Hackney, Esquire, located at that same address as its initial registered agent to accept service of process within this state.

ACKNOWLEDGMENT:

Having been named to accept service of process for the above-stated corporation, at the initial registered office of the Corporation of this State, I hereby accept to act in this capacity and agree to comply with the provisions of said statute relative to keeping the registered office of the corporation open from 10:00 a.m. to noon each day, except Saturdays, Sundays and legal holidays, and to pose therein a sign designating the name of the corporation and the name of its registered agent.


Date: April 12, 1999
     _________________




By:/s/Robert C. Hackney
   __________________________
   Robert C. Hackney, Esquire

<PAGE 92>

                                 Exhibit 3.1

                                  BY-LAWS
                             MOORE SOLUTIONS, INC.

                                ARTICLE ONE
                              --------------
                               CAPITAL STOCK

SECTION ONE: Share certificates, as approved by the Board of Directors, shall be issued to shareholders specifying the name of the owner, number of shares, and date of issue. Each certificate shall be signed by the President and Secretary with the corporate seal affixed thereon. Each certificate shall be numbered in the order in which it is issued.

SECTION TWO: Each shareholder shall be entitled to one vote per share of common stock, unless otherwise stated in the Articles of Incorporation.

SECTION THREE: Transfer of shares of stock shall be in the transfer ledger of the corporation. Such transfers shall be done in person or by power of attorney. Transfers shall be completed on the surrender of the old certificate, duly assigned.

                                  ARTICLE TWO
                                --------------
                            SHAREHOLDER'S MEETINGS

SECTION ONE: The annual meeting of the shareholders shall be held on the final Tuesday of May of each year at the Company's corporate offices. If the stated day is a weekend day or a legal holiday, the meeting shall be held on the next succeeding day not a weekend day or a holiday.

SECTION TWO: The place of the annual meeting may be changed by the Board of Directors within or without the State of Florida for any given year upon at least ten and no more than sixty days notice to shareholders. Special meetings may be held within or without the State of Florida and at such time as the Board of Directors may fix.

SECTION THREE: Special meetings of the shareholders may be called at any time by the Board of Directors or the President or, upon written request of any holder(s) of at least one-half of the outstanding capital stock.

SECTION FOUR: Notice of any special meeting of the shareholders shall be given to all shareholders to their last known address by registered mail. Notice of any special meeting of the shareholders shall state the purpose of such meeting. Notice of a special meeting may be waived in writing either before or after such meeting.

SECTION FIVE: Unless otherwise provided by law or the Articles of Incorporation, all meetings of the shareholders, action may be taken by a majority vote of the number of shares entitled to vote as represented by the shareholders present at such meeting. Directors shall be elected by a plurality vote. A quorum shall constitute one share over fifty percent of the outstanding shares

<PAGE 93>

entitled to vote as represented by the shareholders present at such meeting. No business may be transacted without the presence of a quorum. At any time during any shareholders meeting, if it is determined that a quorum is no longer present, the meeting shall be then adjourned.

SECTION SIX: Action my be taken by the shareholders without a formal meeting by consent, if such consent is executed in writing by all of the shareholders entitled to vote and if allowed under the laws of the Florida.


                                 ARTICLE THREE
                                --------------
                                  DIRECTORS

SECTION ONE: The Board of Directors shall control the full and entire management of the affairs and business of the corporation. The Board of Directors shall adopt rules and regulations to manage the affairs and business of the corporation by resolution at a special or the annual meeting. A quorum shall consist of a majority of the directors. Resolutions adopted and all business transacted by the Board of Directors shall be done by a majority vote of the directors present at such meetings.

SECTION TWO: The Board of Directors shall consist of 5 member to be elected by the shareholder at an annual meeting. The term of office shall be one year. Vacancies may be filled by the Board of Directors prior to the expiration of the term. Such appointment shall continue until the next annual meeting of the shareholders.

SECTION THREE: The Board of Directors shall meet annually at the same place of the shareholders meetings immediately following the annual meeting of the shareholders. Special meetings of the Board of Directors may be called by the President on three days notice either personally or by mail or wire, or such other and further notice as required by the laws of Florida.

SECTION FOUR: Notice of special or regular meetings of the Board of Directors other than the annual meeting of the Board of Directors, shall be made by mail to the last known address of each director. Such notice shall be mailed ten days prior to such meeting and shall include time and place and reasons for the meeting. All other requirements of the laws of the State of Florida for notices shall be followed.

SECTION FIVE: All directors of the corporation who are present at a meeting of the Board of Directors shall be deemed to have assented to action taken at such meeting as to any corporate action taken, unless a director who did not vote in favor on such action goes on record in the minutes as dissenting. In such a case, the dissenting director will not be deemed to having assented to the action taken.

SECTION SIX: Directors may be removed for cause by a majority vote at a meeting of the shareholders or Directors. Directors may be removed without cause by a majority vote at a meeting of the shareholders.

                              ARTICLE FOUR
                             --------------
                               OFFICERS
<PAGE 94>

SECTION ONE: The officers of the corporation shall consist of a Chief Executive Officer, President, Vice-President, Secretary and Chief Financial Officer. All officers shall be elected by the Board of Directors and shall serve a term for compensation as fixed by the Board of Directors. The Board of Directors may establish other offices as it may deem fit.

SECTION TWO: The chief executive officer shall be the President.  The
President shall have management powers of the corporation. His duties shall include, but are not limited to, administration of the corporation, presiding over shareholders' meetings including general supervision of the policies of the corporation as well as general management. The President shall execute contracts, mortgages, loans and bonds under the seal of the corporation.
The President shall have other powers as determined by the Board of Directors by resolution.

SECTION THREE: The Secretary shall keep the minutes of meetings of the Board of Directors and shareholder meetings. The Secretary shall have charge of the minute books, seal and stock books of the corporation. The Secretary shall have other powers as delegated by the President.

SECTION FOUR: The Chief Financial Officer shall have the power to manage the financial affairs of the corporation. The Treasurer shall keep books and records of the financial affairs and make such available to the President and Board of Directors upon request. The Treasurer may make recommendations to the officers and directors in regard to the financial affairs of the corporation.

SECTION FIVE: The Vice-President, if one is appointed by the Board of Directors, shall have such powers as delegated to him by the President. Upon the inability of the President to perform the President's duties, the Vice-President shall serve as President until such time as the President shall be able to perform or further action by the Board of Directors. The
President shall be deemed unable to perform his duties upon written notification by the President of such inability or resignation to the Board of Directors that the President is unable to perform.

SECTION SIX: Vacancies shall be filled by the Board of Directors. Until such time as vacancies are filled the following rules of succession shall apply without regard to Section Five of this Article. The Vice-President shall act as President, the Treasurer shall act as Secretary, and the Secretary shall act as Treasurer.

SECTION SEVEN: Assistants to officers may be appointed by the President. These duties shall be those delegated to them by the President or the board of Directors.

SECTION EIGHT: Compensation of the officers shall be determined by the Board of Directors.

                                  ARTICLE FIVE
                                ---------------
                   CONTRACTS AND INSTRUMENTS OF INDEBTEDNESS

SECTION ONE: No contracts or any instrument of indebtedness shall be executed without approval by the Board of Directors by resolution. Upon such resolution, the President shall be authorized to execute contracts or instruments of indebtedness as specified in the resolution.

SECTION TWO: All checks, drafts or other instruments of indebtedness shall be executed in the

<PAGE 95>

manner as determined by the Board of Directors by resolution.

                               ARTICLE SIX
                              ------------
                              CORPORATE SEAL

        The seal of the corporation shall be provided for by the Board of Directors by resolution. The seal shall be used by the President or other officers of the corporation as provided for in these By-Laws.


                             ARTICLE SEVEN
                             --------------
                               AMENDMENT

         These By-Laws may be amended from time to time by a majority vote of the Board of Directors or by a majority vote of the shareholders. These By-Laws may be repealed and new By-Laws established in the same manner as amendments. These By-Laws will continue in full force and effect until amended or repealed and replaced by new By-Laws.

                              ARTICLE EIGHT
                             ---------------
                                DIVIDENDS

         The Board of Directors may from time to time declare dividends to the shareholders. These distributions may be in cash or property. No such dividends may be made out of the capital of the corporation.

                   CONSENT AND RATIFICATION BY THE SHAREHOLDERS
                       OF THE ORGANIZATIONAL MEETING OF THE
                            INCORPORATORS AND DIRECTORS

          The undersigned, being all of the shareholders of Moore Solutions, having read the minutes of the organizational meeting of the incorporators and directors, hereby ratify and assent to all action taken in said meeting.

This 15 day of December, 1999.


<PAGE 96>


                                 Exhibit 4.0

FORM OF STOCK CERTIFICATE




                      [FRONT OF SAMPLE STOCK CERTIFICATE]


   NUMBER                                                       SHARES
                                          SEE REVERSE FOR CERTAIN DEFINITIONS

 COMMON STOCK
                               MOORE SOLUTIONS, INC.
          INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA



THIS CERTIFIES THAT:


is the owner of

   FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF $.0001 PAR VALUE EACH OF

                             MOORE SOLUTIONS, INC.

transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Florida and to the Articles of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent.

     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


DATED:                        COUNTERSIGNED:

                                          NORTH AMERICAN TRANSFER CO.
                               147 W. MERRICK RD., FREEPORT, NY 11520

                              BY:



                                                     AUTHORIZED SIGNATURE


                               [CORPORATION SEAL]

/s/ Terrance Moore                                     /s/ L.Jayne Moore
     SECRETARY                                               PRESIDENT



<PAGE 97>


                       [BACK OF SAMPLE STOCK CERTIFICATE]

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN  - as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT............................Custodian......................
                            (Cust)                         (Minor)
under Uniform Gifts to Minors
Act............. (State)


      Additional abbreviations may also be used though not in the above list.

       For Value Received, _____________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE

[                                     ]



------------------------------------------------------------------------------
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF
  ASSIGNEE)

------------------------------------------------------------------------------


-------------------------------------------------------------------------------
Shares of the stock represented by the within Certificate, and do hereby irrevocably constitute and appoint


-----------------------------------------------------------------------------
Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.


Dated _____________________________


 -------------------------------------
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THENAME AS
WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR,WITHOUT
ALTERATION OR ENLARGEMENT OR CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY
A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF A NATIONAL OR REGIONAL OR OTHER RECOGNIZED STOCK EXCHANGE IN CONFORMANCE WITH A SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.CE.C.RULE 17AD-15.

<PAGE 98>

                                Exhibit 4.1

                            Moore Solutions, Inc.

                                   and

                        North American Transfer Company

                               as Warrants Agent


                               Warrants Agreement

                          Dated as of January 1, 2000



                               WARRANTS AGREEMENT


        This Warrants Agreement (the "Agreement") dated as of January 1, 2000, is between Moore Solutions, Inc., a Florida corporation (the"Company") and North American Transfer Company, as Warrants agent (the"Warrants Agent").

                              W I T N E S S E T H:

        WHEREAS, on January 1, 2000, the Board of Directors of the Company (the "Board") authorized the issuance of Warrants (collectively, the " Warrants," and individually a " Warrant"), each Warrant being a right to purchase, on the terms and subject to the provisions of this Agreement, one share of the Company's Common Stock; and

        WHEREAS, on January 1, 2000, (the "Declaration Date") the Board (a) authorized and declared a dividend distribution of one Warrant for every share of Common Stock of the Company outstanding at the Close of Business on January 31, 2000, (the "Dividend Record Date"), and (b) authorized the issuance of, and agreed to issue, one Warrant (as such number may be adjusted in accordance with Section 11(i) or 11(p) hereof) for every share of Common Stock of the Company issued between the Dividend Record Date and the Distribution Date (as hereinafter defined).

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:

Section 1.  Certain Definitions.
        For purposes of this Agreement, the following terms have the meanings indicated:

<PAGE 99>

        (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates of such Person, shall be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, but shall not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company, (iv) any Person organized, appointed, or established by the Company or a Subsidiary of the Company pursuant to the terms of any plan described in clause (iii) above or (v) any such Person who has reported or is required to report such ownership on Schedule 13G under the Exchange Act (or any comparable or successor report) or on Schedule 13D under the Exchange Act (or any comparable or successor report) which Schedule 13D does not state any intention to or reserve the Warrant to control or influence the management or policies of the Company or engage in any of the actions specified in Item 4 of such Schedule (other than the disposition of the Common Stock) and, within 10 Business Days of being requested by the Company to advise it regarding the same, certifies to the Company that such Person acquired shares of Common Stock in excess of 14.9% inadvertently or without knowledge of the terms of the Warrants and who, together with all of such Person's Affiliates, thereafter does not acquire additional shares of Common Stock while the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, provided, however, that if the Person requested to so certify fails to do so within 10 Business Days, then such Person shall become an Acquiring Person immediately after such 10 Business Day Period.

        (b) "Act" shall mean the Securities Act of 1933 (or any successor act), as amended and as may from time to time be in effect and the Rules and Regulations promulgated by the Securities and Exchange Commission thereunder.

        (c) "Affiliate," with respect to any Person, shall mean any other Person who is, or who would be deemed to be, an "affiliate" or an "associate" of such Person within the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as such Rule is in effect on the Declaration Date; provided, that no Person shall be deemed an affiliate of another Person solely as a result of such Persons' status as directors of the Company.

        (d) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own" or have "Beneficial Ownership" of, any securities:

               (i) which such Person or any of such Person's Affiliates has "beneficial ownership" of within the meaning of Rule 13d-3 of the
         General Rules and Regulations under the Exchange Act, as such Rule is in effect on the Declaration Date;

               (ii) which such Person or any of such Person's Affiliates has, directly or indirectly, the Warrant to acquire (whether such Warrant is exercisable immediately or after the passage of time) pursuant to any

<PAGE 100>

        agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion, exchange or other Warrants, or options, or otherwise;

               (iii) which such Person or any of such Person's Affiliates has, directly or indirectly, the right to vote or dispose of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security for purposes of this Section 1(d)(iii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable proxy solicitation rules and regulations promulgated under the Exchange Act or (B) is made in connection with, or is to otherwise participate in, a proxy or consent solicitation made, or to be made, pursuant to, and in accordance with, the applicable proxy solicitation rules and regulations promulgated under the Exchange Act, in either case described in clause
        (A) or (B) above, whether or not such agreement, arrangement or understanding is also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

               (iv) which are beneficially owned, directly or indirectly, by any other Person or any Affiliate thereof with which such Person or any of such Person's Affiliates has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy or in connection with a proxy or consent solicitation described in clause (A) or (B) of the proviso to Section 1(d)(iii) hereof) or disposing of any securities of the Company;

provided, however, that for purposes of this Section 1(d) a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," (A) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates until such tendered securities are accepted for purchase or exchange, (B) securities issuable upon exercise of Warrants at any time prior to the occurrence of a Common Stock Event, or (C) securities issuable upon exercise of Warrants which were held by a Person or its Affiliates prior to the Distribution Date as long as such Person is not responsible for the occurrence of the Common Stock Event giving rise to the Distribution Date; and provided, further, however, that nothing in this Section 1(d) shall cause a Person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition.

<PAGE 101>

        (e) "Board" shall have the meaning set forth in the preamble to this Agreement.

        (f) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of Florida or the city in which the principal office of the Warrants Agent is located are authorized or obligated by law or executive order to close.

        (g) " Common Stock" shall mean the Common Stock, par value $.01 per share, of the Company.

        (h) " Common Stock Equivalents" shall have the meaning set forth in Section 11(a)(iii) hereof.

        (i) " Warrants" shall have the meaning set forth in the preamble to this Agreement.

        (j) " Warrant Certificates" shall have the meaning set forth in
Section 3(a) hereof.

        (l) "Close of Business" on any given date shall mean 5:00 p.m., West Palm Beach, Florida time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., West Palm Beach, Florida time, on the next succeeding Business Day.

        (m) "Closing Price" shall have the meaning set forth in Section 11(d) hereof.

        (n) "Common Stock" shall mean collectively, the Common Stock, except that "Common Stock" when used with respect to any Person other than the Company shall mean either (i) the common stock (or other capital stock or shares of beneficial interest) of such Person with the greatest voting power, or (ii) the equity securities or other equity interests having power to control or direct the management and affairs of such Person, or (iii) if such Person is a Subsidiary of another Person, the Person (A) who ultimately controls such Person that is the Subsidiary and (B) which has outstanding such common stock (or such other capital stock, equity securities or interests).

        (o) "Common Stock Event" shall mean the occurrence of any event described in (i) Section 11(a)(ii) hereof or (ii) clause (a), (b) or (c) of the first sentence of Section 13 hereof.

        (p) "Company" shall have the meaning set forth in the preamble to this Agreement.

<PAGE 102>

        (q) "Current Market Price" shall have the meaning set forth in Section 11(d) hereof.

        (r) "Current Value" shall have the meaning set forth in Section 11(a)(iii) hereof.

        (s) "Declaration Date" shall have the meaning set forth in the preamble to this Agreement.

        (t) "Directors" shall mean the members of the Board.

        (u) "Disqualified Transferee" shall mean any Person who is a direct or indirect transferee of any Warrant from an Acquiring Person or an Affiliate of an Acquiring Person and became such a transferee (x) after the occurrence of a Common Stock Event or (y) prior to or concurrently with the Acquiring Person becoming such and received such Warrant pursuant to a transfer
(whether or not for value) (A) from the Acquiring Person to holders of its Common Stock or other equity securities or to any Person with whom the Acquiring Person has any continuing agreement, arrangement, or understanding (whether or not in writing) regarding the transferred Warrant, or (B) which a majority of the Board then in office reasonably determines is part of a plan, arrangement, or understanding (whether or not in writing) which has as a primary purpose or effect, the avoidance of Section 7(e) hereof.

        (v) "Distribution Date" shall mean the date which is the later of (A) the earlier of (x) the 10th Business Day following the Stock Acquisition Date or
(y) the 10th Business Day following the Offer Commencement Date or (B) such specified or unspecified date thereafter which is on or after the Dividend Record Date, as may be determined by a majority of the Board then in office.

        (w) "Dividend Record Date" shall have the meaning set forth in the preamble to this Agreement.

        (x) "Excess Amount" shall have the meaning set forth in Section 11(a)(iii) hereof.

        (y) "Exchange Act" shall mean the Securities Exchange Act of 1934 (or any successor act), as in effect on the Declaration Date and the Rules and Regulations promulgated thereunder by the Securities and Exchange Commission.

        (z) "Exchange Ratio" shall have the meaning set forth in Section 24(a) hereof.

        (aa) "Expiration Date" shall have the meaning set forth in Section 7(a) hereof.

<PAGE 103>

        (bb) "Offer Commencement Date" shall mean the date of the commencement by any Person, other than (i) the Company, (ii) a Subsidiary of the Company,
(iii) any employee benefit plan of the Company or of any Subsidiary of the Company or (iv) any Person organized, appointed, or established by the Company or such Subsidiary pursuant to the terms of any such plan, of a tender or exchange offer (including when such offer is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act) if upon consummation thereof the Person and Affiliates thereof would be the Beneficial Owner of 15% or more of the then outstanding shares of Common Stock (including any such date which is after the date of this Agreement and prior to the issuance of the Warrants on the Dividend Record Date or thereafter).

       (cc) "Officers' Certificate" has the meaning set forth in Section 20
(b) hereof.

       (dd) "Other Consideration" has the meaning set forth in Section 6(a) hereof.

        (ee) "Permitted Transferee" shall have the meaning set forth in paragraph 4 of Section A of the Company's Articles of Incorporation.

        (ff) "Person" shall mean a corporation, association, partnership, joint venture, trust, limited liability company, estate, organization, business, entity or individual.

        (gg) "Purchase Price" shall have the meaning set forth in Section 7(b) hereof.

        (hh) "Redemption Price" shall have the meaning set forth in Section 23 hereof.

        (ii) "Warrants" shall have the meaning set forth in the preamble to this Agreement.

        (jj) "Warrants Agent" shall have the meaning set forth in the preamble to this Agreement subject to the appointment of a successor Warrants Agent pursuant to Section 21 hereof.

        (kk) "Stock Acquisition Date" shall mean the later of (i) the date of the first public announcement by an Acquiring Person or the Company that an Acquiring Person has become such (including the first date on which any filing with any governmental authority disclosing that an Acquiring Person has become such becomes available to the public), or (ii) the date on which an executive officer of the Company has actual knowledge that an Acquiring Person has become such.

<PAGE 104>

        (ll) "Subsidiary" shall mean, as of any date, any Person of which the Company (or other specified parent) owns directly, or indirectly through a Subsidiary or Subsidiaries, at least a majority of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally, or holds directly, or indirectly through a Subsidiary or Subsidiaries, at least a majority of partnership or similar interests, or is a general partner or of which the Company (or other specified parent) owns voting securities sufficient to elect at least a majority of the directors of such Person.

        (mm) "Substitution Period" shall have the meaning set forth in Section 11(a)(iii) hereof.

        (nn) "Summary of  Warrants" shall have the meaning set forth in
Section 3(b) hereof.

        (oo) "Trading Day" shall mean a day on which the principal national securities exchange on which such security is listed or admitted to trading is open for the transaction of business or, if such security is not listed or admitted to trading on any national securities exchange, a day which is a Business Day.

Section 2.  Appointment of Warrants Agent.

        The Company hereby appoints the Warrants Agent to act as agent for the Company and the holders of the Warrants (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Stock) in accordance with the terms and conditions hereof, and the Warrants Agent hereby accepts such appointment. The Company may from time to time, upon prior written notice to the Warrants Agent, appoint such Co-Warrants Agents as it may deem necessary or desirable and the respective duties of the Warrants Agent and the Co-Warrants Agent shall be as the Company shall determine.

Section 3.  Issuance of  Warrant Certificates.

        (a) Until the Distribution Date, (i) the Warrants will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates representing shares of Common Stock registered in the names of the holders of the Common Stock (which certificates shall be deemed also to be certificates for the associated Warrants) and not by separate Warrants certificates, and (ii) the Warrants will be transferable only in connection with the transfer of the associated shares of Common Stock. As soon as practicable after the Distribution Date, the Warrants Agent will send by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the stock transfer records of the Company, one or more Warrant Certificates, in substantially the form of Exhibit A hereto

<PAGE 105>

(the "Warrant Certificates"), evidencing in the aggregate that number of Warrants to which such holder is entitled in accordance with the provisions of this Agreement. As of and after the Distribution Date, the Warrants will be evidenced solely by such Warrant Certificates. The Warrants are exercisable only in accordance with the provisions of Section 7 thereof and are redeemable only in accordance with Section 23 hereof.

        (b) As soon as practicable after the Dividend Record Date, the Company will cause a copy of a Summary of Warrants, in substantially the form attached hereto as Exhibit B (the "Summary of Warrants"), to be sent by first-class, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Dividend Record Date, at the address of such holder shown on the stock transfer records of the Company. With respect to certificates for the Common Stock outstanding as of the Dividend Record
Date, until the Distribution Date, the Warrants associated with the shares of Common Stock represented by such certificates will be evidenced by such certificates for the Common Stock and the registered holders of the Common Stock shall also be the registered holders of the associated Warrants. Until the Distribution Date (or the earlier redemption, expiration or termination of the Warrants), the surrender for transfer of any of the certificates representing shares of the Common Stock outstanding on the Dividend Record Date, with or without a copy of the Summary of Warrants, shall also constitute the transfer of the Warrants associated with the Common Stock represented by such certificate.

        (c) Warrants shall be issued in respect of all shares of Common Stock issued (whether originally issued or delivered from the Company's treasury) after the Dividend Record Date but prior to the earliest of (i) the Distribution Date, (ii) the Expiration Date, or (iii) the redemption of the Warrants, including in respect of all shares of Common Stock issued upon conversion of Class A Warrants to buy Common Stock. Certificates representing such shares of Common Stock and certificates issued on transfer of such shares of Common Stock, with or without a copy of the Summary of Warrants, prior to the Distribution Date (or earlier expiration or redemption of the Warrants) shall be deemed also to be certificates for the associated Warrants, and commencing as soon as reasonably practicable following the Dividend Record Date shall bear the following legend (or a legend substantially in the form thereof):

      This certificate also evidences and entitles the holder to Warrants set forth in a Warrants Agreement between the issuer and North American Transfer Company,as Warrants Agent (the "Warrants Agent"), dated as of January 1, 2000, (the "Warrants Agreement"), the terms of which are incorporated herein by reference and a copy of which is on file at the principal offices of both the issuer and the Warrants Agent. The Warrants Agent will mail to the registered holder of this certificate a copy of the Warrants Agreement, as in effect on the date of mailing, without charge upon written request. Under certain circumstances set

<PAGE 106>

      forth in the Warrants Agreement, such Warrants will be evidenced by separate certificates and will no longer be evidenced by this certificate. Under certain circumstances set forth in the Warrants Agreement, Warrants issued to, or held by any Person who is, was or becomes, or acquires shares from, an Acquiring Person or any Affiliate of an Acquiring Person (as each such term is defined in the Warrants Agreement and generally relating to the ownership or purchase of large shareholdings), whether currently held by or on behalf of such Person or Affiliate or by certain subsequent holders, may become null and void.

Until the Distribution Date or the earlier redemption, expiration or termination of the Warrants, the Warrants associated with the Common Stock shall be evidenced by the Common Stock certificates alone and the registered holders of Common Stock shall also be the registered holders of the associated
Warrants, and the surrender for transfer of any of such certificates shall also constitute the transfer of the Warrants associated with the Common Stock represented by such certificate. Warrants shall be issued to the extent provided in Section 22 hereof after the Distribution Date and prior to the Expiration Date.

Section 4.  Form of  Warrant Certificates.

        (a) The Warrant Certificates (and the form of assignment and the form of exercise notice and certificate to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may from time to time be listed or traded, or to conform to usage. Subject to the provisions of Sections 11 and 22 hereof, the Warrant Certificates, whenever distributed, shall be dated as of the Dividend Record Date (or, if the shares pursuant to which the Warrants are attached are issued thereafter, such date of issuance), shall include the date of countersignature and on their face shall entitle the holders thereof to purchase such number of shares of Common Stock as shall be set forth therein at the Purchase Price (as hereinafter defined), but the amount and type of securities issuable upon the exercise of each Warrant and the Purchase
Price shall be subject to adjustment as provided herein.

        (b) Any Warrant Certificate issued pursuant to Section 3(a) or 22 hereof that represents Warrants beneficially owned by (i) any Acquiring Person or any Affiliate of an Acquiring Person, or (ii) any Disqualified Transferee, and any other Warrant Certificate issued pursuant to Section
6 or 11 hereof upon the transfer, exchange, replacement, or adjustment of any such Warrant Certificate shall contain (to the extent feasible) the following legend:

<PAGE 107>

        The Warrants represented by this Warrant Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate (which includes both affiliates and associates) of an Acquiring Person (as each such term is defined in the Warrants Agreement between the issuer and North American Transfer Company as Warrants Agent, dated as of January 1, 2000, (the "Warrants Agreement")). Accordingly, this Warrant Certificate and the Class
        A Warrants represented hereby may become null and void in the circumstances specified in Section 7(e) of the Warrants Agreement.
        The Warrants Agent will mail to the registered holder of this certificate a copy of the Warrants Agreement, as in effect on the date of such mailing, without charge upon written request.

Section 5.  Countersignature and Registration.

        The Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, President, or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Warrant Certificates shall be countersigned, either manually or by facsimile signature, by the Warrants Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company before countersignature by the Warrants Agent and issuance and delivery by the Company, such Warrant Certificates, nevertheless, may be countersigned by the Warrants Agent, issued, and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company. Any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

        Following the Distribution Date, the Warrants Agent shall keep or cause to be kept, at the office of the Warrants Agent designated for such purpose, books for registration and transfer of the Warrant Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Warrant Certificates, the number of Warrants evidenced on its face by each of the Warrant Certificates, and the date of countersignature thereof by the Warrants Agent.

Section 6. Transfer, Split Up, Combination and Exchange of Warrants Certificates; Mutilated, Destroyed, Lost or Stolen Warrant Certificates.

        (a) Subject to the provisions of Sections 4(b), 7(e), and 14 hereof, at

<PAGE 108>

any time after the Close of Business on the Distribution Date, and at or prior to the earlier of the Close of Business on the Expiration Date or the redemption of the Warrants, any Warrant Certificate may be transferred, split up, combined or exchanged for another Warrant Certificate or Warrant
Certificates, entitling the registered holder to purchase a like number of shares of Common Stock (or, following a Common Stock Event, Common Stock and/or such other securities, cash, or other assets as shall be issuable in respect of the Warrants in accordance with the terms of this Agreement (such other securities, cash or other assets being referred to herein as "Other Consideration")) as the Warrant Certificate surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Warrant Certificate shall make such request in writing delivered to the Warrants Agent, and shall surrender the Class A Warrant Certificate to be transferred, split up, combined, or exchanged at the office of the Warrants Agent designated for such purpose, accompanied by a signature guarantee and such other documentation as the Warrants Agent may reasonably request. Neither the Warrants Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Warrant Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Warrant Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner from whom the Warrants evidenced by such Warrant Certificate are to be transferred (or the Beneficial Owner to whom such Warrants are to be transferred) or Affiliates thereof as the Company shall reasonably request. Thereupon, subject to Sections 4(b), 7(e) and 14 hereof, the Company shall execute and the Warrants Agent shall countersign and deliver to the Person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested. The Company may require payment by the holders of Warrants of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Warrant Certificates which the Company is not required to pay in accordance with Section 9(d) hereof.

        (b) Upon receipt by the Company and the Warrants Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Warrant Certificate, and, in case of loss, theft or destruction, the receipt of indemnity or security satisfactory to them, and upon reimbursement to the Company and the Warrants Agent of all reasonable expenses incidental thereto, and upon surrender to the Warrants Agent and cancellation of the Warrant Certificate, if mutilated, accompanied by a signature guarantee and such other documentation as the Warrants Agent may reasonably request, the Company will execute and deliver a new Warrant Certificate of like tenor to the Warrants Agent for countersignature and delivery to the registered owner in lieu of the Warrant Certificate so lost, stolen, destroyed, or mutilated.

Section 7. Exercise of Warrants; Purchase Price; Expiration Date of Class A Warrants.

<PAGE 109>

        (a) Except as otherwise provided herein, the registered holder of any Warrant Certificate may exercise the Warrants evidenced thereby in whole or in part at any time from and after the Distribution Date and at or prior to the Close of Business on December 30, 2009, (the "Expiration Date") or the earlier redemption of the Warrants. Immediately upon the Close of Business on the Expiration Date (or the earlier redemption of Warrants), all Warrants shall be extinguished and all Warrant Certificates shall become null and void. To exercise Warrants, the registered holder of the Warrant Certificate evidencing such Warrants shall surrender such Warrant Certificate, with the form of election to purchase on the reverse side thereof and the certificate contained therein duly executed, to the Warrants Agent at the office of the Warrants Agent designated for such purpose, accompanied by a signature guarantee and such other documentation as the Warrants Agent may reasonably request, together with payment in cash, only by electronic or wire transfer, or by certified check or bank check, of the Purchase Price with respect to the total number of shares of Common Stock (or, after a Common Stock Event, shares or similar units of Common Stock and/or Other Consideration) as to which the Warrants are exercised (which payment shall include any additional amount payable by such Person in accordance with Section 9(d) hereof). The Warrants Agent shall promptly deliver to the Company all payments of the Purchase Price received in respect of Warrants Certificates accepted for exercise.

        (b) The purchase price for each share of Common Stock issuable pursuant to the exercise of a Warrant (the "Purchase Price") shall initially be $.10, shall be subject to adjustment as provided in Section 11 hereof, and shall be payable in lawful money of the United States of America.

        (c) Upon receipt of a Warrant Certificate representing the Warrants, with the form of election to purchase set forth on the reverse side thereof and the certificate contained therein duly executed, accompanied by payment of the Purchase Price, with respect to each Warrant so exercised, the Warrants Agent, subject to Sections 7(e), 11(a)(iii) and 20(k) hereof, shall thereupon promptly (i) requisition from any transfer agent of the Common Stock (or from the Company if there shall be no such transfer agent, or make available if the Warrants Agent is such transfer agent) certificates for the total number of shares of Common Stock to be purchased and the Company hereby irrevocably authorizes such transfer agent to comply with any such request, (ii) after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Warrant Certificate, registered in such name or names as may be designated in writing by such holder, and (iii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of a fractional share in accordance with Section 14 hereof and after receipt promptly deliver such cash to or upon the order of the registered holder of such Warrant Certificate. After the occurrence of a Common Stock Event, the Company shall make all necessary arrangements so that any Other Consideration then deliverable in respect of the Warrants is available for distribution by the Warrants Agent. For purposes of this Section 7, the Warrants Agent shall be entitled to rely, and shall be protected in relying, on an

<PAGE 110>

Officers' Certificate from the Company to the effect that the Distribution Date has occurred.

        (d) Subject to Sections 4(b), 7(e) and 14 hereof, in case the registered holder of any Warrant Certificate shall exercise less than all the Class
A Warrants evidenced thereby, a new Warrant Certificate evidencing Warrants equivalent to the Warrants remaining unexercised shall be executed and delivered by the Company to the Warrants Agent and countersigned and delivered by the Warrants Agent to the registered holder of such Warrant Certificate or to such holder's duly authorized assigns.

        (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Common Stock Event, any Warrants beneficially owned by (i) an Acquiring Person or an Affiliate of an Acquiring Person, or
(ii) a Disqualified Transferee shall become null and void without any further action, and no holder of such Warrants shall have any Warrants whatsoever with respect to such Warrants, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but the Company shall have no liability to any holder of Warrant Certificates or other Person and none of the terms of this Agreement or the Warrants shall be deemed to be waived with respect to such holder or other Person as a result of any failure by the Company to make any determinations with respect to an Acquiring Person or any Affiliate of an Acquiring Person or Disqualified Transferees hereunder or any failure to have a legend placed on any Warrant Certificate in accordance with Section 4(b) hereof or on any Common Stock certificate in accordance with Section 3(c) hereof.

        (f) Notwithstanding anything in this Agreement to the contrary, neither the Warrants Agent nor the Company shall be obligated to undertake any action with respect to a holder of any Warrant Certificate upon the occurrence of any purported exercise thereof unless such holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Warrant Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner from whom the Warrants evidenced by such Warrants
Certificate are to be transferred (or the Beneficial Owner to whom such Warrants are to be transferred) or Affiliates thereof as the Company shall reasonably request. Section 8. Cancellation and Destruction of Warrant Certificates.

        All Warrant Certificates surrendered for the purpose of and accepted for exercise, or surrendered for the purpose of redemption, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents (other than the Warrants Agent), be delivered to the Warrants Agent for cancellation or in canceled form, or, if surrendered to the Warrants Agent,

<PAGE 111>

shall be canceled by it, and no Warrant Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Warrants Agent for cancellation and retirement, and the Warrants Agent shall so cancel and retire, any other Warrant Certificates purchased or retired by the Company otherwise than upon the exercise thereof. The Warrants Agent shall deliver all canceled Warrants Certificates to the Company, or may, at the written request of the Company, but shall not be required to, destroy such canceled Warrant Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9. Reservation and Availability of Shares of Common Stock; Other Covenants.

        (a) The Company covenants and agrees that on and after the Distribution Date, it shall use reasonable efforts to cause to be reserved and kept available out of its authorized and unissued shares of Common Stock (or,following the occurrence of a Common Stock Event, out of its authorized and unissued shares of Common Stock and/or Other Consideration, or out of its authorized and issued shares held in its treasury), the number of shares of Common Stock (or, following a Common Stock Event, shares and/or similar units of Common Stock and/or Other Consideration) that, except as provided in Section 11(a)(iii) hereof, would then be sufficient to permit the exercise in full of all outstanding Warrants; provided, that the reservation of such shares, however, shall be subject and subordinate to any other reservation of such shares made by the Company at any time for any lawful purpose; provided, further, however, that in no event shall such failure to so reserve shares affect the Warrants of any holder of Warrants hereunder.

        (b) The Company covenants and agrees that on and after the Distribution Date so long as the Common Stock (or, following a Common Stock Event, shares and/or similar units of Common Stock and/or Other Consideration) issuable upon the exercise of Warrants may be listed on any national securities exchange, the Company shall use its best efforts to cause all shares (or similar units) reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

        (c) The Company covenants and agrees that it shall take all such action as may be necessary to ensure that each share of Common Stock (or, following a Common Stock Event, each share and/or similar unit of Common Stock and/or Other Consideration) delivered upon exercise of Warrants shall, at the time of delivery of the certificates for such shares (or units), subject to payment in full of the Purchase Price, be duly and validly authorized and issued and fully paid and nonassessable.

        (d) The Company covenants and agrees that it shall pay when due and payable any and all federal and state transfer taxes and similar charges which may be payable in respect of the issuance or delivery of the Warrants

<PAGE 112>

Certificates or of any shares of Common Stock (or, following the occurrence of a Common Stock Event, each share and/or similar unit of Common Stock and/ or Other Consideration) upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any transfer tax which may be payable in respect of any transfer involved in the transfer or delivery of Warrant Certificates or in the issuance or delivery of certificates for any shares of Common Stock (or, following the occurrence of a Common Stock Event, each share and/or similar unit of Common Stock and/or Other Consideration) in a name other than that of the registered holder of the Warrant Certificate evidencing Warrants surrendered for exercise or to issue or deliver any certificates for any shares of Common Stock (and, following the occurrence of a Common Stock Event, any shares and/or similar units of Common Stock and/or Other Consideration) upon the exercise of any Warrants until any such tax shall have been paid (any such tax being payable by the holder of such Warrants Certificate at the time of surrender thereof) or until it has been established to the Company's satisfaction that no such tax is due.

        (e) The Company shall use its best efforts (i) to file, as soon as practicable following the earliest date after the first occurrence of a Common Stock Event on which the consideration to be delivered by the Company upon exercise of the Warrants has been determined in accordance with this Agreement, or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Act, with respect to the securities issuable upon exercise of the Warrants on an appropriate form,
(ii) to cause such registration statement to become effective as soon as practicable after such filing, and (iii) to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Warrants are no longer exercisable for such securities, or (B) the Expiration Date or earlier redemption of the Warrants. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states of the United States in connection with the exercisability of the Warrants. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause
(i) of the first sentence of this Section 9(e), the exercisability of the Class A Warrants in order to prepare and file such registration statement or to permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Warrants has been temporarily suspended. The Company shall thereafter issue a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Warrants shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained.


Section 10.   Common Stock Record Date; Etc.

<PAGE 113>

        Each Person in whose name any certificate for any shares of Common Stock (or, following the occurrence of a Common Stock Event, shares and/or similar units of Common Stock and/or Other Consideration) is issued upon the exercise of Warrants shall for all purposes be deemed to have become the holder of record of such shares of Common Stock (or such shares and/or similar units of Common Stock and/or Other Consideration, as the case may
be) represented thereby, and such certificate shall be dated the date which is the later of (i) the date upon which the Warrants Certificate evidencing such Warrants was duly surrendered, or (ii) the date upon which payment of the Purchase Price (and any applicable transfer taxes) in respect thereof was made; provided, however, that if such date is a date upon which the relevant transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (or Other Consideration) on, and such certificate shall be dated, the next succeeding Business Day on which such transfer books of the Company are open; provided, further, that the Company covenants and agrees that it shall not close such transfer books for a period exceeding ten consecutive days. Prior to the exercise of the Warrants evidenced thereby (which shall be deemed to have occurred on the date such certificate for shares and/or similar units of Common Stock or Other Consideration shall be dated in accordance with this Section 10), the holder of a Warrant Certificate, as such, shall not be entitled to any Warrants of a security holder of the Company with respect to the shares of Common Stock (and/or such shares or similar units of Common Stock or Other Consideration) for which the Warrants shall be exercisable, including, without limitation, the Warrant to vote, to receive dividends or other distributions, or to exercise any preemptive Warrants, and shall not be entitled to receive any notice of any proceedings of the Company,except as expressly provided herein.

Section 11.  Antidilution Adjustments.

        The Purchase Price and the number and kind of securities covered by each Warrant and the number of Warrants outstanding are subject to adjustment from time to time as provided in this Section 11.

        (a)(i) In the event that the Company shall at any time after the Declaration Date (A) declare and pay a dividend on the Common
        Stock payable in shares of Common Stock, (B) subdivide the outstanding Common Stock, (C) combine the outstanding
        Common Stock into a smaller number of shares, or (D) issue, change, or alter any of its shares of capital stock in a reclassification or recapitalization (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving Person), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, then, and in each such case, the Purchase Price in effect at the time of the record date for such dividend or the effective time of such subdivision,

<PAGE 114>

        combination, reclassification or recapitalization, and the number and kind of shares of capital stock issuable upon exercise of the Warrants at such time, shall be proportionately adjusted so that the holder of any Warrant exercised after such time shall be entitled to receive the aggregate number and kind of shares of Common Stock or other capital stock which, if such Warrant had been exercised immediately prior to such time at the Purchase Price then in effect and at a time when the transfer books for the Common Stock (or other capital stock) of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, reclassification or recapitalization. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)
        (ii) hereof, the adjustment provided in this Section 11(a)(i) shall be in addition to,and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

        (ii)  In the event

                      (A) any Person shall at any time after the Declaration Date become an Acquiring Person; or

                      (B) any Acquiring Person or any Affiliate of any Acquiring Person, at any time after the Declaration Date, directly or indirectly, shall (1) merge into the Company or otherwise combine with the Company, and the Company shall be the continuing or surviving corporation of such merger or combination and the Class A Common Stock of the Company shall remain outstanding and no shares thereof shall be changed or otherwise transformed into stock or other securities of any other Person or the Company or cash or any other property, (2) in one or more transactions, transfer any assets to the Company in exchange (in whole or in part) for shares of any class of its equity securities or for securities exercisable for or convertible into shares of any such class or otherwise obtain from the Company, with or without consideration, any additional shares of any such class or securities exercisable for or convertible into shares of any such class (other than as part of a pro rata distribution to all holders of such class), (3) sell, purchase, lease, exchange,mortgage, pledge, transfer or otherwise dispose (in one transaction or a series of transactions) to,from or with the Company or any of the Company's Subsidiaries, assets with an aggregate fair market value in excess of 25% of the assets of the Company and its Subsidiaries determined on a consolidated basis on terms and conditions less favorable to the Company than the Company would be able to obtain through arm's-length negotiation

<PAGE 115>

        with an unaffiliated third party, (4) receive any compensation from the Company or any of the Company's Subsidiaries other than compensation as a director of the Company or for full-time employment as a regular employee at rates in accordance with the Company's (or such Subsidiary's) past practices, (5) receive the benefit (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance provided by the Company or any of its Subsidiaries on terms and conditions less favorable to the Company (or such Subsidiary)than the Company would be able to obtain through arm's-length negotiation with an unaffiliated third party or (6) commence a tender or exchange offer for securities of the Company; or

                      (C) during such time as there is an Acquiring Person at any time after the Declaration Date, there shall be any reclassification of securities (including any combination thereof), or recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries (whether or not with or into or otherwise involving an Acquiring Person or any Affiliate of an Acquiring Person), or any repurchase by the Company or any of its Subsidiaries of shares of the Common Stock of the Company, or any other class or series of securities issued by the Company, which reclassification, recapitalization, merger, consolidation or repurchase is effected at a time when a majority of the Board consists of persons who are the Acquiring Person or its Affiliates, or nominees or designees of any thereof, which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities or securities exercisable for or convertible into any class of equity securities of the Company or any of its Subsidiaries which is directly or indirectly owned by an Acquiring Person or any Affiliate of an Acquiring Person,

then, in each such case, upon the Close of Business 10 Business Days after the occurrence of such event, proper provision shall be made so that each holder of a Warrant, except as provided in Section 7(e) hereof, shall thereafter have the Warrant to receive, upon exercise thereof at the Purchase Price in effect at the time of exercise in accordance with the terms of this Agreement, in lieu of one share of Common Stock, such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying an amount equal to the then current Purchase Price by an amount equal to the number of shares of Common Stock for which a Warrant was or would have been exercisable immediately prior to the first

<PAGE 116>

occurrence of any such event whether or not such Warrant was then exercisable, and (y) dividing that product by 1% of the Current Market Price per share of the Common Stock of the Company (as defined in Section 11(d) hereof) determined as of the date of such first occurrence.

               (iii) In lieu of issuing whole or fractional shares of Common Stock in accordance with Section 7(c) hereof, the Company shall (i) in the event that the number of shares of Common Stock which are authorized by the Company's charter but not outstanding or reserved for issuance for purposes other than upon exercise of the Warrants are not sufficient to permit the exercise in full of the Warrants in accordance with Section 7(c) hereof, or (ii) if a majority of the Board then in office determines that it would be appropriate and not contrary to the interests of the holders of Warrants (other than any Acquiring Person or Disqualified Transferee or any Affiliate of the Acquiring Person or Disqualified Transferee), (A) determine an amount, if any, (the "Excess Amount") equal to the excess of (1) the value (the "Current Value") of the whole or fractional shares of Common Stock issuable upon the exercise of a Warrant in accordance with Section 7(c) hereof, over (2) the Purchase Price, and (B) with respect to each Warrant,(subject to Section 7(e) hereof) make adequate provision to substitute for such whole or fractional shares of Common Stock, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Class B Common Stock or other equity securities of the Company (including, without limitation, shares or units of preferred stock which the Board has deemed in good faith to have the same value as a share of Common Stock (such shares of equity securities being referred to herein as " Common Stock Equivalents")), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing (which would include the additional consideration provided to any holder by reducing the Purchase Price) having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board; provided, however, subject to the provisions of Section 9(e), that if the Company shall not have made adequate provision to deliver value pursuant to clause (B)above within 30 days following the Close of Business 10 Business Days after the first occurrence of a Common Stock Event described in Section 11(a)(ii) hereof, then the Company shall be obligated to deliver, upon the surrender for exercise of a Warrant and without requiring payment of the Purchase Price, whole or fractional shares of Common Stock (to the extent available) and then, if necessary, cash, securities, and/or assets which in the aggregate are equal to the Excess Amount. If the Board shall determine in good faith that it is likely that sufficient additional shares of Common Stock or

<PAGE 117>

Common Stock Equivalents could be authorized for issuance upon exercise in full of the Warrants, the 30-day period set forth above may be extended to the extent necessary, but not more than 90 days following the Close of Business
10 Business Days after the first occurrence of such a Common Stock Event
(such 30 day period) as it may be extended to 90 days, is referred to herein as the "Substitution Period"). To the extent that the Company determines that some action is to be taken pursuant to the preceding provisions of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e) hereof, that (except as to the form of consideration which shall be determined as appropriate by a majority of the Board then in office) such action shall apply uniformly to all outstanding Warrants which shall not have become null and void, and (y) may suspend the exercisability of the Warrants until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such provisions and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Warrants has been temporarily suspended. The Company shall thereafter issue a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Stock issuable upon exercise of a Warrant in accordance with Section 7(c) hereof shall be the Current Market Price per share of the Common Stock (as determined pursuant to Section 11(d) hereof) on the Close of Business 10 Business Days after the date of the first occurrence of such a Common Stock Event and the value of any Common Stock Equivalent shall be deemed to be equal to the Current Market Price per share of the Common Stock on such date.

        (b) In the event the Company shall, after the Dividend Record Date, fix a record date for the issuance of any options, warrants, or other Warrants to all holders of Common Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase (i)
Common Stock or (ii) Common Stock Equivalents or (iii) securities convertible into Common Stock or Common Stock Equivalents at a price per share of Common Stock or Common Stock Equivalents (or having a conversion price per share of Common Stock, if a security is convertible into Common
Stock or Common Stock Equivalents) less than the Current Market Price per share of Common Stock (determined in accordance with Section 11(d) hereof) determined as of such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock and/or Common Stock Equivalents which the aggregate

<PAGE 118>

minimum offering price of the total number of shares of Common Stock and/or Common Stock Equivalents so to be offered (and/or the aggregate minimum conversion price of such convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the maximum number of additional shares of Common Stock and/or Common Stock Equivalents to be offered for subscription or purchase (or the maximum number of shares into which such convertible securities so to be offered are convertible). In case such subscription price may be paid by delivery of consideration part or all of which shall be in a form other than cash, for purposes of this Section 11(b) the value of such consideration shall be the fair market value thereof as determined in good faith by the Board (which determination shall be described in an Officers' Certificate filed with the Warrants Agent). Shares of Common Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such options, warrants or other Warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed (subject, however, to such other adjustments as are provided herein).

        (c) In the event that the Company shall, after the Dividend Record Date, fix a record date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving or continuing Person) of evidences of indebtedness, cash (other than cash dividends paid out of the earnings or retained earnings of the Company and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied), other property (other than a dividend payable in a number of shares of Common Stock, but including any dividend payable in capital stock other than Common Stock), or subscription Warrants or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, of which the numerator shall be (i) the Current Market Price per share of Common Stock (as defined in Section 11(d) hereof) determined as of such record date, less (ii) the sum of (A) that portion of cash plus (B) the fair market value, as determined in good faith by the Board (which determination shall be described in an Officers' Certificate filed with the Warrants Agent) of that portion of such evidences of indebtedness, such other property, and/or such subscription Warrants or warrants applicable to one share of Common Stock and of which the denominator shall be such Current Market Price per share of the Common Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not

<PAGE 119>

been fixed (subject, however, to such other adjustments as are provided herein).

        (d) For purposes of any computation pursuant to Section 11(a)(iii) hereof, the "Current Market Price" per share (or unit) of any security on any date shall be deemed to be the average of the daily Closing Price of such security for the 10 consecutive Trading Days immediately after such date, and for the purpose of any other computation hereunder, the "Current Market Price" per share (or unit) of any security on any date shall be deemed to be the average of the daily Closing Price of such security for the 20 consecutive Trading Days immediately prior to such date; provided, however, that in the event that the Current Market Price per share of such security is determined during a period following the announcement by the issuer of such security of (i) a dividend or distribution on such security payable in shares (or units) of such security or securities convertible into shares (or units) of such security, or
(ii) any subdivision, combination or reclassification of such security, and prior to the expiration of such 10 Trading Days or 20 Trading Days after (A) the ex-dividend date for such dividend or distribution, or (B) the record date for such subdivision, combination or reclassification, as the case may be, then, and in each such case, the "Current Market Price" shall be the Closing Price of such security on the last day of such respective 10 Trading Day or 20 Trading Day period. For purposes of this Agreement, the "Closing Price" of any security on any day shall be the last sale price, regular way, with respect to shares (or units) of such security, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, with respect to such security, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange; or, if such security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such security is listed or admitted to trading; or, if such security is not so listed or admitted to trading, the last quoted sale price with respect to shares (or units) of such security, or, if not so quoted, as the average of the high bid and low asked prices in the over-the-counter market with respect to shares (or units) of such security, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other similar system then in use; or, if on any such date such security is not quoted by any such organization, the average of the closing bid and asked prices with respect to shares (or units) of such security, as furnished by a professional market maker making a market in such security selected by the Board; or, if no such market maker is available, the fair market value of shares (or units) of such security as of such day as determined in good faith by the Board (which determination shall be described in an Officers' Certificate filed with the Warrants Agent).

        (e) No adjustment in the Purchase Price shall be required unless adjustment would require an increase or decrease of at least 1% in such price;

<PAGE 120>

provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share (or similar unit) of Common Stock or other securities. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates the adjustment or (ii) the Expiration Date. Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those required by this Section 11, as it in its discretion shall determine to be advisable in order that any dividends, subdivision of shares, distribution of Warrants to purchase shares of beneficial interest or other stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

        (f) In the event that at any time, as a result of an adjustment made in respect of a Common Stock Event, the holder of any Warrant thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant and the Purchase
Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to such other shares contained in Sections 11(a), (b), (c), (e), (g), (h), (i),
(j), (k), (m) and (p) hereof, and the provisions of Sections 7, 9, 10, 11(d), 13 and 14 hereof with respect to the shares of Common Stock shall apply on like terms to any such other shares.

        (g) All Warrants originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the Warrant to purchase, at the adjusted Purchase Price, the number of shares of Common Stock purchasable from time to time hereunder upon exercise of the Warrants represented thereby, all subject to further adjustment as provided herein.

        (h) Unless the Company shall have exercised its election as provided in
Section 11(i) hereof, upon each adjustment of the Purchase Price as a result of the calculations made pursuant to Sections 11(b) and 11(c) hereof, each Warrant outstanding immediately prior to the making of such adjustment shall thereafter evidence the Warrant to purchase, at the adjusted Purchase Price, that number of shares of Common Stock (calculated to the nearest ten-thousandth of a share) obtained by (i) multiplying (x) the number of shares of Common Stock covered by a Warrant immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase

<PAGE 121>

Price.

        (i) Assuming that no other adjustment pursuant to this Section 11 has been made, the Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Warrants in substitution for any adjustment in the number of shares of Common Stock purchasable upon the exercise of a Warrant. Each of the Warrants outstanding after such adjustment of the number of Warrants shall be exercisable for the number of shares of Common Stock for which a Warrant was exercisable immediately prior to such adjustment. Each Warrant held of record prior to such adjustment of the number of Warrants shall become that number of Warrants (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to such adjustment of the Purchase Price by the Purchase Price in effect immediately after such adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Warrants, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Warrant Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Warrant Certificates have been issued, upon each adjustment of the number of Warrants pursuant to this Section 11(i) the Company shall, as promptly as practicable, cause to be distributed to holders of record of Warrants Certificates on such record date Warrant Certificates evidencing, subject to Section 14 hereof, the additional Warrants to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Warrant Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Warrant Certificates evidencing all the Warrants to which such holders shall be entitled after such adjustment. Warrant Certificates so to be distributed shall be issued, executed, and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Warrant Certificates on the record date specified in the public announcement.

        (j) Irrespective of any adjustment or change in the Purchase Price or the number of whole or fractional shares of Common Stock issuable upon exercise of such Warrants, the Warrant Certificates theretofore and thereafter issued may continue to express the Purchase Price per share and the number of shares of Common Stock which were expressed in the initial Warrant Certificates issued hereunder.

        (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the number of shares of

<PAGE 122>

Common Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue such number of fully paid and nonassessable shares of Common Stock at such adjusted Purchase Price.

        (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Warrant exercised after such record date of the number of shares of Common Stock or other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of shares of Common Stock or other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's Warrant to receive such additional securities upon the occurrence of the event requiring such adjustment.

        (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it, by means of a resolution of the Board acting in good faith, shall determine to be advisable in order that any consolidation or subdivision of the Common Stock, issuance wholly for cash of any Common Stock at less than the Current Market Price thereof, issuance wholly for cash of Common
Stock (or other securities which by their terms are convertible into or exchangeable for Common Stock), dividends payable in shares of Common
Stock or other capital stock or shares of beneficial interest, or issuance of Warrants, options, or warrants referred to hereinabove in this Section 11, hereafter made or declared by the Company to the holders of its Common Stock, shall not be taxable to such holders.


        (n) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction or a series of related transactions, more than 25% of (A) the assets (taken at net asset value as stated on the books of the Company and determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied) or (B) the earning power of the Company and its Subsidiaries (determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied) to any other Person or Persons (other than the Company or any of its Subsidiaries in one or more transactions

<PAGE 123>

each of which complies with Section 11(o) hereof), if (x) at the time of or immediately after such consolidation, merger or sale, there are any Warrants, warrants or other instruments or securities outstanding or agreements (whether or not in writing) in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Warrants or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the stockholders of such other Person shall have received a distribution of Warrants previously owned by such Person or any of its Affiliates.

        (o) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23 or 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Warrants.

        (p) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Dividend Declaration Date and prior to the Distribution Date (i) declare or pay a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, or (ii) effect a subdivision, combination or consolidation of the outstanding Class A Common Stock (by reclassification or otherwise than by payment of dividends in shares of Common Stock) into a greater or smaller number of shares, then in any such case, (i) the number of shares of Common Stock purchasable after such event upon proper exercise of each Warrant shall be determined by multiplying the number of shares of Common Stock so purchasable immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event; and (ii) each share of Common Stock outstanding immediately after such event shall have issued with respect to it that number of Warrants which each share of Common Stock outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(p) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

Section 12.  Certificate of Adjustments.

        Whenever an adjustment is made as provided in Section 11 or 13 hereof, the Company shall (a) promptly prepare an Officers' Certificate setting forth such adjustment, including any adjustment in Purchase Price, the number of shares or Other Consideration payable, and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Warrants Agent and with the transfer agent for the Common Stock a copy of such Officers' Certificate, and (c) mail a brief summary thereof to each registered

<PAGE 124>

holder of a Warrant Certificate in accordance with Section 26 hereof. The Warrants Agent shall be fully protected in relying on any such Officers' Certificate and on any adjustment therein contained, and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such an Officers' Certificate.

Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning
Power.

        In the event that, following the Stock Acquisition Date, directly or indirectly, (a) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof) and the Company shall not be the continuing or surviving Person of such consolidation or merger, (b) any Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof) shall consolidate with, or merge with and into, the Company, the Company shall be the continuing or surviving Person of such consolidation or merger and, in connection with such consolidation or merger, all or part of the Common Stock of the Company shall be changed or otherwise transformed into other stock or other securities of any other Person or the Company or cash or any other property, or (c) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, more than 25% of (A) the assets (taken at net asset value as stated on the books of the Company and determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied) or (B) the earning power of the Company and its Subsidiaries (determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied) to any Person (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o) hereof) then, from and after such event, proper provision shall be made so that (i) each holder of a Warrant, except as provided in Section 7(e) hereof, shall thereafter have the Warrant to receive, upon the exercise thereof at the Purchase Price in effect at the time of such exercise in accordance with the terms of this Agreement, such number of whole or fractional shares of validly authorized and issued, fully paid, non-assessable, and freely tradeable Common Stock of such other Person (or in the case of a transaction or series of transactions described in clause (c) above, the Person receiving the greatest amount of the assets or earning power of the Company, or if the Common Stock of such other Person is not and has not been continuously registered under Section 12 of the Exchange Act for the preceding 12-month period and such Person is a direct or indirect Subsidiary of another Person, that other Person, or if such other Person is a direct or indirect Subsidiary of more than one other Person, the Common Stock of two or more of which are and have been so registered, such other Person whose outstanding Common Stock has the greatest aggregate value), free and clear of any liens, encumbrances, Warrants of first refusal, or other adverse claims, as

<PAGE 125>

shall be equal to the result obtained by (x) multiplying the Purchase Price in effect immediately prior to the first occurrence of any Common Stock Event described in this Section 13 by the number of shares of Common Stock for which a Warrant is exercisable immediately prior to such first occurrence
(and without taking into account any prior adjustment made pursuant to 11(a)
(ii)) and (y) dividing that product by 1% of the Current Market Price per share (as defined in Section 11(d) hereof) of the Common Stock of such other Person determined as of the date of consummation of such consolidation, merger, sale, or transfer; (ii) the issuer of such Common Stock shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale, or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed, for all purposes of this Agreement, to refer to such issuer, it being specifically intended that the provisions of Section 11 hereof (other than Section 11(a)(ii) hereof) shall apply only to such issuer following the first occurrence of a Common Stock Event described in this Section 13; (iv) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the whole or fractional shares of its Common Stock thereafter deliverable upon the exercise of the Warrants; and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Common Stock Event described in clauses (a), (b) or (c) of this Section 13. The Company shall not consummate any such consolidation, merger, sale or transfer unless (i) such issuer shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance as will permit the exercise in full of the Warrants in accordance with this Section 13, and (ii) prior thereto the Company and such issuer shall have executed and delivered to the Warrants Agent a supplemental agreement so providing and further providing that as soon as practicable after the date of any Common Stock Event described above in this
Section 13 such issuer shall (A) prepare and file a registration statement under the Act, with respect to the Warrants and the securities purchasable upon exercise of the Warrants on an appropriate form, and will use its best efforts to cause such registration statement to (I) become effective as soon as practicable after such filing and (II) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date, and
(B) will deliver to holders of the Warrants historical financial statements of such issuer and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act. Furthermore, in case the Person which is to be party to a transaction referred to in this
Section 13 has any provision in any of its authorized securities or in its charter or by-laws or other agreement or instrument governing its affairs, which provision would have the effect of causing such Person to issue, in connection with, or as a consequence of, the consummation of a Common Stock Event described in clauses (a), (b), or (c) of this Section 13, whole or fractional shares of Common Stock of such Person at less than the then Current Market Price per share thereof (as defined in Section 11(d) hereof), or to issue securities exercisable for, or convertible into, Common Stock of such Person at

<PAGE 126>

less than such then Current Market Price, then, in such event, the Company hereby agrees with each holder of the Warrants that it shall not consummate any such transaction unless prior thereto the Company and such Person shall have executed and delivered to the Warrants Agent a supplemental agreement providing that such provision in question shall have been canceled, waived, or amended so that it will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction. The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Common Stock Event described in this Section 13 shall occur at any time after the occurrence of a Common Stock Event described in Section 11(a)(ii) hereof, the Warrants which have not theretofore been exercised shall thereafter become exercisable, except as provided in Section 7(e) hereof, in the manner described in this Section 13.

Section 14.  Fractional  Warrants and Fractional Shares.

        (a) The Company shall not be required to issue fractions of Warrants or to distribute fractions of Warrants, except prior to the Distribution Date as provided in Section 11(i) hereof, or to distribute Warrant Certificates which evidence fractional Warrants. In lieu of issuing such fractional Warrants, at the election of the Company, there shall be paid to the registered holders of the Warrants with regard to which such fractional Warrants would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Warrant. For the purposes of this Section 14(a), the current market value of a whole Warrant shall be the Closing Price of the Warrants for the Trading Day immediately prior to the date on which such fractional Warrants would have been otherwise issuable.

        (b) The Company shall not be required to issue fractions of shares of its capital stock upon exercise of the Warrants or to distribute certificates which evidence fractional shares. In lieu of fractional shares, at the election of the Company, there shall be paid to the registered holders of Warrants at the time such Warrants are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share of such capital stock. For purposes of this Section 14(b), the current market value of a share of such capital stock shall be the Closing Price of such capital stock for the Trading Day immediately prior to the date of such exercise.

        (c) The holder of a Warrant, by the acceptance of the Warrant, expressly waives such holder's Warrant to receive any fractional Warrants or (except as provided in Section 14(b) hereof) any fractional share upon exercise of a Warrant.

<PAGE 127>

Section 15.  Warrants of Action.

        Excepting the Warrants of action given the Warrants Agent under
Section 18 hereof and except as set forth in Section 20(l) hereof, all Warrants of action in respect of this Agreement are vested in the registered holder of each Warrant; and any registered holder of any Warrant, without the consent of the Warrants Agent or of the holder of any other Warrant, may, in its own behalf and for its own benefit, enforce, and may institute and maintain any suit, action, or proceeding against the Company to enforce, or otherwise act in respect of, such registered holder's Warrant to exercise the Warrants evidenced by such Warrant in the manner provided in such Warrant Certificate and in this Agreement, and the Company hereby agrees to reimburse such registered holder for all expenses (including reasonable attorneys' fees) incurred by such registered holder in connection therewith. Without limiting the foregoing or any remedies available to the holders of Warrants, it is specifically acknowledged that the holders of Warrants would not have an adequate remedy at law for any breach of the obligations hereunder, and shall be entitled to injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

Section 16.  Agreement of  Warrants Holders.

        Every holder of a Warrant by accepting the same consents and agrees with the Company and the Warrants Agent and with every other holder of a Warrant that:

        (a) prior to the Distribution Date, the Warrants will be transferable only in connection with the transfer of Common Stock;

        (b) from and after the Distribution Date, the Warrants Certificates are transferable only on the registry books of the Warrants Agent if surrendered at the principal office of the Warrants Agent, duly endorsed or accompanied by a proper instrument of transfer with a form of assignment and certificate set forth on the reverse side thereof duly executed, accompanied by a signature guarantee and such other documentation as the Warrants Agent may reasonably request;

        (c) subject to Sections 6(a) and 7(f) hereof, the Company and the Warrants Agent may deem and treat the person in whose name a Warrant Certificate (or, prior to the Distribution Date, the associated Common
Stock certificate) is registered as the absolute owner thereof and of the Warrants evidenced thereby (notwithstanding any notations of ownership or writing on the Warrant Certificate or, prior to the Distribution Date, the associated Common Stock certificate, made by anyone other than the Company or the Warrants Agent) for all purposes whatsoever, and neither the Company nor the Warrants Agent shall be affected by any notice to the contrary;

<PAGE 128>

and

        (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Warrants Agent shall have any liability to any holder of a Warrant or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation; provided, however, the Company agrees to use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

Section 17.   Warrant Certificate Holder Not Deemed a Stockholder.

        No holder, as such, of any Warrant Certificate shall be entitled to vote, receive dividends, or otherwise be deemed for any purpose the holder of any securities of the Company which may be issuable on the exercise of the Class A Warrants represented thereby, nor shall anything contained herein or in any Warrant Certificate be construed to confer upon the holder of any Warrant Certificate, as such, any of the Warrants of a stockholder of the Company or any Warrant to vote in the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any action by the Company, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or preemptive Warrants, or otherwise, until the time specified in
Section 10 hereof.

Section 18.  Concerning the Warrants Agent.

        The Company agrees to pay to the Warrants Agent such reasonable compensation as shall be agreed to in writing between the Company and the Warrants Agent for all services rendered by it hereunder and, from time to time, on demand of the Warrants Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Warrants Agent for, and to hold it harmless against, any and all loss, liability, damages, claims or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Warrants Agent, for anything done or omitted by the Warrants Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses (including reasonable attorneys' fees and expenses) of defending against any claim of liability for any of the foregoing.

        The Warrants Agent shall be protected and shall incur no liability for or

<PAGE 129>

in respect of any action taken, suffered, or omitted by it in connection with its administration of this Agreement in reliance upon any Warrants
Certificate or certificate for any number of shares of Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, instruction, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed and executed by the proper Person or Persons, and verified or acknowledged as required by this Agreement.

Section 19.  Merger or Consolidation or Change of Name of Warrants Agent.

        Any corporation into which the Warrants Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrants Agent shall be a party, or any corporation succeeding to the shareholder services business of the Warrants Agent, shall be the successor to the Warrants Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation would be eligible for appointment as a successor Warrants Agent under the provisions of Section 21 hereof. In case at the time such successor Warrants Agent shall succeed to the agency created by this Agreement and any of the Warrant Certificates shall have been countersigned but not delivered, any such successor Warrants Agent may adopt the countersignature of the predecessor Warrants Agent and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor Warrants Agent may countersign such Warrant Certificates either in the name of the predecessor Warrants Agent or in the name of the successor Warrants Agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

        In case at any time the name of the Warrants Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrants Agent may adopt the countersignature under its prior name and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrants Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

Section 20.  Duties of Warrants Agent.

        The Warrants Agent undertakes only the duties and obligations expressly imposed upon it by this Agreement and no implied duties or obligations shall be read into this Agreement against the Warrants Agent. The Warrants Agent shall perform its duties and obligations hereunder upon the following terms and

<PAGE 130>

conditions:

        (a) The Warrants Agent may consult with legal counsel of its selection (who may be legal counsel to the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Warrants Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

        (b) Whenever in the performance of its duties under this Agreement the Warrants Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate (an "Officers' Certificate") signed by a person believed by the Warrants Agent to be the Chairman of the Board, the President or any Vice President and by the Treasurer or any Assistant
Treasurer or the Secretary or any Assistant Secretary of the Company and delivered to the Warrants Agent; and such Officers' Certificate shall be full authorization to the Warrants Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such Officers' Certificate.

        (c) The Warrants Agent shall be liable hereunder only for its own gross negligence, bad faith, or willful misconduct.

        (d) The Warrants Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates (except its countersignature on such Warrants Certificate) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

        (e) The Warrants Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrants Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrants Certificate; nor shall it be responsible for any adjustment required under the provisions of Sections 11 or 13 hereof or be responsible for the manner, method or amount of any such adjustment or procedures or the ascertaining of the existence of facts that would require any such adjustment or procedure (except with respect to the exercise of Warrants evidenced by Warrants Certificates after receipt of a certificate delivered pursuant to Section 12 hereof, describing any such adjustment or procedures); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Stock or other securities to be issued pursuant to this Agreement or any Warrant
Certificate or as to

<PAGE 131>

whether any shares of Common Stock, or any shares or similar units of other securities, will, when issued, be validly authorized and issued, fully paid, and nonassessable.

        (f) The Company agrees that it will perform, execute, acknowledge and deliver, or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Warrants Agent for the carrying out or performing by the Warrants Agent of the provisions of this Agreement.

        (g) The Warrants Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person believed by the Warrants Agent to be the Chairman of the Board, the President or any Vice President or the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer. Any application by the Warrants Agent for written instructions from the Company may, at the option of the Warrants Agent, set forth in writing any action proposed to be taken or omitted by the Warrants Agent with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken or omitted and the Warrants Agent shall not be liable for any action taken or omitted in accordance with a proposal included in any such application on or after the date specified therein (which date shall not be less than three Business Days after the date any such officer actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking or omitting any such action, the Warrants Agent has received written instructions from the Company in response to such application specifying the action to be taken or omitted.

        (h) The Warrants Agent and any stockholder, director, officer, or employee of the Warrants Agent may buy, sell, or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrants Agent under this Agreement. Nothing herein shall preclude the Warrants Agent from acting in any other capacity for the Company or for any other entity.

        (i) The Warrants Agent may execute and exercise any of the Warrants or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Warrants Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct; provided, however, that reasonable care was exercised in the selection and continued employment thereof.

<PAGE 132>

        (j) No provision of this Agreement shall require the Warrants Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its Warrants if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

        (k) If, with respect to any Warrant Certificate surrendered to the Warrants Agent for exercise or transfer, the certification appearing on the reverse side thereof following the form of election to purchase has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Warrants Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

        (l) The provisions of this Section 20 are solely for the benefit of the Warrants Agent or the Company and any failure or omission under this Section 20 shall not affect the Warrants of the Company under this Agreement and neither the Warrants Agent nor the Company shall have any liability to any holder of Warrants or other Person on account of such failure or omission.

Section 21.  Change of Warrants Agent.

        The Warrants Agent or any successor Warrants Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to the transfer agent of the Common Stock by registered or certified mail, and, subsequent to the Distribution Date, to the holders of the Warrant Certificates by first-class mail. The Company may remove the Warrants Agent or any successor Warrants Agent upon 30 days' notice in writing, mailed to the Warrants Agent, to the transfer agent of the Common Stock by registered or certified mail, and, subsequent to the Distribution Date, to the holders of the Warrant Certificates by first-class mail. If the Warrants Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrants Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrants Agent or by the holder of a Warrant Certificate (who shall, with such notice, submit such holder's Warrant Certificate for inspection by the Company), then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrants Agent. Any successor Warrants Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States, the State of New York or the State of Florida (or of any other State of the United States so long as such corporation is authorized to do business as a banking institution in the State of New York or the State of Florida, in good standing, having an office designated for such purpose in the State of New York or the State of Florida, which is authorized under such laws to exercise

<PAGE 133>

corporate trust and/or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Warrants Agent a combined capital and surplus of at least $50,000,000. After appointment, the successor Warrants Agent shall be vested with the same powers, Warrants, duties and responsibilities as if it had been originally named as Warrants Agent without further act or deed; but the predecessor Warrants Agent shall deliver and transfer to the successor Warrants Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose; and, except as the context herein otherwise requires, such successor Warrants Agent shall be deemed to be the "Warrants Agent" for all purposes of this Agreement. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Warrants Agent and the transfer agent of the Common Stock, and mail a notice thereof in writing to the registered holders of the Warrant Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrants Agent or the appointment of the successor Warrants Agent, as the case may be.

Section 22.  Issuance of New  Warrant Certificates.

        Notwithstanding any of the provisions of this Agreement or of the Warrants to the contrary, the Company may, at its option, issue new Warrant Certificates evidencing Warrants in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of shares of stock or other securities or property purchasable under the Warrant Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale by the Company of shares of Common Stock following the Distribution Date and prior to the redemption or expiration of the Warrants, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Warrant Certificates representing the appropriate number of Warrants in connection with such issuance or sale; provided, however, that
(i)no such Warrants evidenced by a Warrant Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Warrants would be issued, and (ii) no such Warrant Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

Section 23.  Redemption and Termination.

        The Company, may, at its option, upon the affirmative vote or written consent of not less than a majority of the Board then in office, at any time prior to the earlier of (i) the Distribution Date or (ii) the Close of Business

<PAGE 134>

on the Expiration Date, redeem all (but not less than all) of the then outstanding Warrants at a redemption price of $.01 per Warrant, appropriately adjusted to reflect any stock split, stock dividend, combination of shares, or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). The Company may, at its option, pay the Redemption Price in cash, Common Stock (based on the Current Market Price of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the majority of the Board then in office. Immediately upon the taking of such action ordering the redemption of all of the Warrants, evidence of which shall have been filed with the Warrants Agent, and without any further action and without any notice, the Warrant to exercise the Warrants so redeemed will terminate and the only Warrant thereafter of the holders of such Warrants so redeemed shall be to receive the Redemption Price (without the payment of any interest thereon). Within 10 days after such action ordering the redemption of all of the Warrants, the Company shall give notice of such redemption to the holders of the then outstanding Warrants by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Warrants Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption shall state the method by which the payment of the Redemption Price shall be made.

Section 24.  Exchange.

        (a) The Board, by majority vote of the Directors then in office, may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Warrants for shares of Common Stock at an exchange ratio of one share of Common Stock per Warrant, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio, as the same may be adjusted from time to time, being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after any Person (other than (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or of any such Subsidiary, or (iv) any entity holding Common Stock for or pursuant to the terms of any such plan), together with all Affiliates of such Person, becomes the Beneficial Owner of 50% or more of the Common Stock then outstanding.

        (b) Immediately upon the action of the Board ordering the exchange of any Warrants pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the Warrant to exercise such Warrants shall terminate and the only Warrant thereafter of a holder of such Warrants shall be to receive that number of shares of Common Stock equal to the

<PAGE 135>

number of such  Warrants held by such holder multiplied by the Exchange
Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Warrants at their last addresses as they appear upon the registry books of the Warrants Agent.
Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange shall state the method by which the exchange of the Common Stock for Warrants shall be effected and, in the event of any partial exchange, the number of Warrants which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Warrants (other than Warrants which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Warrants.

        (c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute shares of Common Stock Equivalents for shares of Common Stock exchangeable for Warrants.

        (d) In the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Warrants as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Stock for issuance upon exchange of the Warrants.

        (e) The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, the Company shall pay to each registered holder of a Warrant Certificate with regard to which a fractional share of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For the purposes of this paragraph
(e), the current market value of a whole share of Common Stock shall be the Closing Price of a share of Common Stock (as determined pursuant to Section 11(d) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

Section 25.  Notice of Proposed Actions.

        In case the Company shall after the Distribution Date propose (a) to pay any dividend payable in stock of any class to the holders of its Common
Stock or to make any other distribution to the holders of its Common
Stock (other than a cash dividend out of earnings or the retained earnings of the Company), or (b) to offer to the holders of its Common Stock Warrants or warrants to subscribe for or to purchase any additional shares of

<PAGE 136>

Common Stock or shares of stock of any other class or any other securities, Warrants, or options, or (c) to effect any reclassification of the Common
Stock (other than a reclassification involving only the subdivision of outstanding shares of Common Stock), or (d) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 25% of (i) the assets of the Company and its Subsidiaries (taken at net asset value as stated on the books of the Company and determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied) or (ii) the earning power of the Company and its Subsidiaries (determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied) to any other Person or Persons, or (e) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to the Warrants Agent and each holder of a Warrant, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of Warrants or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a) or (b) above at least twenty days prior to the record date for determining holders of the Common Stock for purposes of such action, and in the case of any such other action, at least twenty days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock whichever shall be the earlier. The failure to give notice required by this Section 25 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

        In case any Common Stock Event described in Section 11(a)(ii) hereof shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to the Warrants Agent and each holder of a Warrants
Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such Common Stock Event, which shall specify such event and the consequences of the event to holders of Warrants under Section 11(a)(ii) hereof.

        Notwithstanding anything in this Agreement to the contrary, prior to the Distribution Date a filing by the Company with the Securities and Exchange Commission shall constitute sufficient notice to the holders of securities of the Company, including the Warrants, for purposes of this Agreement and no other notice need be given.
Section 26.  Notices.

        Notices or demands authorized by this Agreement to be given or made by the Warrants Agent or by the holder of any Warrant Certificate to the

<PAGE 137>

Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Warrants Agent) as follows:

               Moore Solutions, Inc.
               10570 SOUTH FEDERAL HIGHWAY
               PORT ST. LUCIE, FL 34952

               Copy to:

                         Joel McTague
                         Hackney Miller, P.A.
                         4400 PGA Boulevard, Suite 505
                         Palm Beach Gardens, FL 33410

        Subject to the provisions of Sections 19 and 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Warrant Certificate to or on the Warrants Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

              North American Transfer Company
               (Moore Solutions, Inc.  Warrants Agreement)

        Notices or demands authorized by this Agreement to be given or made by the Company or the Warrants Agent to the holder of any Warrant Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 27.  Supplements and Amendments.

        Prior to the Distribution Date, the Board, upon the vote of a majority of the Board then in office, may from time to time supplement or amend this Agreement without the approval of any holders of the Warrants. From and after the Distribution Date, the Board may, upon the vote of a majority of the Board then in office, from time to time amend this Agreement without the approval of any holders of the Warrants in order (i) to cure any ambiguity,
(ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to change any time period governing redemption of the Warrants or any other time period or (iv) to make any other provisions in regard to matters or questions arising hereunder which the Board, upon the vote of a majority of the Board then in office, may deem necessary or desirable and which shall not adversely affect the interests of the holders of the Warrants (other than

<PAGE 138>

any Acquiring Person or Disqualified Transferee or any Affiliate of an Acquiring Person or Disqualified Transferee). The Warrants Agent shall join with the Company in the execution and delivery of any such supplement or amendment, unless such supplement or amendment affects any of the Warrants, duties, or obligations of the Warrants Agent hereunder, in which case the Warrants Agent may, but shall not be required to, join in such execution and delivery.

Section 28.  Successors.

        All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrants Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29.  Determinations and Actions by the Board; etc.

        The Board shall have the exclusive power and authority to administer this Agreement and to exercise all Warrants and powers specifically granted to the Board, or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the Warrant and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement. All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below all omissions with respect to the foregoing) which are done or made by the Board in good faith and with the concurrence of a majority of the Board then in office shall (x) be final, conclusive and binding on the Company, the Warrants Agent, the holders of the Warrants and all other parties and (y) not subject any Director to any liability to the holders of the Warrants.

Section 30.  Benefits of this Agreement.

        Nothing in this Agreement shall be construed to give to any Person other than the Company, the Warrants Agent, and the registered holders of the Warrants (and, prior to the Distribution Date, the associated shares of Common Stock) any legal or equitable Warrant, remedy, or claim under this Agreement or the Warrants; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrants Agent, and the registered holders of the Warrants (and, prior to the Distribution Date, the associated Class
A Common Stock).

Section 31.  Severability.

        The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or

<PAGE 139>

unenforceable and the Board determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the Warrant of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the Close of Business on the tenth day following the date of such determination by the Board.

Section 32.  Governing Law.

        This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Florida and for all purposes shall be governed by and construed in accordance with the laws of said State applicable to contracts to be made and performed entirely within said State.

Section 33.  Counterparts.

        This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 34.  Descriptive Headings.

        Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and set their respective hands and seals, all as of the day and year first above written.

                                       Moore Solutions, Inc.

                                       By: /s/ L. Jayne Moore
                                         _______________________________
                                           L. Jayne Moore
                                           Title:  President


Attest:

By: ______________________________
     Title:

<PAGE 140>

                                       North American Transfer Company

                                        By: /s/ Mildred Rostolder
                                           ______________________________
                                           Mildred Rostolder
                                           Title:President

Attest:


By: _______________________________
     Title:

<PAGE 141>


                                 EXHIBIT A

                         FORM OF WARRANT CERTIFICATE

Certificate No. W-                        _______  Warrants

NOT EXERCISABLE AFTER DECEMBER 30, 2009, OR EARLIER IF ORDER OF
REDEMPTION IS GIVEN. THE WARRANTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER WARRANT ON THE TERMS SET FORTH IN THE WARRANT AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, WARRANTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE (WHICH INCLUDES AFFILIATES AND ASSOCIATES) OF AN ACQUIRING PERSON (AS EACH SUCH TERM IS DEFINED IN THE WARRANTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH WARRANTS MAY BECOME NULL AND VOID. THE WARRANTS SHALL NOT BE EXERCISABLE, AND SHALL BE VOID SO LONG AS HELD, BY A HOLDER IN ANY JURISDICTION WHERE THE REQUISITE QUALIFICATION TO THE ISSUANCE TO SUCH HOLDER, OR THE EXERCISE BY SUCH HOLDER, OF THE WARRANTS IN SUCH JURISDICTION SHALL NOT HAVE BEEN OBTAINED OR BE OBTAINABLE. [THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE (WHICH INCLUDES AFFILIATES AND ASSOCIATES) OF AN ACQUIRING PERSON (AS EACH SUCH TERM IS DEFINED IN
THE WARRANTS AGREEMENT). ACCORDINGLY, THIS WARRANT CERTIFICATE AND THE
WARRANTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE WARRANT AGREEMENT.]1

                             Warrant Certificate

                            Moore Solutions, Inc.

        This certifies that ____________________________ , or registered assigns, is the registered owner of the number of Warrants set forth above, each of which entitles the owner thereof, subject to the terms, provisions, and conditions of the Warrants Agreement dated as of November 30, 1999, (the " Warrants Agreement") between Moore Solutions, Inc. (the "Company"), and North American Transfer Company (the "Warrants Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Warrants Agreement) and prior to 5:00 p.m. (West Palm Beach, Florida time) on December 30, 2009, (the "Expiration Date") at the office of the Warrants Agent designated for such purpose, or its successors as Warrants Agent, one share of Common Stock, with a par value of $.01 per share
(" Common Stock"), of the Company per each Warrant represented hereby, at a purchase price of $.10 per share (the "Purchase Price") upon presentation and surrender of this Warrant Certificate with

---------------------------------

1The portion of legend in brackets shall be inserted only if applicable.


<PAGE 142>

the Form of Election to Purchase set forth on the reverse side hereof and the certificate contained therein duly completed and executed, accompanied by a signature guarantee and such other documentation as the Warrants Agent may reasonably request. The number of Warrants evidenced by this Warrant Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of January 31, 2000, based on the shares of Common
Stock of the Company as constituted at such date.

        As more fully set forth in the Warrants Agreement, upon the occurrence of a Common Stock Event (as such term is defined in the Warrants Agreement), if the Warrants evidenced by this Warrants Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate of an Acquiring Person (as each such term is defined in the Warrants Agreement) or (ii) a Disqualified Transferee (as defined in the Warrants Agreement), such Warrants shall automatically become null and void and no holder hereof shall have any Warrant with respect to such Warrants from and after the occurrence of such Common Stock Event.

        The Warrants evidenced by this Warrant Certificate shall not be exercisable, and shall be void so long as held, by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the Warrants in such jurisdiction shall not have been obtained or be obtainable.

        As provided in the Warrants Agreement, the Purchase Price, and the number and type of securities which may be purchased upon the exercise of the Warrants evidenced by this Warrant Certificate are subject to modification and adjustment upon the happening of certain events.

        In the circumstances described in Section 13 of the Warrants Agreement, the securities issuable upon the exercise of the Warrants evidenced hereby shall be the common stock or similar equity securities or equity interests of an entity other than the Company.

        This Warrant Certificate is subject to all of the terms, provisions, and conditions of the Warrants Agreement, which terms, provisions, and conditions are hereby incorporated herein by reference and made a part hereof and to which Warrants Agreement reference is hereby made for a full description of the Warrants, limitations of Warrants, obligations, duties, and immunities hereunder of the Warrants Agent, the Company, and the holders of the Warrant Certificates, which limitations of Warrants include the temporary suspension of the exercisability of such Warrants under the specific circumstances set forth in the Warrants Agreement. Copies of the Warrants Agreement are on file at the office of the Warrants Agent designated for such purpose and may be obtained by the holder of any Warrants upon written request to the Warrants Agent.

<PAGE 143>

        This  Warrant Certificate, with or without other Warrants
Certificates, upon surrender at the office of the Warrants Agent designated for such purpose, accompanied by a signature guarantee and such other documentation as the Warrants Agent designated for such purpose may reasonably request, may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor and date evidencing Warrants entitling the holder to purchase a like aggregate number of shares of Common Stock (or other consideration, as the case may be) as the Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered shall have entitled such holder to purchase. If this Warrant Certificate shall be exercised in part, the holder shall be entitled to receive, upon surrender hereof, another Warrant Certificate or Warrant Certificates for the number of whole Warrants not exercised.

        Subject to the provisions of the Warrants Agreement, the Warrants evidenced by this Warrant Certificate may be redeemed by the Company by a majority vote of the Board (as defined in the Warrants Agreement) then in office at any time prior to the earlier of the Distribution Date or the Expiration Date, at a redemption price of $.01 per Warrant (which amount is subject to adjustment as provided in the Warrants Agreement). In addition, in certain circumstances, the Warrants may be exchanged, in whole or in part, for shares of Common Stock. Immediately upon the action of the Board ordering the exchange of any Warrants and without any further action and without any notice, the Warrant to exercise such Warrants will terminate and the only Warrant thereafter of a holder of such Warrants will be to receive that number of shares of Common Stock issuable upon the exchange.

        The Company is not obligated to issue whole or fractional shares of Common Stock (or other securities) upon the exercise of any Warrant or
Warrants evidenced hereby, but in lieu thereof a cash payment may be made at the election of the Company, as provided in the Warrants Agreement.

        No holder of this Warrant Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Warrants Agreement or herein be construed to confer upon the holder hereof, as such, any of the Warrants of a stockholder of the Company or any Warrant to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any action by the Company, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Warrants Agreement), or to receive dividends or subscription Warrants, or otherwise, until the Warrant evidenced by this Warrant Certificate shall have been exercised as provided in the Warrants Agreement.

        This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrants Agent.


<PAGE 144>

        WITNESS the facsimile signature of the proper officers and the seal of the Company. Dated as of January 1, 2000.

                                            Moore Solutions,Inc.


                                            By_________________________________
                                               Title:

ATTEST:


_______________________________
Title:




                                                 Countersigned:


                                                 _______________________________
                                                 North American Transfer Company


By_____________________________
   Authorized Signatory

  Date of Countersignature:


<PAGE 145>

              [Form of Reverse Side of  Warrant Certificate]

                               FORM OF ASSIGNMENT

             (To be executed by the registered holder if such holder
               desires to transfer the  Warrant Certificate)

FOR VALUE RECEIVED ________________________ hereby sells, assigns and transfers unto_______________________________________________________________
____________________________________
                  (Please print name and address of transferee)

_______________________________________________________________  whose social security or tax identification number is:______________ the Warrants evidenced by this Warrant Certificate, together with all Warrant, title and interest herein, and does hereby irrevocably constitute and appoint ____________________ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated: _________________________, ____.


                                    _______________________________
                                    Signature

Signature Guaranteed:*

- --------
* Signature must be guaranteed by an "Eligible Guarantor Institution" (with membership in an approved signature guarantees medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.


<PAGE 146>
                                Certificate


    The undersigned hereby certifies by checking the appropriate boxes that:

        (1) the Warrants evidenced by this Warrant Certificate [ ] are [ ] are not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate of an Acquiring Person (as each such term is defined in the Warrants Agreement); and

        (2) after due inquiry and to the best knowledge of the undersigned, it
[ ] did [ ] did not acquire the  Warrants evidenced by this Warrants
Certificate after the occurrence of a Common Stock Event from any Person who is, was or subsequently became an Acquiring Person or an Affiliate of an Acquiring Person.

Dated:____________________         ______________________________________
                                    Signature

Signature Guaranteed:*


____________________________


                                 NOTICE

        The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Warrants Certificate in every particular, without alteration or enlargement or any change whatsoever.


<PAGE 147>

                          FORM OF ELECTION TO PURCHASE

  (To be executed if holder desires to exercise the  Warrant Certificate)

Moore Solutions, Inc.

        The undersigned hereby irrevocably elects to exercise_________________ Warrants represented by this Warrant Certificate to purchase the number of shares of Common Stock (or other securities) issuable upon the exercise of such Warrants and requests that certificates for such shares be issued in the name of:

Please insert social security
or other identifying number________________________________________

                        (Please print name and address)
_______________________________________________________________

If such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, a new Warrant Certificate for the balance remaining of such Warrants shall be registered in the name of and delivered to:
Please insert social security
or other identifying number________________________________________

                         (Please print name and address)
_______________________________________________________________

Dated: _______________________, ____



                                            _______________________________
                                            Signature

                                            (Signature must conform in all
                                            respects to name of holder as
                                            specified on the face of this Class
                                            A Warrant Certificate)

Signature Guaranteed:**

- --------
** Signature must be guaranteed by an "Eligible Guarantor Institution" (with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.

<PAGE 148>

                            Certificate

        The undersigned hereby certifies by checking the appropriate boxes that:

        (1) the Warrants evidenced by this Warrant Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate of any such Acquiring Person (as each such term is defined in the Warrants Agreement); and

        (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Warrants evidenced by this Warrants Certificate after the occurrence of a Common Stock Event (as such term is defined in the Warrants Agreement) from any Person who is, was, or subsequently became an Acquiring Person or an Affiliate of an Acquiring Person.


Dated: _________________, ____      _________________________
                                    Signature



Signature Guaranteed:***



__________________________

- --------
*** Signature must be guaranteed by an "Eligible Guarantor
Institution" (with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.


<PAGE 149>

                            EXHIBIT B

                        Moore Solutions, Inc.
                     SUMMARY OF PURCHASE WARRANTS


        On January 1, 2000, the Board of Directors (the "Board") of Moore Solutions, Inc. (the "Company") declared a dividend of one purchase Warrant
(a "Warrant") for every outstanding share of the Company's Common Stock, $.10 par value per share (the " Common Stock"). The Warrants will be distributed on January 31, 2000, to stockholders of record as of the close of business on January 31, 2000, (the "Dividend Record Date"). The terms of the Warrants are set forth in a Warrants Agreement dated as of January 1, 2000, (the "Warrants Agreement") between the Company and American Stock Transfer Trust Company
(the "Warrants Agent"). The Warrants Agreement provides for the issuance of one Warrant for every share of Common Stock issued and outstanding on the Dividend Record Date and for each share of Common Stock which is issued or sold after that date and prior to the "Distribution Date" (as defined below).

        Each Warrant entitles the holder to purchase from the Company one share of Common Stock at a price of $.10 per share, subject to adjustment. The Warrants will expire on December 30, 2009 (the "Expiration Date"), or upon the earlier redemption of the Warrants, and are not exercisable until the Distribution Date.

        No separate certificates representing the Warrants will be issued at the present time. Until the Distribution Date (or earlier redemption or expiration of the Warrants), (i) the Warrants will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Dividend Record Date upon transfer or new issuance of the Company's Common Stock will contain a notation incorporating the Warrants Agreement by reference and (iii) the surrender for transfer of any of the Company's
Common Stock certificates will also constitute the transfer of the Warrants associated with the Common Stock represented by such certificate.

        The Warrants will separate from the Common Stock and certificates representing the Warrants will be issued on the Distribution Date. Unless otherwise determined by a majority of the Board then in office, the Distribution Date will occur on the earlier of (i) the tenth business day following the later of (A) the date of a public announcement that a person, including affiliates or associates of such person (an "Acquiring Person"), except as described below, has acquired or obtained the Warrant to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock or (B) the date on which an executive officer of the Company has actual knowledge that an Acquiring Person became such (the later being, the "Stock Acquisition Date") or (ii) the tenth business day following commencement of a tender offer or exchange offer that would result in any person, together with its affiliates and associates owning 15% or more of the Company's outstanding Common Stock. In any

<PAGE 150>

event, the Board of Directors may delay the distribution of the certificates. After the Distribution Date, separate certificates evidencing the Warrants ("Warrant Certificates") will be mailed to holders of record of the Company's Class A Common Stock as of the close of business on the Distribution Date and thereafter, such separate Warrant Certificates alone will evidence the Warrants.

        If, at any time after the Board declares the Warrants dividend, any person or group of affiliated or associated persons (other than the Company and its affiliates) shall become an Acquiring Person, each holder of a Warrant will have the Warrant to receive shares of the Company's Common
Stock (or, in certain circumstances, cash, property or other securities of the Company) having a market value of two times the exercise price of the Warrant. For example, if the exercise price is $.10, the holder of each Warrant would be entitled to receive $10.00 in market value of the Company's Common Stock for $.10. Also, in the event that at any time after the Stock Acquisition Date, the Company was acquired in a merger or other business combination, or if more than 25% of its assets or earning power was sold, each holder of a Warrant would have the Warrant to exercise such Warrant and thereby receive common stock of the acquiring company with a market value of two times the exercise price of the Warrant. Thus, if the exercise price is $.10, the holder of each Warrant would be entitled to receive $10.00 in market value of the acquiring company's common stock upon payment of the $.10. Following the occurrence of any of the events described in this paragraph, any Warrants that are, or (under certain circumstances specified in the Warrants Agreement) were, beneficially owned by any Acquiring Person or Disqualified Transferee shall immediately become null and void.

        The Board may, at its option, at any time after any person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Warrants for shares of Common Stock (or, other securities of the Company equivalent in value to such shares of Common Stock) at an exchange ratio of one share of Common Stock (or other such consideration) per Warrant, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of declaration of the Warrants dividend (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). The Board, however, may not effect an exchange at any time after any person (other than (i) the Company, (ii) any subsidiary of the Company, (iii) any employee benefit plan of the Company or any such subsidiary or any entity holding Common Stock for or pursuant to the terms of any such plan), together with all affiliates of such person, becomes the beneficial owner of 50% or more of the Common Stock then outstanding. Immediately upon the action of the Board ordering the exchange of any Warrants and without any further action and without any notice, the Warrant to exercise such Warrants will terminate and the only Warrant thereafter of a holder of such Warrants will be to receive that number of shares of

<PAGE 151>

Common Stock equal to the number of such Warrants held by the holder multiplied by the Exchange Ratio.

        The exercise price of the Warrants, and the number of shares of Common Stock or other consideration issuable upon exercise of the Class
A Warrants, are subject to adjustment from time to time to prevent dilution
(i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (ii) upon the grant to holders of the Common Stock of certain Warrants or warrants to subscribe for shares of the Common Stock or convertible securities at less than the current market price of the Common Stock or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding cash dividends paid out of the earnings or retained earnings of the Company and certain other distributions) or of subscription Warrants or warrants (other than those referred to above).

        With certain exceptions, no adjustments in the exercise price of the Warrants will be required until cumulative adjustments equal at least 1% in such price.

        At any time prior to the earlier of (i) the Distribution Date or (ii) the close of business ten years after the Warrants Agreement becomes effective (the "Expiration Date"), the Company, by a majority vote of the Board then in office, may redeem the Warrants at a redemption price of $.01 per Warrant (the "Redemption Price"), as described in the Warrants Agreement. Immediately upon the action of the Board electing to redeem the Class
A Warrants, the Warrant to exercise the Warrants will terminate and the only Warrant of the holders of Warrants will be to receive the Redemption Price.

        Until a Warrant is exercised, the holder thereof, as such, will have no Warrants as a stockholder of the Company, including, without limitation, the Warrant to vote or to receive dividends.

        Neither the distribution of the Warrants nor the subsequent separation of the Warrants on the Distribution Date will be a taxable event for the Company or its stockholders. Holders of Warrants may, depending upon the circumstances, recognize taxable income upon the occurrence of certain Warrants triggering events including a tender offer for 15% or more of the Common Stock or a person or group attaining beneficial ownership of 15% or more of the Common Stock (collectively, "Common Stock Events"). In addition, holders of Warrants may have taxable income as a result of (i) an exchange by the Company of shares of Common Stock for Warrants as described above or
(ii) certain anti-dilution adjustments made to the terms of the Warrants after the Distribution Date. A redemption of the Warrants would be a taxable event to holders.

        The Warrants Agreement may be amended by the Board at any time

<PAGE 152>

prior to the Distribution Date without the approval of the holders of the Warrants. From and after the Distribution Date, the Warrants Agreement may be amended by the Board without the approval of the holders of the Warrants in order to cure any ambiguity, to correct any defective or inconsistent provisions, to change any time period for redemption or any other time period under the Warrants Agreement or to make any other changes that do not adversely affect the interests of the holders of the Warrants (other than any Acquiring Person or its affiliates or associates or their transferees).

        A copy of the Warrants Agreement will be filed with the Securities and Exchange Commission as an Exhibit to the Company's Form 8-A registration statement with respect to the Warrants. A copy of the Warrants Agreement is available free of charge from the Warrants Agent, at the following address:

               North American Transfer Company
               147 W. Merrick Road
               Freeport, NY 11520

                        (Moore Solutions, Inc. Warrants Agreement)

          This summary description of the Warrants does not purport to be complete and is qualified in its entirety by reference to the Warrants Agreement, which is incorporated herein by reference.

<PAGE 153>

Exhibit 5.0


                      Registration Statement Form S-4


                                  EXHIBIT 5.0
                                February ___, 2000

Moore Solutions, Inc.
10570 S Federal Highway
Port St. Lucie, FL  34952

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

     We are counsel for Moore Solutions, Inc., a Florida corporation (the "Company") in connection with its proposed public offering under the Securities Act of 1933, as amended, of up to 2,000,000 Units of its securities, each Unit consisting of one share of $.01 par value Common Stock
("Common Stock") and one Class A Common Stock Purchase Warrant ("Class A Warrant") through a Registration Statement on Form S-4 ("Registration Statement") as to which this opinion is a part, to be filed with the Securities and Exchange Commission (the "Commission").

     In connection with rendering our opinion as set forth below, we have reviewed and examined originals or copies identified to our satisfaction of the following:

     (1) Articles of Incorporation, and amendment thereto, of the Company as filed with the Secretary of State of the State of Florida.

     (2) Corporate minutes containing the written deliberations and resolutions of the Board of Directors and shareholders of the Company.

     (3) The Registration Statement and the Preliminary Prospectus contained within the Registration Statement.

     (4)  The other exhibits to the Registration Statement.

     We have examined such other documents and records, instruments and certificates of public officials, officers and representatives of the Company, and have made such other investigations as we have deemed necessary or appropriate under the circumstances.

     Based upon the foregoing and in reliance thereon, it is our opinion that the Units, Common Stock, Warrants and Common Stock issuable upon exercise of the Warrants offered under the Registration Statement will, upon the purchase, receipt of full payment, issuance and delivery in accordance with

<PAGE 154>

the terms of the offering described in the Registration Statement, be fully and validly authorized, legally issued fully paid and non-assessable.

     We hereby consent to the use of this opinion, as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus constituting a part thereof.

Very truly yours,

/s/ Hackney & Miller, P.A.
--------------------------
Hackney & Miller, P.A.

<PAGE 155>

Exhibit 10.0
                              MOORE SOLUTIONS, INC.

                           1999 EQUITY INCENTIVE PLAN


                                  SECTION 1.
                                   PURPOSE.

The purposes of the Moore Solutions, Inc., 1999 Equity Incentive Plan (the "Plan") are to promote the interests of Moore Solutions, Inc. (the "Company") and its shareholders by (i) attracting and retaining key employees, consultants and non-employee directors of the Company and its Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; (iii) enabling such individuals to participate in the long-term growth and financial success of the Company; and
(iv) linking compensation to the long-term interests of shareholders. With respect to any awards granted under the Plan that are intended to comply with the requirements of "performance-based compensation" under Section 162(m) of the Code (as defined below), the Plan shall be interpreted in a manner consistent with such requirements.

                                  SECTION 2.
                                 DEFINITIONS.

As used in the Plan, the following terms shall have the meanings set forth below:

       "Affiliate" shall mean (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest and (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, in each case as determined by the Committee.

        "Award" shall mean any Option, Restricted Stock Award, Restricted Stock Unit, Other Stock-Based Award or Performance Award as the Board may, in good faith, determine it shall issue.

        "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

         "Board" shall mean the Board of Directors of the Company.

          "Cause" shall mean, unless otherwise defined in the applicable Award Agreement, (i) the engaging by the Participant in willful misconduct that is injurious to the Company or its Affiliates, (ii) the embezzlement or misappropriation of funds or property of the Company or its Affiliates by the Participant, or (iii) the willful failure or refusal by the Participant to substantially perform his or her duties or responsibilities that continues after being brought to the attention of the Participant (other than any such failure resulting from the Participant's incapacity due to Disability). For purposes of this paragraph, no act, or failure to act, on the Participant's part shall be considered "willful" unless done,

<PAGE 156>

or omitted to be done, by him or her not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company. Any determination of Cause shall be made by the Committee in its sole discretion. Any such determination by the Board shall be final and binding on a Participant.

          "Change in Control" shall mean, unless otherwise defined in the applicable Award Agreement, a change in control of the Company, which will be deemed to have occurred if:

          (i) any "Person," as such term is used in Sections 13(d) and 14(d)
of the Exchange Act (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and
(C) any corporation owned, directly or indirectly, by the shareholders of the
Company in substantially the same proportions as their ownership of   Shares),
is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company's then outstanding voting securities;

           (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the effective date (as defined in Section 16(a) of the Plan), constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the effective date of the Plan or whose appointment, election or nomination for election was previously so approved or recommended;

            (iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) more than 60% of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as defined above), directly or indirectly, acquired 40% or more of the combined voting power of the Company's then outstanding securities (not including any securities acquired directly from the Company or its Affiliates);

             (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect), other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale; or

<PAGE 157>

              (v) or any other "Change in Control" that fails to meet the continuity of interest requirement under the regulations promulgated under the Code by the Internal Rev. Ser. 1.368-1 and -2.

              "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

              "Committee" shall mean a committee of the Board (which may include the entire Board) designated by the Board to administer the Plan, provided; that there shall be at least one Non-Employee Director who shall sit on the Committee. The Committee shall be the Compensation Committee or a sub-committee thereof, unless the Board shall appoint another committee to administer the Plan. Notwithstanding the foregoing, for purposes of discretionary awards granted to Non-Employee Directors pursuant to Section 10 of the Plan, references to the Committee shall be deemed to be references to the Board.

               "Covered Officer" shall mean at any date (i) any individual who, with respect to the previous taxable year of the Company, was a "covered employee" of the Company within the meaning of Section 162(m); provided, that the term "Covered Officer", however, shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a "covered employee" with respect to the current taxable year of the Company and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a "covered employee" with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid.

                "Disability" shall mean, unless otherwise defined in the applicable Award Agreement, a disability that would qualify as such under the Company's then current long-term disability plan.

                 "Employee" shall mean an employee of the Company or of any Affiliate.

                 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                 "Fair Market Value" with respect to the Shares, as of any date, shall mean:

             a. If the company is publicly traded on the National Association of Securities Dealers, Inc., Automated Quotation System ("NASDAQ"), the fair market value shall be the closing inside bid price of the common stock as quoted on NASDAQ;

             b. If the company is traded in an over the counter market ("OTC") other than NASDAQ, the fair market value shall be the average closing bid price of the common stock over the last ten (10) trading sessions;

<PAGE 158>

              c. If the company is traded on a regional or national exchange other than NASDAQ or the OTC, the fair market value shall be the closing bid price of the Common Stock;

              d. If the Company's common stock has not traded on any volume (as defined as less than 10% of outstanding market float of its common stock trading over the last 10 trading days), then the fair market value shall be determined by the average of the closing stock price on the last ten (10) trading sessions that more than 10% of the outstanding market float has traded.

              e. If the common stock is not publicly traded, but the company has concluded a private placement of shares of common stock within the past 24 months, the fair market value shall be based upon the gross sales price of common stock in the last such private placement.

              f. In the event that the common stock shall not fall into any of the above categories, then the price of the stock shall be determined by the discounted cash flow method as used by the investment community at large.


              "Incentive Stock Option" shall mean an option to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

               "Non-Qualified Stock Option" shall mean an option to purchase Shares from the Company that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option.

                "Non-Employee Director" shall mean a member of the Board who is not an employee of the Company or any of its Affiliates.

                "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

                "Other Stock-Based Award" shall mean any award granted under
Section 9 of the Plan.

                "Participant" shall mean any Employee, Non-Employee Director or consultant who receives an Award under the Plan.

                "Performance Award" shall mean any right granted under Section 8 of the Plan.

                "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other such entity that may acquire legal person hood under applicable state or Federal law.

                "Restricted Stock" shall mean any Share granted under Section 7 of the Plan.

                "Restricted Stock Unit" shall mean any unit granted under
Section 7 of the Plan.

<PAGE 159>

                "Retirement" shall mean, unless otherwise defined in the applicable Award Agreement, retirement of a Participant from the employ or service of the Company and any of its Affiliates in accordance with the terms of the applicable Company retirement plan or, if a Participant is not covered by any such plan, retirement on or after such Participant's 65th birthday.

                "SEC" shall mean the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

                "Section 16" shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

                "Section 162(m)" shall mean Section 162(m) of the Code and the rules promulgated thereunder or any successor provision thereto as in effect from time to time.

                 "Shares" shall mean shares of the common stock of the Company, or the Committee may designate such other securities of the Company as from time to time.

                 "Substitute Awards" shall mean Awards granted solely in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.


                                  SECTION 3.
                                ADMINISTRATION.

      (a) Authority of Committee. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants;(ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled, or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee;
(vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

     (b) Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or

<PAGE 160>

any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any Employee, any Non-Employee Director and any consultant.

      (c) Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or any Affiliate, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by, Participants who are not officers or directors of the Company for purposes of Section 16 or who are otherwise not subject to such Section.

      (d) No Liability. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.


                                  SECTION 4.
                          SHARES AVAILABLE FOR AWARDS.

        (a) Shares Available. Subject to adjustment as provided in Section
4(b), the number of Shares with respect to which Awards may be granted under the Plan shall be _______ and the number of Shares with respect to which Awards (other than Options) may be granted under the Plan shall be _______. If, after the effective date of the Plan, any Shares covered by an Award granted under the Plan, or to which such an Award relates, are forfeited, or if such an Award is settled for cash or otherwise terminates or is canceled without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such settlement, forfeiture, termination or cancellation, shall again become Shares with respect to which Awards may be granted. In the event that any Option or other Award granted hereunder is exercised through the delivery of Shares or in the event that withholding tax liabilities arising from such Award are satisfied by the withholding of Shares by the Company, the number of Shares available for Awards under the Plan shall be increased by the number of Shares so surrendered or withheld. Notwithstanding the foregoing and subject to adjustment as provided in Section 4(b), no Participant may receive Options under the Plan in any calendar year that relate to more than 50,000 Shares; provided, a Participant, however, may receive Options that relate to up to 100,000 Shares during the initial year of the Plan or in the calendar year in which the Participant's employment with the Company begins.

        (b) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable: (i) adjust

<PAGE 161>

any or all of (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (2) the maximum number of Shares subject to Awards granted to a Participant pursuant to Sections 4(a) and 11(b) of the Plan, (3) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards and (4) the grant or exercise price with respect to any Award; (ii) if deemed appropriate, provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, in each case, that
(A) with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code, as from time to time amended and (B) with respect to any Award no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan's meeting the requirements of Section 162(m), unless otherwise determined by the Committee.

          (c) Substitute Awards. Any Shares underlying Substitute Awards shall not, unless required by Section 16, be counted against the Shares available for Awards under the Plan.

           (d) Source of Shares. Shares which are to be delivered under the Plan may be obtained by the Company from its treasury, by purchases on the open market or from private sources, or by issuing authorized but unmissed Shares. Any issuance of authorized but unmissed Shares shall be approved by the Board or the Committee. Authorized but unissued Shares may not be delivered under the Plan if the purchase price thereof is less than the par value of the Shares. Subject to the provisions of Section 11(i) below, fractional Shares may not be issued and sold under the Plan.

            (e) Oversubscription. If the number of Shares that Participants become entitled to purchase is greater than the number of Shares offered in a particular Offering Period or remaining available, the available Shares shall be allocated by the Committee among such Participants in such manner as it deems fair and equitable.


                                SECTION 5.
                               ELIGIBILITY.

Any Employee (including any officer or employee-director of the Company or any Affiliate who is not a member of the Committee), Non-Employee Director or consultant shall be eligible to be designated a Participant; provided that Non-Employee Directors shall only be eligible to receive Awards granted pursuant to
Section 10; provided that such rules, however, shall neither permit nor deny participation in the Plan contrary to the requirements of the Code (including, but not limited to, Sections 423(b)(3), (4) and (5) thereof) and regulations promulgated thereunder. No Employee shall be eligible to participate in the Plan until the completion of six (6) months of service. During an Offering Period, no Employee may participate under the Plan if such Employee would own 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary. For purposes of the preceding sentence, the rules of Section 424(d) of the Code shall apply in determining the stock ownership of an Employee, and Shares which the Employee would be permitted to purchase under the current Offering Period shall be treated as Shares owned by the Employee.

<PAGE 162>

                                   SECTION 6.
                                 STOCK OPTIONS.

          (a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, the option price and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive
Stock Options, or to grant NonQualified Stock Options, or to grant both types of options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute.

           (b) Exercise Price. The Committee in its sole discretion shall establish the exercise price at the time each Option is granted. Except in the case of Substitute Awards, the exercise price of an Option may not be less than the Fair Market Value on the date of grant of such Option.

           (c) Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee may impose such conditions with respect to the exercise of options, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable. Notwithstanding the foregoing, an Option shall not be exercisable after the expiration of ten years from the date such Option was granted.

           (d) Payment. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price is received by the Company. Such payment may be made in cash, or its equivalent, or by exchanging Shares owned by the Participant for at least six (6) months (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such option price. A Participant may elect to pay all or any portion of the aggregate exercise price by having Shares with a Fair Market Value on the date of exercise equal to the aggregate exercise price withheld by the Company or sold by a broker-dealer.

<PAGE 163>

                                  SECTION 7.
                  RESTRICTED STOCK AND RESTRICTED STOCK UNITS.

          (a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Shares of Restricted Stock and Restricted Stock Units shall be granted, the number of Shares of Restricted Stock and/or the number of Restricted Stock Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Stock and Restricted Stock
Units may be forfeited to the Company, and the other terms and conditions of such Awards.

          (b) Transfer Restrictions. Shares of Restricted Stock and
Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except, in the case of Restricted Stock, as provided in the Plan or the applicable Award Agreements. Certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. Upon the lapse of the restrictions applicable to such Shares of Restricted Stock, the Company shall deliver such certificates to the Participant or the Participant's legal representative.

           (c) Payment. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a Share. Restricted Stock Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement.

           (d) Dividends and Distributions. Dividends and other distributions paid on or in respect of Restricted Stock or Restricted Stock Units may be paid directly to the Participant, or may be reinvested in additional Shares of Restricted Stock or in additional Restricted Stock Units, as determined by the Committee in its sole discretion.


                                   SECTION 8.
                               PERFORMANCE AWARDS.

             (a) Grant. The Committee shall have sole and complete authority to determine the Participants who shall receive a "Performance Award," which shall consist of a right that is (i) denominated in cash or Shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

             (b) Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award.

              (c) Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Committee, on a deferred basis.

<PAGE 164>

                                   SECTION 9.
                             OTHER STOCK-BASED AWARDS.

The Committee shall have authority to grant to Participants an "Other Stock -Based Award," which shall consist of any right that is (i) not an Award described in Sections 6 through 8 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.

                                   SECTION 10.
                          NON-EMPLOYEE DIRECTOR AWARDS.

The Committee may provide that all or a portion of a Non-Employee Director's annual retainer and/or meeting fees be payable (either automatically or at the election of a Non-Employee Director) in the form of Nonqualified Stock Options, Restricted Stock and/or Other Stock-Based Awards, including unrestricted Shares. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Awards. In addition, the Committee may, in its sole discretion, grant awards of Restricted Stock to Non-Employee Directors pursuant to such terms and conditions as it may deem advisable, so long as such terms and conditions are not inconsistent with any other terms of the Plan.


                                    SECTION 11.
           PROVISIONS APPLICABLE TO COVERED OFFICERS AND PERFORMANCE-BASED
                                     AWARDS.

            Notwithstanding anything in the Plan to the contrary, unless the Committee determines otherwise, all performance-based Restricted Stock Awards, Restricted Stock Units, Performance Awards, or other Stock-Based Awards shall be subject to the terms and provisions of this Section 11.

            (a) The Committee may grant Restricted Stock Awards, Restricted Stock Units, Performance Awards and Other Stock-Based Awards to Covered Officers that vest or become exercisable upon the attainment of performance targets related to one or more performance goals selected by the Committee from among the goals specified below. For the purposes of this Section 11, performance goals shall be limited to one or more of the following Company, subsidiary, operating unit or division financial performance measures:

               (i) earnings before interest, taxes,depreciation and/or amortization
               (ii)      operating income or profit
               (iii) return on equity, assets, capital, capital employed, or investment
               (iv)      after tax operating income
               (v)       net income
               (vi)      earnings or book value per share

<PAGE 165>

               (vii)     cash flow(s)
               (viii) total sales or revenues or sales or revenues per employee
               (ix)      production (separative work units or SWUs)
               (x)       stock price or total shareholder return
               (xi)      dividends
               (xii) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets,business expansion goals, and goals relating to acquisitions or divestitures
               (xiii)    except in the case of Section 162(m)
                         awards to Covered Officers, any other
                         performance criteria established by the Committee

or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders' equity and/ or shares outstanding, or to assets or net assets.

           (b) With respect to any Participant, the maximum annual number of shares in respect of which Restricted Stock Awards, Performance Awards and Other Stock-Based Awards may be granted under the Plan is _______ and the maximum annual amount of any Award settled in cash is $_________.

           (c) To the extent necessary to comply with Section 162(m), with respect to Restricted Stock Awards, Restricted Stock Units, Performance Awards and Other Stock-Based Awards, no later than ninety (90) days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (A) select the performance goal or goals applicable to the performance period, (B) establish the various targets and bonus amounts which may be earned for such performance period and (C) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee shall certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable Award Agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period.

<PAGE 166>

                                SECTION 12.
                     TERMINATION OF EMPLOYMENT/SERVICE.

The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a termination of employment/ service, including a termination by the Company without Cause, by a Participant voluntarily, or by reason of death, Disability or Retirement. Unless otherwise specified in an Agreement or by determination of the Committee, upon a Participant's ceasing to be an Employee of the Company or a participating Subsidiary, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant's account during the Offering Period, but not yet used, shall be returned to the Participant or, in the case of his or her death, to the Participant's designated beneficiary or estate.

                                  SECTION 13.
                              CHANGE IN CONTROL.

Upon a Change in Control, all outstanding Awards shall vest, become immediately exercisable or payable or have all restrictions lifted.


                                  SECTION 14.
                            AMENDMENT AND TERMINATION.

             (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply.

             (b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder, or beneficiary; and provided further that the Committee shall not have the power to amend the terms of previously granted Awards to reduce, or cancel such Awards and grant substitute Awards which would have the effect of reducing the exercise price except pursuant to paragraph (c) below.

              (c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made

<PAGE 167>

available under the Plan; provided that no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan's meeting the requirements of Section 162(m), unless otherwise determined by the Committee.

                               SECTION 15.
                           GENERAL PROVISIONS.

         (a) Dividend Equivalents. In the sole and complete discretion of the Committee, an Award may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis.

          (b) Transferability. Except as provided below, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution. Notwithstanding the foregoing, a Participant may transfer any vested Award, other than an Incentive Stock Option, to members of his or her immediate family (defined as his or her spouse, children or grandchildren) or to one or more trusts for the exclusive benefit of such immediate family members or partnerships in which such immediate family members are the only partners if the Award Agreement so provides, the transfer is approved by the Committee and the Participant does not receive any financial or material consideration for the transfer. Any such transferred Award shall continue to be subject to the same terms and conditions that were applicable to such Award immediately prior to its transfer (except that such transferred Award shall not be further transferable by the transferee).

           (c) No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Non-Employee Directors, consultants, Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

           (d) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

            (e) Withholding. A participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from the grant, vesting, exercise, or payments of any Award.

<PAGE 168>

             (f) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Award Agreement shall prevail.

             (g) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, Shares and other types of Awards provided for hereunder (subject to shareholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

              (h) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan in any Award Agreement, or by law.

              (i) No Rights as Shareholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until he or she has become the named record holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall not be entitled to the rights of a shareholder in respect of such Restricted Stock.

               (j) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Florida without giving effect to the conflict of law principles thereof.

               (k) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

               (l) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Section 16(b), and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder, or beneficiary.Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if

<PAGE 169>

made, would be in compliance with all applicable requirements of the U.S. federal or non-U.S. securities laws and any other laws to which such offer, if made, would be subject.

          (m) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

           (n) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

           (o) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

            (p) Shareholder Approval. This Plan shall not be effective until approved by the shareholders of the Company as provided in Section 423(b)(2) of the Code and the regulations thereunder.


                                   SECTION 16.
                                TERM OF THE PLAN.

             (a) Effective Date. The Plan shall be effective as of________, 1999, provided it has been approved by the Company's shareholders.

              (b) Expiration Date. No new Awards shall be granted under the Plan after the tenth anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the authority for grant of new Awards hereunder has been exhausted.

<PAGE 170>


                                  Exhibit 10.4

                             FINANCIAL ADVISORY AND
                            ------------------------
                          INVESTMENT ADVISING AGREEMENT
                          -----------------------------

         This Agreement is made and entered into as this ____ day of __________, 1999 by and between Crown Capital Advisors, Inc. ("the Investment Adviser") and Moore Solutions, Inc. ("the Company"), for the purpose of defining and acknowledging the terms of this Agreement.

          In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Exclusivity. The Company hereby engages the Investment Adviser on an exclusive basis for the term specified in Paragraph Two (2) hereof to render services to the Company as its corporate finance consultant, financial advisor and investment adviser upon the terms and conditions set forth herein.

2. Term. This Agreement shall be effective for a period of one year, commencing upon the date this contract is executed by both parties and may be extended as the parties shall mutually agree in writing, subject to the establishment of arrangements for additional compensation and other appropriate terms for such extension.

3. Services to be Provided. During the term of this Agreement,the Investment Adviser shall provide the Company with such regular and customary consulting advice as is reasonably requested by the Company, provided that the Investment Adviser shall not be requested to undertake duties not reasonably within the scope of the financial advisory or investment advising services contemplated by this agreement. It is understood and acknowledged by the parties that the value of Investment Adviser's advice is not readily quantifiable, and that Investment Adviser shall be obligated to render advice upon the request of the Company, in good faith, and shall use its best efforts to perform the contemplated duties as set forth herein. Investment Adviser's duties may include, but will not necessarily be limited to, providing recommendations and assisting in the following:

           1. disseminating information about the Company to the investment community at large;

           2. rendering advice and assistance in connection with the preparation of annual and interim reports and press releases;

           3. assisting in the company's financial public relations;

           4. arranging, on behalf of the Company, at appropriate times, meetings with securities analysts of investment banking firms;

           5. rendering advice with regard to internal operations, including, but not limited to:

<PAGE 171>

                1. the formation of corporate goals and their implementation;

                2. the Company's financial structure and its divisions or
                  subsidiaries;

                3. securing, when and if necessary and possible, additional financing through banks, insurance companies or other institutions; and

                4. corporate organization and personnel;

            6. rendering advice with regard to any of the following corporate finance matters:

                1. changes in the capitalization of the Company;

                2. changes in the corporate structure;

                3. redistribution of shareholdings of the Company's stock;

                4. sales of securities in public or private transactions and the structuring thereof;

                5. alternative uses of corporate assets; and

                6. structure and use of debt;

            7. rendering advice or assistance with regard to any of the following merger or acquisition activities:

                1. the acquisition and/or merger of or with other companies;

                2. divestiture or any other similar transaction; and

                3. the sale of the Company itself (or any significant
                   percentage, assets, subsidiaries or affiliates thereof);

            8. rendering advice and/or assistance with regard to bank financing or any other financing from financial institutions or individuals (including but not limited to revolving credit facilities, lines of credits, term loans, rediscounted credit facilities, senior and junior loans, whether collateralized or unsecured, etc.);

             9. act as an information agent in connection with any tender offers or share exchange;

             10.it is understood by both parties that Investment Advisor will not act as an underwriter or placement agent for the Company's securities.

4. Undertakings of the Company. In order to facilitate financing, the Company shall afford to the Investment Adviser and its representatives full and complete access to all of its properties and records and the full cooperation of management in the prompt preparation of a

<PAGE 172>

          confidential placement memorandum containing all of the information the Investment Adviser may deem necessary to effect the successful placement of the transaction.

5. Compensation. In consideration for the services rendered by Investment Advisers to the Company pursuant to this agreement (and in addition to the expenses provided for in Paragraph Seven hereof), the Company shall compensate the Investment Adviser as follows:

          1.  Initial Retainer.  None.

          2. Initial Warrants. At closing of the first transaction, credit facility or equity financing transaction, as contemplated herein, the Company shall issue to the Investment Adviser and/or its designees Warrants to purchase two percent (2%) of the Company's fully diluted common stock at a nominal purchase price (the "Warrant Option"). All Warrants shall expire five (5) years from the date of issuance and shall have
             "piggy back" and demand registration rights and anti-dilution provisions acceptable to the Investment Adviser.

              1. Cashless Exercise .  In lieu of paying the shares purchase price in cash, the Investment Adviser may, at its option, deliver to the Company for cancellation shares of common stock or other outstanding securities of the Company convertible into the Company's common stock (including rights represented by this Warrant) that have a value equal to the shares purchase price. The determination of value shall be made by agreement between the Holder and the Company, but, failing such agreement, by reference to the trading price of the Company's common stock on the date of exercise.

           3. Merger and Acquisition Fee. If any transaction (as hereinafter defined) is consummated during the Term of this Agreement with any parties, whether introduced or contacted by the Company or Investment Advisers during the term of this agreement, the Company shall pay at the closing of each such transaction a cash fee equal to the sum of:

               1. Five percent (5%) of the first ten million dollars
                  ($10,000,000) of the aggregate consideration (as herein defined) of a transaction;

               2. Four percent (4%) of the second ten million dollars
                  ($10,000,000) of the aggregate consideration of a transaction;

               3. Three percent (3%) of the third ten million dollars
                  ($10,000,000) of the aggregate consideration of a transaction; and

               4. Two percent (2%) of the aggregate consideration over thirty million dollars ($30,000,000).


           4.  Aggregate Consideration is defined and computed as follows:

<PAGE 173>

               1. The total sale proceeds and other consideration received
                  (which shall be deemed to include amounts paid into escrow) by the Company and/or its shareholders or by a target and/or its shareholders upon the consummation of the transaction (including payments made in installments), inclusive of cash, securities, notes, consulting agreements and agreements not to compete, plus the total value of liabilities assumed.

               2. If a portion of such consideration includes contingency payments (whether or not related to future earnings or operations), aggregate consideration will include 75% of the face value of such payment without regard to whether the conditions for the payment of such contingent amounts have been or may be satisfied.

               3. If the aggregate consideration for the transaction consists in whole or in part of securities, for the purposes of calculating the amount of aggregate consideration, the value of such securities will be the value thereof on the day preceding the consummation of the transaction as the company and investment adviser agree; provided, in the case of securities for which there is a public trading market, however, the value will be determined by the average last sales price for such securities for the last twenty (20) days prior to such consummation as determined by Investment Adviser and communicated by Investment Adviser to the Company. If there is no public trading market for such securities but securities have been sold in a private placement within the past twenty-four (24) months, the fair market value shall be based upon the gross sales price in the last such private placement. For other property received or receivable as a part of the aggregate consideration and the parties are unable to agree, then each of Investment Adviser and the Company will select an investment banking firm respected in the merger and acquisition field to determine a value and the midpoint between the two values established by the two independent experts will be the fair market value for the purpose hereof.

               4. For purposes of this agreement, any of the following
                  transactions shall constitute a "transaction":

                   (1) the sale, outside of the ordinary course of business, of the Company or any of its assets, securities, or business by means of a merger, consolidation, joint venture, exchange offer or purchase or sale of stock or assets, or any transaction resulting in any change of control of the Company or its assets or business; or

                   (2) the purchase by the Company, outside of the ordinary
                       course of business, or another company or any of its assets, securities or business by means of a merger, consolidation, joint venture, exchange offer, tender offer or purchase or sale of stock or assets.

<PAGE 174>

                   (3) Notwithstanding the above, the proposed initial
                       transaction involving the public offering of the Company's Securities as described by the Form S-4 filed by Hackney & Miller, P.A., shall be aggregated as a single transaction.

                5. Third-Party Debt Placements.  In the event Investment Adviser is involved in originating a debt facility, inclusive of revolving credit facilities, lines of credits, term loans, rediscounted credit facilities, senior and junior loans, whether collateralized or unsecured, etc., (the "credit facility") with a bank or other institutional lender (the "lending source"), the Company will pay Investment Adviser a fee of two percent (2%) of the maximum amount of the Credit Facility. In the event Investment Adviser is involved in arranging an increase in a Credit Facility, the Company will pay Investment Adviser a fee of two percent (2%) of the increase from the maximum amount of the existing Credit Facility to the maximum amount of the new Credit Facility.

                6. Strategic Alliances and Partnerships.In the event Investment
                   Adviser introduces the Company to a joint venture partner or customer and sales develop as a result of the introduction, the Company agrees to pay a fee of two percent (2%) of total sales generated directly from this introduction during the first two (2)years following the date of the first sale. Total sales shall mean cash receipts less any applicable refunds, returns, allowances,credits and shipping charges and monies paid by the Company by way of settlement or judgment arising out of claims made or threatened against the Company. Commission payments shall be paid on the 15th day of each month following the receipt of customers' payment. In the event any adjustments are made to the total sales after the commission has been paid, the Company shall be entitled to an appropriate refund or credit against future payments due under this Agreement.

                7. Fairness Opinions, Valuations and Other Services.  Fees and
                   expenses payable to Investment Adviser with regard to fairness opinions, valuations, and services not specifically set forth herein will be determined by mutual agreement in writing at such time as the nature and terms of such transactions are determined.

6. Payment of Fees. All fees to be paid pursuant to this Agreement are due and payable to the Investment Adviser in cash at the closing or closings of any transaction as specified in Paragraph
          Three hereof. The Company hereby irrevocably authorizes and instructs third party funding sources, including Lending Sources and private equity groups, (the "Funding Sources"), to pay directly to Investment Adviser cash sums provided for in Paragraph Five above and further authorizes Investment Adviser to notify the Funding Sources of this provision and the terms of this agreement for purposes of this provision and payment of the sums due under Paragraph Five of this Agreement. The Company agrees that Investment Adviser is a direct beneficiary of any eventual financing agreement between the Company and the Funding Sources. The Company hereby expressly agrees that in the event any dispute or disagreement arises with respect to the payment to Investment Adviser under this agreement, that the Financing Sources shall immediately place all disputed sums in an interest bearing

<PAGE 175>

          Escrow account pending resolution of the dispute. The Company hereby irrevocably authorizes and instructs the Funding Sources to escrow such disputed sums. The Company further agrees that any sums due under this agreement which are not in dispute shall not be escrowed, but shall be paid upon closing to Investment Adviser by the Funding Sources as provided for under the terms of this Agreement.

7. Continuing Obligation. In the event that this agreement shall not be renewed or if terminated for any reason notwithstanding any such renewal or termination, Investment Adviser shall be entitled to a full fee as provided under Paragraph Five hereof, for any transaction for which the discussions were initiated during the term of this agreement and which is consummated within a period of twelve (12) months after non-renewal or termination of this agreement.

8. Expense Reimbursement. In addition to the compensation payable hereunder, and regardless whether any transaction set forth in Paragraph Three or Five hereof is proposed or consummated, the Company shall reimburse Investment Adviser for all fees and disbursements of Investment Adviser's counsel, travel and out of pocket expenses incurred in connection with the services performed by Investment Adviser pursuant to this Agreement, including without limitation, hotel, food and associated expenses, telephone calls and legal expenses. Any travel, accommodations or consultant fees in excess of $2,000 shall be approved in advance by the Company.

9. Confidentiality. The Company acknowledges that all opinions and advice (written or oral) given by the Investment Adviser to the Company in connection with Investment Adviser's engagement are intended solely for the benefit and use of the Company in considering the transaction to which they relate, and the Company agrees that no person or entity other than the Company shall be entitled to make use of or rely upon the advice of the Investment Adviser to be given hereunder, and no such opinion or advice shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor may the Company make any public references to Investment Adviser, or use Investment Adviser's name in any annual reports or any other reports or releases of the Company without Investment Adviser's prior written consent.

10. Independent Contractor. The Company acknowledges that the Investment Adviser is in the business of providing financial services and consulting advice to others. Nothing herein contained shall be construed to limit or restrict Investment Adviser in conducting such business with respect to others, or in rendering such advice to others. Investment Adviser shall perform its services hereunder as an independent contractor and not as an employee of the Company or an affiliate thereof. It is expressly understood and agreed to by the parties hereto that the Investment Adviser shall have no authority to act for, represent or bind the Company or any affiliate thereof in any manner, except as may be agreed to expressly by the Company in writing from time to time.

11. Reliance. The Company recognizes and confirms that, in advising the Company and in fulfilling its engagement hereunder, the Investment Adviser will use and rely on data, material and other information furnished to Investment Adviser by the Company. The Company acknowledges and agrees that in performing its services under this engagement, Investment

<PAGE 176>

          Adviser may rely upon the data, material and other information supplied by the Company without independently verifying the accuracy, completeness or veracity of same.

12. Notices. Any notice or communication permitted or required hereunder shall be in writing and shall be deemed sufficiently given if hand-delivered or sent (i) postage prepaid by registered mail, or (ii) by facsimile, to the respective parties as set forth below, or to such other address as either party may notify the other of in writing:

------------------------------------------------------------------------------
Terrance Moore                                 Crown Captial Advisors, Inc.
Moore Solutions, Inc.                          Admirality Tower Two
10570 South Federal Highway, Suite 307         4400 PGA Boulevard
Post St. Lucie, FL 34952                       Suite 307
561-337-4053 (fax)                             Palm Beach Gardens,FL 33410
                                               (561) 625-4685 (fax)

------------------------------------------------------------------------------

13. Indemnification. Investment Adviser and the Company have entered into a separate letter agreement dated the date hereof ("the indemnity letter") proving for the indemnification of Investment Adviser by the Company in connection with Investment Adviser's engagement hereunder.

14. Counterparts. This agreement may be executed in any number of counterparts, each of which together shall constitute one and the same original document.

15. Assignability and Modification. This agreement is not assignable and cannot be modified or changed, nor can any of its provisions be waived, except by the mutual agreement in writing of all parties.

16. Governing Law. This agreement shall be governed by the laws of the State of Florida.

17. Severability. Each paragraph, term or provision of this agreement shall be considered severable and if, for any reason, any paragraph, term or provision is determined to be invalid or contrary to any existing or future law or regulation, such will not impair the operation, or effect the remaining portions, of this agreement.

18. Dispute Resolution. The parties shall attempt amicably to resolve disagreements by negotiating with each other. In the event that the matter is not amicably resolved through negotiation, any controversy, dispute or disagreement arising out of or relating to this agreement (a "controversy") shall be submitted to a nationally recognized arbitration association, such as the American Arbitration Association, for final binding arbitration, which shall be conducted by a single arbitrator (the "arbitrator") in West Palm Beach, Florida, pursuant to the American Arbitration Association Rules ("the rules"). Notwithstanding anything to the contrary contained in the Rules, the Arbitrator shall not award consequential, exemplary, incidental, punitive or special damages.

<PAGE 177>

          If any part shall desire relief of any nature whatsoever from any other party as a result of any Controversy, such party will initiate such arbitration proceedings within a reasonable time, but in no event more than one (1) year after the facts underlying said Controversy first arise or become known to the party seeking relief (whichever is later). The failure of such party to institute such proceedings within said period shall be deemed a full waiver of any claim for such relief. Arbitrator may award the prevailing party its costs for the arbitration proceeding; including its reasonable attorneys' fees and costs. The parties agree that the decision and award of the Arbitrator shall be taken, but that such award or decision may be entered as a judgement and enforced in any court having jurisdiction over the party against whom enforcement is sought. Any equitable relief awarded under this paragraph shall be dissolved upon issuance of the Arbitrator's decision and order.

          Notwithstanding the provisions for dispute resolution, in the event of a breach or threatened breach by any party to this agreement, either party shall be entitled in order to maintain the status quo and pending the outcome of any arbitration pursuant to this agreement, seek an injunction or similar equitable relief restraining either party, as the case may be, from committing or continuing any such breach or threatened breach or granting specific performance of any act required to be performed without the necessity of showing that money damages would not afford an adequate remedy and without the necessity of posting any bond or other security. The parties hereto hereby consent to the jurisdiction of the Federal district courts for the Southern District of Florida, and the Florida state courts located in 15th Circuit Court for any proceedings under this paragraph. The parties agree that the availability of arbitration in the agreement shall not be used by any party as grounds for the dismissal of an injunctive action instituted by the other party.

Agreed to and accepted by:

/s/ Terrance Moore                        Robert C. Hackney, Esquire
________________________________          __________________________________
For Moore Solutions, Inc.                 For Crown Capital Advisors, Inc.



Novermber 24, 1999                        November 24, 1999
--------------------                      -----------------------
Date                                      Date


<PAGE 178>


                                 EXHIBIT 23.0

March 8, 2000

Board of Directors
Moore Solutions, Inc.
10570 South Federal Highway
Port St. Lucie, FL  34952



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We hereby consent to the use of our audit report dated February 8, 2000 (and all references to our firm) included in Moore Solution Inc.'s Form S-4 for the periods ended December 31, 1999, 1998, 1997, and 1996 which is incorporated by reference in Form S-4's report for the period ended June 30, 1999.


                     /s/DiBartolomeo, McBee & Associates, PA
                     ------------------------------------------------
                      DiBartolomeo, McBee & Associates, PA
                      Certified Public Accountants

March 8, 2000


<PAGE 179>

                                Exhibit 28.0

                              LETTER OF TRANSMITTAL
                 To Exchange Shares of Common Stock of AutoNation, Inc.
                               and HealthSouth Corp.
                 Pursuant to the Exchange Offer Dated ___________ by
                             Moore Solutions, Inc.





             THE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME,
                        ON _____________, ___________, 2000
                          UNLESS THE OFFER IS EXTENDED.

                        The Depository For The Offer is:

                          Wilmington Trust Company
                            Rodney Square North
                          1100 North Market Street
                          Wilmington, DE  19890-0001
                         Telephone:  (302) 651-1000


DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. YOU MUST SIGN THIS LETTER OF TRANSMITTAL IN THE APPROPRIATE SPACE THEREFOR PROVIDED BELOW AND COMPLETE THE SUBSTITUTE FORM W-9 SET FORTH BELOW.

THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.


     This Letter of Transmittal is to be completed by holders of Shares (as defined below) of AutoNation, Inc. and HealthSouth Corp. (the "Stockholders") if certificates evidencing Shares ("Certificates") are to be forwarded herewith or, unless an Agent's Message (as defined in Instruction 2 below) is utilized, if delivery of Shares is to be made by book-entry transfer to an account maintained by Wilmington Trust Company (the "Depository") at The Depository Trust Company ("DTC") (a "Book-Entry Transfer Facility") pursuant to the procedures set forth in the prospectus under Terms of the Exchange Offer,
Section 3 (as defined below).

DELIVERY OF DOCUMENTS TO A BOOK-ENTRY TRANSFER FACILITY DOES NOT
CONSTITUTE DELIVERY TO THE DEPOSITARY.

----------------------------------------------------------------------------

<PAGE 180>

DESCRIPTION OF SHARES TENDERED

NAME(S) AND
ADDRESS(ES) OF
REGISTERED HOLDER(S)
(PLEASE FILL IN, IF BLANK,
EXACTLY AS NAME(S)APPEAR
ON CERTIFICATE(S)
                      SHARE            NUMBER OF SHARES         NUMBER
                    CERTIFICATE         REPRESENTED BY         OF SHARES
                    NUMBER(S)(1)        CERTIFICATE(S)(1)       TENDERED(2)


-----------------     ----------------------------------------------------

-----------------     ----------------------------------------------------


                    Total Shares Tendered:_________________________________

 --------------------------------------------------------------

 (1) Need not be completed by holders of Shares delivering Shares by Book-Entry Transfer.

 (2) Unless otherwise indicated, it will be assumed that all Shares represented by Certificates delivered to the Depositary are being tendered. See Instruction 4.
---------------------------------------------------------------

/ / CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO AN ACCOUNT MAINTAINED BY THE DEPOSITARY WITH A BOOK-ENTRY
TRANSFER FACILITY, AND COMPLETE THE FOLLOWING (ONLY PARTICIPANTS IN A BOOK-ENTRY TRANSFER FACILITY MAY DELIVER SHARES BY BOOK-ENTRY
TRANSFER).

  (N)ame of Tendering Institution:________________________________________


  (C)heck Box of Book-Entry Transfer Facility:

       / / DTC

(A)ccount Number:__________________________________________________________


(T)ransaction Code Number:_________________________________________________


/ / CHECK HERE IF SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING. PLEASE ENCLOSE A PHOTOCOPY OF SUCH NOTICE OF
GUARANTEED DELIVERY.

(N)ame(s) of Registered Holder(s):________________________________________


(W)indow Ticket Number (if any):__________________________________________


(D)ate of Execution of Notice of Guaranteed Delivery:______________________


<PAGE 181>

  (N)ame of Institution which Guaranteed Delivery:


  (I)f delivered by Book-Entry Transfer, check box of Applicable Book-Entry
  Facility:

       / / DTC

  (A)ccount Number:_______________________________________________________


  (T)ransaction Code Number:_______________________________________________


                       PLEASE READ THE INSTRUCTIONS SET FORTH
                       IN THIS LETTER OF TRANSMITTAL CAREFULLY

Ladies and Gentlemen:

     The undersigned hereby delivers to Moore Solutions, Inc., a Florida corporation ("Offeror") the above-described shares of common stock, (the "Shares"), of_____________ (the "Company"), in exchange for Offeror's common stock as defined in the Exchange Offer, upon the terms and subject to the conditions set forth in the Exchange Offer dated __________, 2000 (the "Exchange Offer"), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together with any amendments or supplements thereto or hereto) constitute the "Offer").


     Subject to, and effective upon, acceptance for exchange of, Shares deposited herewith in accordance with the terms and subject to the conditions of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, Offeror all right, title and interest in and to all of the Shares that are being deposited hereby and any and all other Shares or other securities issued or issuable in respect of such Shares on or after _________, 2000 (a "Distribution"), and irrevocably constitutes and appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to such Shares (and any Distributions), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to


  * deliver Certificates evidencing such Shares (and any Distributions), or transfer ownership of such Shares (and any Distributions) on the account books maintained by a Book-Entry Transfer Facility together, in any such case, with all accompanying evidences of transfer and authenticity to, or upon the order of, Offeror, upon receipt by the Depositary as the undersigned's agent, of the common stock,

  * present such Shares (and any Distributions) for transfer on the books of the Company and

  * receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares (and any Distributions), all in accordance with the terms and subject to the conditions of the Offer.

     The undersigned hereby irrevocably appoints Terrence Moore in his capacity as an officer of the Offeror, and any individual who shall thereafter succeed to such office of Offeror, and each of them, as the attorney-in-fact and proxy of the undersigned, each with full power of substitution, to the full extent of the undersigned's rights with respect to all Shares deposited hereby and accepted for exchange by Offeror(and any Distributions), including, without limitation, the right to vote such

<PAGE 182>

Shares (and any Distributions) in such manner as each such attorney and proxy or his substitute shall, in his or her sole discretion, deem proper. All such powers of attorney and proxies, being deemed to be irrevocable, shall be considered coupled with an interest in the Shares deposited herewith. Such appointment will be effective when, and only to the extent that, Offeror accepts such Shares for exchange. Upon such acceptance for exchange, all prior powers of attorney and proxies given by the undersigned with respect to such Shares (and any Distributions) will be revoked, without further action, and no subsequent powers of attorneys and proxies may be given with respect thereto (and, if given, will be deemed ineffective). The designees of Offeror will, with respect to the Shares (and any Distributions) for which such appointment is effective, be empowered to exercise all voting and other rights of the undersigned with respect to such Shares (and any Distributions) as they in their sole discretion may deem proper. Offeror reserves the absolute right to require that, in order for Shares to be deemed validly tendered, immediately upon the acceptance for exchange of such Shares, Offeror or its designees are able to exercise full voting rights with respect to such Shares (and any Distributions).

     All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. Except as stated in the Exchange Offer, this tender is irrevocable.


     The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Shares delivered hereby (and any Distributions) and that, when the same are accepted for exchange by Offeror, Offeror will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, and that the Shares delivered hereby (and any Distributions) will not be subject to any adverse claim. The undersigned, upon request, will execute and deliver any additional documents deemed by the Depositary or Offeror to be necessary or desirable to complete the sale, assignment and transfer of Shares delivered hereby.

     The undersigned understands that the valid delivery of Shares pursuant to any one of the procedures described in Section 3 of the Exchange Offer and in the instructions hereto will constitute a binding agreement between the undersigned and Offeror with respect to such Shares upon the terms and subject to the conditions of the Offer.

     The undersigned recognizes that, under certain circumstances set forth in the Exchange Offer, Offeror may not be required to accept for exchange any of the Shares tendered hereby.

     Unless otherwise indicated herein under "Special Payment Instructions", please issue the Common Stock and/or return any Certificates evidencing Shares not tendered or not accepted for exchange in the name(s) of the registered holder(s) appearing under "Description of Shares Tendered". Similarly, unless otherwise indicated under "Special Delivery Instructions", please mail the Common Stock

<PAGE 183>

and/or return any Certificates evidencing Shares not tendered or not accepted for exchange (and accompanying documents, as appropriate) to the address(es) of the registered holder(s) appearing under "Description of Shares Tendered". In the event that both the "Special Payment
Instructions" and the "Special Delivery Instructions" are completed, please issue the Common Stock and/or return any such Certificates evidencing Shares not tendered or not accepted forexchange (and accompanying documents, as appropriate) in the name(s) of, and deliver such check and/or return such certificates (and accompanying documents, as appropriate) to, the person(s) so indicated. Unless otherwise indicated herein under "Special Payment Instructions", in the case of a book-entry delivery of Shares, please credit the account maintained at the Book-Entry Transfer Facility indicated above with respect to any Shares not accepted for payment. The undersigned recognizes that Offeror has no obligation pursuant to the "Special Payment Instructions" to transfer any Shares from the name of the registered holder thereof if Offeror does not accept for exchange any of the Shares tendered hereby.

----------------------------------------------------------------------------

                          SPECIAL PAYMENT  INSTRUCTIONS
                         (SEE INSTRUCTIONS  5, 6 AND 7)

     To be completed ONLY if certificates for Shares not tendered or not accepted for exchange and/or the Common Stock are to be issued in the name of someone other than the undersigned, or if Shares delivered by book-entry transfer that are not accepted for exchange are to be returned by credit to an account maintained at a Book-Entry Transfer Facility other than the account indicated above.

Issue:_________     Check ________  Certificate(s) to:

Name: _______________________________________________________________
                       (Please print or type)
Address: _______________________________________________________________
                       (Include Zip Code)
_______________________________________________________________
                       (Tax Identification or Social Security Number) (See Substitute Form W-9)

_____ Credit unexchanged Common Shares delivered by book-entry transfer to the Book-Entry Transfer Facility account set forth below:

Check appropriate Box:
______ The Depositor Trust Company

______ Philadelphia Depository Trust Company

____________________________________________
(Account Number)

_____________________________________________________________________________

<PAGE 184>


                           SPECIAL DELIVERY INSTRUCTIONS
                           (SEE INSTRUCTIONS  5, 6 AND 7)

     To be completed ONLY if certificates for Shares not tendered or not accepted for exchange and/or the Common Stock are to be sent to someone other than the undersigned, or to the undersigned at an address other than that above.

Mail: (check appropriate box(es))

_____ Check to:

_____ Certificate(s) to:

Name:_______________________________________________________________
                      (Please print or type)
Address: ______________________________________________________________
                  (Include Zip Code)

________________________________________________________________________
                         (Tax Identification Number)
                         (See Substitute Form W-9)

STOCKHOLDER:  SIGN HERE AND COMPLETE SUBSTITUTE FORM W-9 BELOW

_______________________________________________________________

_______________________________________________________________
                         (SIGNATURE(S) OF STOCKHOLDER(S))

DATED:    ____________________________, 2000


----------------------------------------------------------------------------


                                 IMPORTANT
                            STOCKHOLDER SIGNATURE
                    (Also Complete Substitute Form W-9 Below)


---------------------------------------------------------------


---------------------------------------------------------------
(Signature(s) or Owner(s)

Name(s)_________________________________________________________

Name of Firm____________________________________________________

Capacity (full title)___________________________________________
                         (See Instruction 5)

Address_________________________________________________________

________________________________________________________________
                          (Zip Code)


<PAGE 185>

       Area Code and Telephone Number____________________________________

       Taxpayer Identification or Social Security Number____________________
                                                   (See Substitute Form W-9)

       Dated:________________, 2000

       (Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by the person(s) authorized to become registered holder(s) by certificates and documents trnasmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer or a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5).

       GUARANTEE OF SIGNATURE(S)
       (See Instructions 1 and 5)

FOR USE BY FINANCIAL INSTITUTIONS ONLY. PLACE MEDALLION GUARANTEE IN
SPACE BELOW.

Authorized signature(s)___________________________________________________


Name(s)___________________________________________________________________


__________________________________________________________________________


Name of Firm______________________________________________________________
                                 (Please Print)

__________________________________________________________________________
                                  (Zip Code)

Area Code and Telephone Number____________________________________________


Dated:__________________, 2000





                                     INSTRUCTIONS
                FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

     1. Guarantee of Signatures. Except as otherwise provided below, signatures on this Letter of Transmittal must be guaranteed by a member in good standing of the Securities Transfer Agent's Medallion Program, or by any other bank, broker, dealer, credit union, savings association or other entity that is an "eligible guarantor institution", as such term is defined in Rule 17Ad-15 under the

<PAGE 186>

Securities Exchange Act of 1934, as amended (the "Exchange Act") (each of the foregoing constituting an "Eligible Institution"), unless the Shares tendered hereby are tendered (i) by the registered holder (which term, for purposes of this document, shall include any participant in a Book-Entry Transfer Facility whose name appears on a security position listing as the owner of Shares) of such Shares who has completed neither the box entitled "Special Payment Instructions" nor the box entitled "Special Delivery Instructions" hereby or (ii) for the account of an Eligible Institution. See Instruction 5. If the Certificates are registered in the name of a person other than the signer of this Letter of Transmittal, or if the Units are to be made or delivered to, or Certificates evidencing unexchanged Shares are to be issued or returned to, a person other than the registered owner, then the tendered Certificates must be endorsed or accompanied by duly executed stock powers, in either case signed exactly as the name or names of the registered owner or owners appear on the Certificates, with the signatures on the Certificates or stock powers guaranteed by an Eligible Institution as provided herein. See Instruction 5.

2. Requirement of Tender. This Letter of Transmittal is to be completed by Stockholders if Certificates evidencing Shares are to be forwarded herewith or, unless an Agent's Message is utilized, if delivery of Shares is to be made pursuant to the procedures for book-entry transfer set forth in Section 3 of the Exchange Offer. For a Stockholder to validly tender Shares pursuant to the Offer, either

   * a properly completed and duly executed Letter of Transmittal
     (or a manually signed facsimile thereof), with any required signature guarantees or an Agent's Message (in connection with book-entry transfer of shares of Common Stock) and any other required documents, must be received by the Depositary at one of its addresses set forth herein prior to the Expiration Date (as defined in Section 1 of the Exchange Offer) and either (i) Certificates for tendered Shares must be received by the Depositary at one of such addresses prior to the Expiration
     Date or (ii) Shares must be delivered pursuant to the procedures for book-entry transfer set forth in Section 3 of the Exchange Offer and a Book-Entry Confirmation must be received by the Depositary on or prior to the Expiration Date or

   * the tendering stockholder must comply with the guaranteed delivery procedures set forth herein and in Section 3 of the Exchange Offer.

Stockholders whose certificates for securities are not immediately available or who cannot deliver their certificates and all other required documents to the Depositary prior to the expiration Date or who cannot comply with the book entry procedures on a timely basis may tender their securities by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth herein and in Section 3 of the Exchange Offer.

Pursuant to such guaranteed delivery procedures,
    * such tender must be made by or through an Eligible Institution,

    * a properly completed and duly executed Notice of Guaranteed
      Delivery, substantially in the form provided by Offeror, must be received by the Depositary prior to the Expiration Date and

    * the certificates of all tendered securities, in proper form for transfer (or a book-entry Confirmation with respect to all tendered securities), together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message, and any

<PAGE 187>

      other required documents must be received by the Depositary within three trading days after the date of execution of such Notice of Guaranteed Deliver. A "trading day" is any day on which the Nasdaq National Market is open for business.

The term "Agent's Message" means a message, transmitted by the Book-Entry Transfer Facility to, and received by, the Depositary and form a part of a Book-Entry Confirmation, which states that such Book-Entry Transfer Facility has received an express acknowledgment from the participant in such Book-Entry Transfer Facility tendering the shares of Common Stock, that such participant has received and agrees to be bound by such terms of the Letter of Transmittal and that Offeror may enforce such agreement against the participant.

The signatures on this Letter of Transmittal cover the securities tendered hereby.

THE METHOD OF DELIVERY OF CERTIFICATES, THIS LETTER OF TRANSMITTAL
AND ANY OTHER REQUIRED DOCUMENTS, IS AT THE OPTION AND SOLE RISK OF THE TENDERING STOCKHOLDER AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN
ACTUALLY RECEIVED BY THE DEPOSITARY. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

     No alternative, conditional or contingent tenders will be accepted and no fractional Shares will be exchanged. All tendering Stockholders, by execution of this Letter of Transmittal (or a facsimile thereof), waive any right to receive any notice of the acceptance of their Shares for exchange.

     3. Inadequate Space. If the space provided herein is inadequate, the information required under "Description of Shares Tendered" should be listed on a separate signed schedule attached hereto.

     4. Partial Tenders. If fewer than all of the Shares represented by any Certificates delivered to the Depositary herewith are to be tendered hereby, fill in the number of Shares which are to be tendered in the box entitled "Number of Shares Tendered." In such case, if Offeror accepts the tendered Shares for exchange, a new Certificate for the remainder of the Shares that were evidenced by your old certificate(s) will be sent, without expense, to the person(s) signing this Letter of Transmittal, unless otherwise provided in the box entitled "Special Payment Instructions" or the box entitled "Special Delivery Instructions" on this Letter of Transmittal, as soon as practicable after the Expiration Date. All Shares represented by Certificate(s) delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

     5. Signatures on Letter of Transmittal, , Instruments of Transfer and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the Certificate(s) without alteration, enlargement or any change whatsoever.

     If any of the Shares tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

<PAGE 188>

     If any of the tendered Shares are registered in different names on several Certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of Certificates.

     If this Letter of Transmittal or any Certificates or instruments of transfer are signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Offeror of such person's authority to so act must be submitted.

     If this Letter of Transmittal is signed by the registered holder(s) of the Shares listed and transmitted hereby, no endorsements of Certificates or separate instruments of transfer are required unless payment is to be made, or Certificates not tendered or not exchanged are to be issued or returned, to a person other than the registered holder(s). Signatures on such Certificates or instruments of transfer must be guaranteed by an Eligible Institution.

     If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Shares evidenced by the Certificate(s) listed and transmitted hereby, the Certificate(s) must be endorsed or accompanied by appropriate instruments of transfer, in either case signed exactly as the name(s) of the registered holder(s) appear on the Certificate(s). Signatures on such Certificate(s) or instruments of transfer must be guaranteed by an Eligible Institution.

     6. Transfer Taxes. Offeror will not pay or cause to be paid any transfer taxes with respect to the transfer and sale of Shares to it or its order pursuant to the Offer and such transfer taxes will be charged to the tendering stockholder.

     7. Special Payment and Delivery Instructions. If Certificates for unexchanged Shares are to be issued in the name of a person other than the signer of this Letter of Transmittal or such Certificates are to be returned to someone other than the signer of this Letter of Transmittal or to an address other than that shown above, the appropriate boxes on this Letter of Transmittal should be completed. If any tendered Shares are not exchanged for any reason and such Shares are delivered by Book-Entry Transfer Facility, such Shares will be credited to an account maintained at the appropriate Book -Entry Transfer Facility.

    8. Waiver of Conditions. The conditions of the Offer may be waived by Offeror, in whole or in part, at any time or from time to time, in Offeror's sole discretion subject to the conditions described in the Exchange Offer.

    9. Backup Withholding Tax. Each tendering Stockholder is required to provide the Depositary with a correct Taxpayer Identification Number ("TIN") on Substitute Form W-9, which is provided under "Important Tax Information" below and to certify that the stockholder is not subject to backup withholding.

FAILURE TO PROVIDE THE INFORMATION ON THE SUBSTITUTE FORM W-9 MAY SUBJECT THE TENDERING STOCKHOLDER TO 31% FEDERAL INCOME TAX BACKUP WITHHOLDING ON THE PAYMENT OF THE PURCHASE PRICE FOR THE SHARES.

<PAGE 189>

The tendering Stockholder should indicate in the box in Part III of the Substitute Form W-9 if the tendering Stockholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the Stockholder has indicated in the box in Part III that a TIN has been applied for and the Depositary is not provided with a TIN by the time of payment, the Depositary will withhold 31% of all Units, if any, made thereafter pursuant to the Offer until a TIN is provided to the Depositary.

     10. Lost or Destroyed Certificates. If any Certificate(s) representing Shares has been lost or destroyed, the holders should promptly notify the Company's transfer agent, Bank of New York. The holders will then be instructed as to the procedure to be followed in order to replace the Certificate(s). This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed Certificates have been followed.

     IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A MANUALLY SIGNED FACSIMILE THEREOF) TOGETHER WITH ANY REQUIRED SIGNNATURE GUARANTEES, OR, IN THE CASE OF A BOOK-ENTRY TRANSFER, AN AGENT'S MESSAGE, AND ANY OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE DEPOSITARY PRIOR TO THE EXPIRATION DATE AND EITHER CERTIFICATES FOR TENDERED SECURITIES MUST BE RECEIVED BY THE DEPOSITARY OR SECURITIES MUST BE DLEIVERED PURSUANT TO THE PROCEDURES FOR BOOK-ENTRY TRANSFER, IN EACH CASE PRIOR TO THE EXPIRATION DATE, OR THE TENDERING STOCKHOLDER MUST COMPLY WITH THE PROCEDURES FOR GUARANTEED DELIVERY.

IMPORTANT TAX INFORMATION

     Under federal income tax law, a Stockholder whose tendered Shares are accepted for exchange is required to provide the Depositary (as payor) with such Stockholder's correct TIN on Substitute Form W-9 below. If such Stockholder is an individual, the TIN is his or her social security number. If the tendering Stockholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, such Stockholder should so indicate on the Substitute Form W-9. See Instruction 10. If the Depositary is not provided with the correct TIN, the Stockholder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such Stockholders with respect to Shares purchased pursuant to the Offer may be subject to backup federal income tax withholding.

     Certain Stockholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, such Stockholder must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status. Forms for such statements can be obtained from the Depositary. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions.

     If backup withholding applies, the Depositary is required to withhold 31% of any payments made to the Stockholder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

<PAGE 190>

PURPOSE OF SUBSTITUTE FORM W-9

     To prevent backup federal income tax withholding with respect to payment of the purchase price for Shares purchased pursuant to the Offer, a Stockholder must provide the Depositary with his correct TIN by completing the Substitute Form W-9 below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such Stockholder is awaiting a TIN) and that (1) such Stockholder has not been notified by the Internal Revenue Service that he is subject to backup withholding as a result of failure to report all interest or dividends or (2) the Internal Revenue Service has notified the Stockholder that he is no longer subject to backup withholding.

WHAT NUMBER TO GIVE THE DEPOSITARY

     The Stockholder is required to give the Depositary the social security number or employer identification number of the record holder of the Shares tendered hereby. If the Shares are registered in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report.

       ______________________________, 2000
                     Signature

Date
                Name (Please Print)

------------------------------------------------------------


<PAGE 191>



                  PAYOR'S NAME: HACKNEY & MILLER, P.A.
-----------------------------------------------------------------------------

SUBSTITUTE



Form W-9
Department of Treasury
Internal Revenue Service








Payor's Request for
Taxpayer Identification
Number ("TIN") and
Certification














Part 1. Please provide your TIN in the box at right and certify by signing and Dating below.


Social Security Number OR Employer Identification Number


_______________________________


Part 2. Check the box if you are NOT subject to backup withholding under the Provisions of Section 3408(a)(1)(C) of the Internal Revenue Code of 1986 because (1) you have not been notified that you are subject to backup withholding as a result of failure to report all interest or dividends or
(2) the Internal Revenue Service has notified you that you are no longer subject to backup withholding



----------------------------------------------------------------------------
Part 3 - Certification - Under the penalties of perjury, I certify that the information Provided on this form is true, correct and complete.


-----------------------------------------------------------------------------

Print your name:  ___________________________

Address: __________________________________
__________________________________________
__________________________________________

Signature: _________________________________


Date: ____________________________


-----------------------------------------------------------------------------



     Awaiting TIN

----------------------------------------------------------------------------
NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING ON ANY PAYMENTS MADE TO YOU PURSUANT TO THE
EXCHANGE OFFER.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.


----------------------------------------------------------------------------
CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

     I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within 60 days, 31% of all reportable payments made to me thereafter will be withheld until I provide a number.

____________________________________________

____________________________________________________
         Signature                                            Date


-----------------------------------------------------------------------------


<PAGE 192>

                                  Exhibit 28.1


                         Notice of Guaranteed Delivery

                                       For

                         Tender of Shares of Common Stock


                                        Of

                                   AutoNation, Inc.

                                        Or

                                   HealthSouth, Inc.

                                        To

                                Moore Solutions, Inc.



                      (NOT TO BE USED FOR SIGNATURE GUARANTEES)


  This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates for Securities (as defined below) are not immediately available, (ii) if the procedure for book-entry transfer cannot be completed prior to the Expiration Date (as defined in Section 1 of the Exchange Offer to Purchase described below) or (iii) if time will not permit all required documents to reach the Depositary prior to the Expiration Date. Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary.

                          The Depositary for the Offer is:

                              Wilmington Trust Company
                                Rodney Square North
                              1100 North Market Street
                              Wilmington, DE  19890-0001
                              Telephone:  (302) 651-1000


                           (for eligible institutions only)

                          Confirm Facsimile by Telephone Only:

<PAGE 193>

 DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIERY.

 THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE
LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

     The undersigned hereby tenders to Moore Solutions, Inc., a Florida corporation ("Offeror") upon the terms and subject to the conditions set forth in the Offeror's Exchange Offer dated __________, 2000 (the "Exchange Offer") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the number of shares set forth below of common stock, (the "Securities"), of the Company, pursuant to the guaranteed delivery procedures set forth in the Exchange Offer.

Signature(s)_____________________    Address(es)_________________________
_______________________________      ___________________________________
                                                             Zip Code

Name(s) of Record Holder(s)________  Area Code and Tel.No.(s)______________

________________________________     Taxpayer Identification or
Please Print or Type                 Social Security Number________________

Number of shares of Common Stock     Check box if shares of Common Stock will
_________________                    be tendered by book-entry transfer: [___]

Certificate No.(s) (If Available)     Account Number_____________________
_______________________________
_______________________________


Dated ________________, 2000


                  THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED
                  -----------------------------------------------
                                     BELOW

                    (Not to be used for signature guarantee)

<PAGE 194>

  The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program, the Stock Exchange Medallion Program or an "eligible guarantor institution" as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Depositary either certificates representing the shares of Common Stock and shares of Preferred Stock tendered hereby, in proper form for transfer, or, in the case of shares of Common
Stock, confirmation of book-entry transfer of such shares of Common Stock into the Depositary's accounts at The Depositary Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within three trading days (as defined in the Offer to Purchase) after the date hereof.

_________________________________    ____________________________________
  Name of Firm                             Authorized Signature

_________________________________    Name_______________________________
  Address                                  Please Print or Type

_________________________________    Title________________________________
                    Zip Code

                                     Date___________________________,2000
Area Code and Tel. No.______________

NOTE: DO NOT SEND CERTIFICATES FOR SHARES OF COMMON STOCK WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

<PAGE 195>

Exhibit 28.3

Reminder:  Electronic Shareholder Communications

You must consent to electronic delivery of shareholder documents via posting on this Moore Solutions, Inc., web site with notice to your internet e-mail address in order to invest in Moore Solutions, Inc.. Shareholder documents will be provided only by accessing Moore Solutions' web site. It is your sole responsibility to visit the Company's web site on a regular basis to get time-sensitive information. , Moore Solutions, Inc., Crown Capital Advisors and all their affiliates are not liable for undelivered electronic communications.

You will be required to consent to this method of information delivery before any shares of Moore Solutions, Inc., may be acquired, and if you liquidate your holdings and subsequently reinvest in the Company. You may inform us of your decision to revoke consent by sending notice of your decision to consent via first class U.S. mail to: Moore Solutions, Inc., c/o Crown Capital Advisors, 4400 PGA Boulevard, Palm Beach Gardens, FL 33410. Upon receipt of your letter, we will send notice to you that we have received your revocation.

You will be able to print and download shareholder documents, which you may wish to do in case the web site may become temporarily unavailable to you for any reason. This process for delivery of Company documents is not infallible and you will be notified of alternative methods of delivery including the use of your internet e-mail address.

The consent to receive shareholder documents electronically applies to all Company documents, including but not limited to, prospectuses, semi-annual and annual shareholder reports, transaction confirmations, periodic statements and proxy solicitations. We reserve the right, however, to send you paper documents. You may not limit the breadth your consent to electronic delivery to exclude certain documents. You may incur costs for on-line access and time in accessing shareholder documents.

Information transmitted over the internet, which may include personal information sent by you or to you, may not be entirely secure, and Moore Solutions, Inc. and Crown Capital and all of their affiliates are not liable for misused information.

You hereby consent to the conditions outlined above concerning delivery of documents and redemption of shares. In addition, you represent that you have and will maintain internet access.

I hereby consent to receive delivery of future preliminary prospectuses and the final prospectus relating to the Moore Solutions, Inc. exchange offer, in addition to any proxy statements, annual reports, quarterly reports and other filings under the Securities and Exchange Act of 1934, as amended, which you are required to deliver to me, by viewing or downloading such documents on or from your World Wide Web site. I understand that you will transmit an email message to me notifying me when you have posted any such document on your website, together with a hyperlink directly to documents or such filing. I acknowledge that I may incur costs from third parties in access such filings, such as online time.

<PAGE 196>

O  I consent.
O  I do not consent.

For Prospectus Review:

Investors must represent that they have reviewed the most current version of Moore Solutions' prospectus before the Company will permit an exchange of shares. Prospectus & Reports
        ----------------------

Please confirm that you have read the Company's prospectus:

O  I have reviewed the most current version of the prospectus.
O  I have not reviewed the most current version of the prospectus.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be exchanged nor may offers to exchange be accepted prior to the time the registration statement becomes effective. This communication shall not constitute an offer to sell, solicitation of an offer to buy nor shall there be any sale or these securities in any State in which such offer, solicitation, exchange or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

No offer to exchange the securities can be accepted until the registration statement has become effective, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to notice of its acceptance given after the effective date. An indication of interest in response to this advertisement will involve no obligation or commitment of any kind.